                                                                   Exhibit 10.28
================================================================================

                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT

                           Dated as of October 2, 2001


                                      among

                          GENESIS HEALTH VENTURES, INC.
                                   as Borrower

                                       and

                        THE GUARANTORS REFERRED TO HEREIN

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                          FIRST UNION SECURITIES, INC.
                               as Co-Lead Arranger

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                    as Co-Lead Arranger and Syndication Agent

                            FIRST UNION NATIONAL BANK
                  as Administrative Agent and Collateral Agent

                      GENERAL ELECTRIC CAPITAL CORPORATION
            as Collateral Monitoring Agent and Co-Documentation Agent

                                       and

                               CITICORP USA, INC.
                            as Co-Documentation Agent

================================================================================

Schedules

1.2               Excluded Properties
1.3               Non-Core Assets
1.4               Specified Payments
3.1(a)            List of jurisdictions where the Borrower is qualified/not in good standing
3.1(b)            List of jurisdictions where each Credit Party is qualified/not in good standing
3.3(c)            Governmental Approvals
3.7(a)            Credit Parties and Subsidiaries Information
3.7(b)            Beneficial Interests in Persons other than a Credit Party
3.7(c)            Joint Venture and Partnership Interests
3.8               Proprietary Rights
3.9               Fictitious Names
3.10(a)           Title to Properties
3.10(d)           Rights of First Refusal/Option Rights
3.12(a)           Litigation
3.12(c)           Investigations/Medicare-Medicaid Claims
3.15              Taxes
3.17(b)           Agreements
3.18(a)           Filing Offices for UCC-1 Financing Statements
3.18(b)           Filing Offices for the Mortgages and Fixture Filings
3.20              Environmental Matters
3.21(a)           Pledged Securities
3.21(c)           Restrictions on Transfer of the Pledged Securities
3.24(a)           Owned Real Property Assets
3.24(b)           Leased Real Property Assets
3.26              Labor Matters
3.28              Bank Accounts
4.1(b)(iv)        List of Subsidiary Good Standing Certificates
4.1(c)            Local Counsel Opinions
4.1(gg)           Appraised Real Property Assets
6.1               Existing Indebtedness
6.2               Existing Liens
6.3               Certain Guaranties by Borrower
6.4               Existing Investments
8.3(b)            Concentration Accounts
8.3(c)            Government Concentration Accounts

Exhibits
A                 Form of Assignment and Acceptance
B-1               Form of Borrowing Certificate
B-2               Form of Borrowing Base Certificate
C                 Form of Instrument of Assumption and Joinder
D                 Form of Mortgage
E                 Form of Note
F                 Form of Closing Certificate
G                 Form of Intercreditor and Collateral Agency Agreement
H                 Form of Contribution Agreement

                                    CREDIT, SECURITY, GUARANTY AND PLEDGE
                                    AGREEMENT, dated as of October 2, 2001 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among
                                    (i) Genesis Health Ventures, Inc., a
                                    Pennsylvania corporation (the "Borrower");
                                    (ii) the Guarantors referred to herein;
                                    (iii) the Lenders referred to herein; (iv)
                                    Goldman Sachs Credit Partners L.P., as
                                    Co-Lead Arranger and Syndication Agent; (v)
                                    First Union National Bank, as Administrative
                                    Agent and Collateral Agent; (vi) First Union
                                    Securities, Inc., as Co-Lead Arranger; (vii)
                                    General Electric Capital Corporation, as
                                    Collateral Monitoring Agent and
                                    Co-Documentation Agent; and (viii) Citicorp
                                    USA, Inc., as Co-Documentation Agent.



                             INTRODUCTORY STATEMENT
                             ----------------------

                  All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

                  Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower: (a) Revolving Credit Loans in the amount of $150,000,000, (b) the B Term Loans in the amount of $285,000,000 and (c) Delayed Draw Term Loans in the amount of $80,000,000, and other financial accommodations provided for in this Credit Agreement.

                  To provide assurance for the repayment of the Loans hereunder and the other Obligations (as such term is hereinafter defined) of the Borrower hereunder, the Borrower will, among other things, provide or cause to be provided to the Collateral Agent, for the benefit of the Secured Parties, the following (each as more fully described herein):

(i)      a guaranty of the Obligations by each of the Guarantors pursuant to
Article 9 hereof;

(ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof;

(iii) a pledge by each of the Pledgors of the Pledged Collateral owned by it pursuant to Article 10 hereof; and

(iv) a Mortgage with respect to certain Real Property Assets owned or leased by the Credit Parties.

                  Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Collateral Agent is willing to act as collateral agent for the Lenders, the Collateral Monitoring Agent is willing to act as collateral monitoring agent for the Lenders, the Issuing Bank is willing to issue Letters of Credit as provided herein, and each Lender is willing to make Loans and to participate in Letters of Credit to the Borrower as provided herein, in an aggregate principal amount at any one time outstanding not in excess of the Total Credit Commitments hereunder.

                  Accordingly, the parties hereto hereby agree as follows:

1.       DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Adjusted LIBO Rate" shall mean with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the quotient (rounded upwards, if necessary, to the next 1/100 of 1%) of (i) the LIBO Rate for such Eurodollar Loan for such Interest Period divided by (ii) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D (for so long as such requirements are in effect).

                  "Administrative Agent" shall mean First Union National Bank, in its capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 12.12 hereof.

                  "Affiliate" shall mean with respect to any Person (including a Credit Party), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to (i) vote fifteen percent (15%) or more of the securities or other ownership interests having ordinary voting power for the election of directors (or the equivalent) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

                  "AGE Claim" shall mean the claim of the Borrower and its Subsidiaries against related nursing home owners affiliated with AGE Holdings, Inc. for, among other things, unpaid receivables.

                  "Agents" shall mean collectively, the Administrative Agent, the Collateral Agent and the Collateral Monitoring Agent.

                  "Applicable Interest Margin" shall mean:

(i)   in the case of Base Rate Loans that are Term Loans, 2.50% per annum;

(ii)  in the case of Eurodollar Loans that are Term Loans, 3.50% per annum;

(iii) from the Closing Date until the six month anniversary thereof, (A) in the case of Base Rate Loans that are Revolving Credit Loans, 2.00% per annum and (B) in the case of Eurodollar Loans that are Revolving Credit Loans, 3.00% per annum; and

(iv) from and after the six month anniversary of the Closing Date, the Applicable Interest Margin for Revolving Credit Loans shall be determined in accordance with the following grid:

                                                                                              Eurodollar Loan
                                                               Base Rate Loan                Applicable Interest
            Total Leverage Ratio                         Applicable Interest Margin                 Margin
            --------------------                         --------------------------          -------------------
        Greater than 3.25:1                                         2.25%                            3.25%

        Greater than 2.75:1, but                                    2.00%                            3.00%
        Less than or equal to 3.25:1

        Greater than 2.25:1, but                                    1.75%                            2.75%
        Less than or equal to 2.75:1

        Greater than 1.75:1, but                                    1.50%                            2.50%
        Less than or equal to 2.25:1

        Less than or equal to 1.75:1                                1.25%                            2.25%


                  "Applicable Law" shall mean all applicable provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "APS Acquisition" shall mean the acquisition from Mariner Post-Acute Network, Inc., Mariner Health Group, Inc. and certain of their Affiliates of the assets of such entities' pharmacy businesses and certain assets related thereto pursuant to that certain Purchase Agreement, dated as of September 24, 2001, together with any amendments thereto, which if material, are in form and substance satisfactory to the Administrative Agent and the Co-Lead Arrangers.

                  "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit A hereto, executed by the assignor, the assignee and the other parties as contemplated hereby or thereby.

                  "Authorized Officer" shall mean, with respect to the Borrower or any other Credit Party, the president, vice president, chief financial officer, chief accounting officer, secretary, treasurer or the general partner or managing member of such entity (or of the general partner or managing member of such entity, if not a natural person), as the case may be.

                  "B Term Loan" shall have the meaning given to such term in
Section 2.1 hereof.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

                  "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum established from time to time by the Administrative Agent as its prime rate, which rate may not be the lowest rate of interest charged by the Administrative Agent to its customers. "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that
(i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including (without limitation) the inability or failure of the Administrative Agent to obtain quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" shall mean a Loan based on the Base Rate in accordance with the provisions of Article 2 hereof.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

                  "Borrowing" shall mean a Loan or group of Loans of the same Tranche and Interest Rate Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Base" shall mean as of any date of determination thereof an amount equal to the sum of (i) eighty-five percent (85%) of the net amount of Eligible Receivables plus (ii) fifty percent (50%) of the Net Value of Eligible Real Estate. The Borrowing Base shall be computed as of the end of each fiscal month; provided, that so long as no Event of Default has occurred and is continuing under Section 7(e) (with respect to Section 5.1(k)), the Borrowing Base in effect at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered in accordance with Section 5.1(k), absent any error in such Borrowing Base Certificate. For purposes hereof, "the net amount of Eligible Receivables" at any time shall be the face amount (or portion of the face amount thereof in the case of Receivables referred to in clause
(vii) of the definition of Eligible Receivable) of such Eligible Receivables less (without duplication to the extent deducted under the definition of Receivable) any and all rebates, discounts, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in connection with such Receivables at such time.

                  "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit B-2 hereto, appropriately completed by an Authorized Officer of the Borrower with respect to the Borrowing Base.

                  "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit B-1 hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the States of New York or North Carolina; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person (other than expenditures incurred in connection with the APS Acquisition or any other acquisition permitted under Section 6.7 hereof).

                  "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" shall mean (i) with respect to corporate stock, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, any Preferred Stock or (ii) with respect to any other evidence of beneficial ownership of any entity which is not a corporation, any and all partnership interests or any other equity interests or evidences of beneficial ownership, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) a partnership interest or other equity interest or evidence of beneficial ownership.

                  "Cardinal" shall mean Cardinal Health, Inc., an Ohio corporation, and its subsidiaries.

                  "Cardinal Lien" shall mean a security interest in certain inventory in favor of Cardinal securing trade payables of up to $50,000,000 pursuant to that certain Prime Vendor Agreement between certain Credit Parties and Cardinal Distribution dated as of May 5, 1999, as amended, and that certain Prime Vendor Agreement between certain Credit Parties and Cardinal Distribution dated as of September 28, 2001.

                  "Cash Collateral Account" shall have the meaning given to such term in Section 11.1 hereof.

                  "Cash Equivalents" shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's or "A" by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof, in each case having a remaining term until maturity of not more than one hundred eighty
(180) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

                  "CHAMPUS" shall mean, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 10 U.S.C. ss.ss.1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. ss.199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "CHAMPUS Receivable" shall mean a Receivable payable to a Credit Party pursuant to CHAMPUS.

                  "CHAMPVA" shall mean, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. ss.1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA; and (b) all rules, regulations (including 38 C.F.R. ss.17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "CHAMPVA Receivable" shall mean a Receivable payable to a Credit Party pursuant to CHAMPVA.

                  "Change in Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), acquiring ownership or control of in excess of 35% of equity securities having voting power to vote in the election of the Board of Directors of the Borrower either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower to any Person or
(iv) the adoption of a plan relating to the liquidation or dissolution of the Borrower.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

                  "CMS" shall mean The Center for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, the entity within the United States Department of Health and Human Services responsible for administering the Medicare program and the federal aspects of the Medicaid programs, directly and through its fiscal intermediaries and agents.

                  "Co-Lead Arrangers" shall mean First Union Securities, Inc. and Goldman Sachs Credit Partners L.P. in their capacities as co-lead arrangers.

                  "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. ss. 1 et seq., and the applicable regulations promulgated thereunder, or any successor provision thereto.

                  "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to (i) all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to, all goods, accounts, health-care insurance receivables, instruments, intercompany obligations, contract rights, partnership and joint venture interests, interests in limited liability companies, documents, chattel paper, electronic chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, patents, insurance proceeds, cash, deposit accounts, letter of credit rights, supporting obligations, fixtures, Non-Government Receivables, Rights to Government Receivables and the Pledged Securities, and any proceeds or products of, income from, any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing, excluding any personal property located in or appurtenant to the Excluded Properties or any Non-Core Assets (other than Receivables or other intangibles related to such Excluded Properties or Non-Core Assets so long as the grant of a security interest in such Receivables or other intangibles is not prohibited or restricted by Applicable Law or any contract or agreement); (ii) all books, records, ledger cards, computer tapes and diskettes wherever located, related to the Collateral described in clause (i) or (iii) of this definition or any of the Real Property Assets; and (iii) the Pledged Collateral.

                  "Collateral Agent" shall mean First Union National Bank in its capacity as collateral agent for the Lenders hereunder or such successor Collateral Agent as may be appointed pursuant to Section 12.12 hereof.

                  "Collateral Monitoring Agent" shall mean General Electric Capital Corporation in its capacity as collateral monitoring agent for the Lenders hereunder or such successor Collateral Monitoring Agent as may be appointed pursuant to Section 12.12 hereof.

                  "Commitment" shall mean any of the commitments of a Lender to make Loans, i.e., whether the Term Loan B Commitment, the Delayed Draw Term Loan Commitment or the Revolving Credit Commitment.

                  "Commitment Fees" shall mean collectively, the Revolving Credit Commitment Fee and the Delayed Draw Term Loan Commitment Fee.

                  "Concentration Accounts" shall mean the concentration accounts established by the Credit Parties for deposit of all collections on Receivables other than Medicare Receivables as set forth on Schedule 8.3(b) hereto.

                  "Consolidated EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the Consolidated Net Income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period, plus (a) the sum for such period for Borrower and its Consolidated Subsidiaries determined on a consolidated basis of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expenses, (vi) Consolidated Interest Expense, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, and (ix) the cumulative effect of any change in accounting principles less (b) extraordinary gains for such period for Borrower and its Consolidated Subsidiaries determined on a consolidated basis to the extent included in the definition of Consolidated Net Income.

                  "Consolidated EBITDAR" shall mean, for any period, Consolidated EBITDA for such period plus Consolidated Rental Expense for such period.
                  "Consolidated Fixed Charge Coverage Ratio" shall mean, at any date for which such ratio is to be determined, the ratio of Consolidated EBITDAR for the Rolling Four Quarter period ended on such date to the sum of the following for such period: (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense plus (iii) scheduled principal payments on all Indebtedness of the Borrower and its Consolidated Subsidiaries, including, without limitation, any Indebtedness under any B Term Loans, Delayed Draw Term Loans, the Rollover Notes and any Mortgage Loans.

                  "Consolidated Interest Expense" shall mean, for any period, the gross interest expense, whether paid or accrued (including the interest component of Capital Lease obligations) of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period, including, without limitation or duplication, (i) interest expense in respect of the Loans and all other outstanding Indebtedness, (ii) amortization of the discount or issuance cost of any Indebtedness (including, without limitation, any original issue discount attributable to any issuance of debt securities), (iii) commissions, discounts and other fees and charges payable in connection with letters of credit, (iv) net payments payable in connection with all Interest Rate Protection Agreements (including amortization of any discount) and (v) any interest which is capitalized, all as determined in conformity with GAAP.

                  "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income or loss of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP; provided, that (i) there shall be excluded (x) the income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Consolidated Subsidiaries by such Person during such period and (y) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary; and (ii) there shall be included or excluded (as applicable) on a Pro Forma Basis the income (or loss) of any Person which becomes a Consolidated Subsidiary of the Borrower, is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or assets are acquired or sold or otherwise disposed of by the Borrower or any of its Consolidated Subsidiaries during such period.

                  "Consolidated Net Working Assets" shall mean for any date for which it is to be determined, (i) the total assets of the Borrower and its Consolidated Subsidiaries which may properly be classified as current assets in accordance with GAAP (excluding cash and Cash Equivalents), minus (ii) the total liabilities of the Borrower and its Consolidated Subsidiaries which may properly be classified as current liabilities in accordance with GAAP (excluding current maturities of all long term Indebtedness), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Rental Expense" shall mean, for any period, the aggregate rental obligations of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period payable in respect of any leases (other than Capital Leases) including, without limitation, obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the leases for such period (whether such amounts are accrued or paid during such period).

                  "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Consolidated Net Worth" shall mean at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Consolidated Subsidiaries on a consolidated after-tax basis determined in accordance with GAAP.

                  "Contribution Agreement" shall mean a contribution agreement among the Credit Parties, substantially in the form of Exhibit H hereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

                  "Credit and Collection Policy" shall mean those credit and collection policies and practices relating to Receivables in existence on the date hereof and as modified in compliance with Section 6.20.

                  "Credit Exposure" shall mean, with respect to any Lender, an amount equal to (i) the aggregate principal amount of outstanding Loans owed to such Lender hereunder, plus (ii) such Lender's pro rata share of any L/C Exposure (if applicable), plus (iii) the unused amount of the Revolving Credit Commitment and the Delayed Draw Term Loan Commitment, as applicable, of such Lender then in effect.

                  "Credit Party" shall mean the Borrower and each of the Guarantors.

                  "Debtor Relief Laws" shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent or the Issuing Bank, as applicable, any amounts required to be made available by such Lender hereunder or otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement.

                  "Delayed Draw Term Loan" shall have the meaning given to such term in Section 2.3 hereof.

                  "Delayed Draw Term Loan Availability Period" shall mean the period commencing on the Closing Date and ending on the Delayed Draw Term Loan Commitment Termination Date.

                  "Delayed Draw Term Loan Commitment" shall mean the Commitment of each Lender to make Delayed Draw Term Loans to the Borrower up to an aggregate principal amount, at any one time, not in excess of the amount set forth (i) under such Lender's name opposite the row entitled "Delayed Draw Term Loan Commitment" on the signature pages hereto or (ii) in any applicable Assignment and Acceptance(s) to which it is a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Delayed Draw Term Loan Commitment Fee" shall have the meaning given to such term in Section 2.8(b) hereof.

                  "Delayed Draw Term Loan Commitment Termination Date" shall mean the earliest to occur of (i) the first anniversary of the Closing Date,
(ii) the date on which the fifth draw is made under the Delayed Draw Term Loan Commitment, (iii) the date on which the full amount of the Delayed Draw Term Loan Commitment has been borrowed and (iv) the date on which the Delayed Draw Term Loan Commitment shall terminate in accordance with Section 2.9 or Article 7 hereof.

                  "Delayed Draw Term Loan Lender" shall mean any Lender holding a Delayed Draw Term Loan Commitment hereunder.

                  "DIP Facility" shall mean collectively, each of the following debtor-in-possession financing agreements: (i) the Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, among Genesis Health Ventures, Inc., debtor and debtor-in-possession, as borrower, the subsidiaries of the borrower named therein, each a debtor and debtor-in-possession, as guarantors, the banks named therein, Mellon Bank, N.A., as administrative agent and arranger, First Union National Bank, as syndication agent, Goldman Sachs Credit Partners, L.P., as documentation agent, and JP Morgan Chase (formerly The Chase Manhattan Bank), as co-agent, and (ii) the Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, among The Multicare Companies, Inc., debtor and debtor-in-possession, as borrower, the subsidiaries of the borrower named therein, each a debtor and debtor-in-possession, as guarantors, the banks named therein, Mellon Bank, N.A., as administrative agent and arranger, First Union National Bank, as syndication agent, Goldman Sachs Credit Partners, L.P., as documentation agent, and JP Morgan Chase (formerly The Chase Manhattan Bank), as co-agent.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "ElderTrust" shall mean ElderTrust, a Maryland real estate investment trust.

                  "Eligible Assignee" shall mean (i) any Lender, any Affiliate of any Lender (which, for purposes of this definition, shall include any investment or similar fund that is owned, managed or controlled by such Lender) and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit, buys loans and is in the business of lending as one of its businesses; provided, that no Affiliate of the Borrower (other than Goldman Sachs Credit Partners L.P. and its Affiliates) shall be an Eligible Assignee.

                  "Eligible Receivable" shall mean a Receivable which the Collateral Agent and the Collateral Monitoring Agent, in their reasonable discretion based upon customary credit considerations of the Collateral Agent and Collateral Monitoring Agent deem to be an Eligible Receivable. Without limiting the generality of the foregoing, no Receivable (or portion thereof in the case of clause (vii) below) of a Credit Party is to be an Eligible Receivable if: (i) it arises out of a sale made by such Credit Party to any director, officer, employee or Subsidiary; (ii) it is unpaid more than one hundred twenty (120) days after the original invoice due date; (iii) it is a Receivable that has been prebilled for future services; (iv) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; (v) the account debtor is also such Credit Party's creditor or supplier, or has commenced a litigation disputing liability with respect to such Receivable, or the Receivable otherwise is subject to any right of setoff by the account debtor, to the extent of the amount of any offset, dispute or claim; (vi) the account debtor has voluntarily or involuntarily become subject to any Debtor Relief Laws except for Receivables on which the account debtor is Mariner Post-Acute Network, Inc. and the invoice date for the Receivable is less than thirty (30) days before the date on which chargeability is being determined; (vii) it is payable by an account debtor who has applied for Medicaid but for whom Medicaid has not been approved; provided that only fifteen percent (15%) of the face amount of each such Receivable shall not be deemed an Eligible Receivable; (viii) it arises from a transaction with an account debtor outside the United States; (ix) the Collateral Agent and the Collateral Monitoring Agent, in their reasonable discretion based upon customary credit considerations of the Collateral Agent and the Collateral Monitoring Agent, believe that collection of such Receivable is doubtful or will be delayed by reason of the account debtor's financial condition; (x) except in the case of a Government Receivable, it is the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof; (xi) the account debtor is located in any state in which such Credit Party is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Credit Party has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports; (xii) except in the case of Government Receivables, the Collateral Agent does not have a duly perfected first priority security interest therein or the Receivable is otherwise subject to any Lien, other than a Permitted Lien; (xiii) the Receivable is evidenced by chattel paper or an instrument, or has been reduced to judgment; (xiv) such Credit Party has made any agreement with the account debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Receivable; (xv) the Receivable is due from a credit card clearing house; (xvi) except in the case of Government Receivables, such Credit Party's right to receive payment under the Receivable is not absolute or is contingent upon the fulfillment of any condition whatsoever; (xvii) such Credit Party is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process; (xviii) the Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the account debtor's obligation to pay that invoice is subject to such Credit Party's completion of further performance under such contract; or (xix) the Receivable or any portion thereof is a private pay patient account representing amounts not covered by third party payors to the extent not so covered. In determining which accounts are Eligible Receivables, the Collateral Agent and the Collateral Monitoring Agent may rely on all statements and representations made by any Credit Party with respect to any Receivable or Receivables.

                  "Environment" shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

                  "Environmental Claim" shall mean any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                  "Environmental Clean-up Site" shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

                  "Environmental Laws" shall mean any and all applicable federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or worker health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.ss.1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C.ss.ss.7401 et seq.,
 the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C.ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C.ss.ss.1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.ss.11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.ss.655 andss.657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

                  "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. ss. 1001 et seq., and applicable regulations promulgated thereunder, or any successor provision thereto.

                  "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

                  "Event of Default" shall have the meaning given to such term in Article 7 hereof.

                  "Excess Cash Flow" shall mean for any period for which it is to be determined, the sum of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense, and other non-cash expenses and (iii) the negative change, if any, in Consolidated Net Working Assets during such period minus the sum of
(w) non-cash items increasing Consolidated Net Income, (x) principal repayments by the Borrower or any of its Consolidated Subsidiaries on their Indebtedness, including principal repayments on the Loans and the principal portion of payments under Capital Leases (but exclusive of mandatory payments during the period based upon the amount of Excess Cash Flow during prior periods, payments made from the proceeds of any asset sales, insurance proceeds, new equity securities issued by the Borrower or Indebtedness incurred by the Borrower or any of its Consolidated Subsidiaries and any payments that can be reborrowed),
(y) the net positive change, if any, in Consolidated Net Working Assets during such period, and (z) Capital Expenditures permitted hereunder, to the extent paid in cash from sources other than secured purchase money financing, all as determined for such period in conformity with GAAP and without any double-counting.

                  "Excluded Properties" shall mean those properties listed on
Schedule 1.2 hereto.

                  "Facility Purchase Options" shall mean the purchase options held by the Borrower or its Subsidiaries permitting it to purchase the properties known as the Ansted Health Care Center, the Hilltop Nursing Center, and Knollwood Manor.

                  "Facility Termination Date" shall mean the date on which all of the Obligations have been indefeasibly paid in full in cash, the Total Revolving Credit Commitment, the Total Term Loan B Commitment and the Total Delayed Draw Term Loan Commitment have been permanently terminated in their entirety and all Letters of Credit shall have expired or been terminated, canceled or cash collateralized in an amount equal to 105% of the then current L/C Exposure.

                  "Federal Funds Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

                  "Fee Letters" shall mean those certain letter agreements, one dated as of July 13, 2001, between the Borrower and the Administrative Agent, two dated as of July 13, 2001, between the Borrower and the Co-Lead Arrangers and one dated as of August 6, 2001 between the Borrower and the Collateral Monitoring Agent, relating to the payment of certain fees, as any of such letter agreements may be amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

                  "Fees" shall mean all fees payable pursuant to the Fee Letters and pursuant to the terms of this Credit Agreement.

                  "Final Order" shall mean an order of the Bankruptcy Court not subject to a stay pending appeal.

                  "Fundamental Documents" shall mean this Credit Agreement, any note issued to evidence any Loan hereunder, any Letter of Credit, any Mortgage, the Contribution Agreement, UCC financing statements, the Fee Letters and any other documentation which is required to be or is otherwise executed by any Credit Party and delivered in connection with this Credit Agreement or any of the documents listed above.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided, however, that for purposes of determining compliance with any covenant set forth in Article 6 hereof, GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, applied on a basis consistent with the application used in the financial statements referred to in Section 3.6 hereof.

                  "Genesis Medicare Claim" shall mean the claim filed by the Borrower against the federal government with respect to disputed Medicare Receivables where the dispute is related to "related party issues" or "employee benefits costs".

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

                  "Government Receivables" shall mean, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPVA Receivables, (e) CHAMPUS Receivables; or (f) any other Receivables payable by a Governmental Authority and approved by the Collateral Agent and the Collateral Monitoring Agent in their sole discretion.

                  "Guarantors" shall mean the guarantors signatory hereto as of the date hereof and any other direct or indirect Subsidiary of a Credit Party acquired or created after the date hereof, which Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.12 hereof.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

                  "Hazardous Materials" shall mean any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls.

                  "Hedging Agreements" shall mean any Interest Rate Protection Agreement entered into from time to time among a Lender and the Borrower as permitted by this Credit Agreement; provided, that the Administrative Agent shall have received written notice thereof from such Lender within ten (10) Business Days after execution of such Interest Rate Protection Agreement.

                  "Hedging Banks" shall mean any Lender or Lenders which have entered into a Hedging Agreement.

                  "Hedging Obligations" shall mean all the obligations of the Borrower to Hedging Banks under the Hedging Agreements.

                  "High Yield Unsecured Debt" shall mean unsecured Indebtedness of the Borrower that is issued pursuant to written agreements containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Administrative Agent, the Collateral Monitoring Agent and the Co-Lead Arrangers.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor; (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause
(iv) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) any Guaranty by such Person; (vii) obligations of such Person under Capital Leases; (viii) all obligations of such Person under any Interest Rate Protection Agreement; and (ix) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation.

                  "Initial Date" shall mean (i) in the case of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank, the Closing Date, (ii) in the case of each Lender which is an original party to this Credit Agreement, the Closing Date and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  "Instrument of Assumption and Joinder" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit C hereto.

                  "Intercreditor Agreement" shall mean the Intercreditor and Collateral Agency Agreement executed by the Collateral Agent, the Administrative Agent and the Rollover Note Trustee substantially in the form of Exhibit G hereto.

                  "Interest Deficit" shall have the meaning given to such term in Section 2.19 hereof.

                  "Interest Payment Date" shall mean (i) as to any Base Rate Loan, the last Business Day of each March, June, September and December (commencing the last Business Day of December 2001) and (ii) as to any Eurodollar Loan the last day of the applicable Interest Period; provided, that in the case of an Interest Period with a duration in excess of three (3) months an Interest Payment Date shall occur on each date occurring at three (3) month intervals after the first day of such Interest Period.

                  "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, then the last day) in the calendar month that is one, two, three or six months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period with respect to a Term Loan or a Revolving Credit Loan (in each case constituting a Eurodollar Loan) may be selected which would end later than the Term Loan Maturity Date or the Revolving Credit Commitment Termination Date, respectively, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such Interest Period and
(iv) no Interest Period with respect to any portion of the B Term Loans or the Delayed Draw Term Loans constituting a Eurodollar Loan may be selected which extends beyond the date under which a mandatory repayment of such Tranche will be required to be made under Section 2.12 hereof if the aggregate principal amount of Eurodollar Loans which are B Term Loans or Delayed Draw Term Loans, as applicable, which have Interest Periods ending after such date, will be in excess of the aggregate principal amount of the B Term Loans or the Delayed Draw Term Loans (as applicable) outstanding less the aggregate amount of such mandatory prepayment on the applicable Tranche.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

                  "Interest Rate Type" shall have the meaning given to such term in Section 2.5 hereof.

                  "Investment" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business or periodic payments made pursuant to settlements for satisfaction of outstanding Receivables entered into in the ordinary course of business), and any purchase of (i) any security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase.

                  "Issuing Bank" shall mean First Union National Bank or any other Revolving Credit Lender which agrees to serve as issuer of Letters of Credit hereunder.

                  "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

                  "Joint Venture" shall mean any Person (other than a wholly owned Subsidiary of a Credit Party) in which an equity interest is, at the time any determination is being made, owned or controlled by a Credit Party as permitted by this Credit Agreement.

                  "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Revolving Credit Loan hereunder.

                  "Lender" and "Lenders" shall mean the financial institutions whose names appear on the signature pages hereof and any assignee of a Lender pursuant to Section 13.3 hereof, and their respective successors.

                  "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or Affiliate or Affiliates) from which such Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

                  "Letter of Credit" shall mean a standby letter of credit issued by the Issuing Bank pursuant to Section 2.21 hereof.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21 hereof.

                  "LIBO Rate" shall mean, with respect to any Borrowing consisting of Eurodollar Loans for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Telerate Page 3750 (or on any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing of Eurodollar Loans for such Interest Period shall be the rate per annum at which, as determined by the Administrative Agent, dollars in an amount comparable to the amount of such Borrowing are being offered to leading banks at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Loans" shall mean, collectively, the B Term Loans, the Delayed Draw Term Loans and the Revolving Credit Loans. A "Loan" shall mean any one of such Loans individually.

                  "LTM EBITDA" shall mean as of the date of determination thereof with respect to any Swapped Facility or Real Property Asset exchanged for a Swapped Facility unadjusted EBITDA for the prior twelve fiscal months calculated solely for such Swapped Facility or Real Property Asset in accordance with GAAP.

                  "Management Agreement" shall mean all management agreements to which any Credit Party is a party providing for (i) the operation and management by a third party of a healthcare facility owned or leased by such Credit Party or (ii) the operation and management by such Credit Party of a healthcare facility owned or leased by a third party.

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean any event or condition that (i) has a material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or of the Borrower, (ii) materially impairs the ability of the Borrower or any Credit Party to perform its respective obligations under any Fundamental Document to which it is or will be a party or
(iii) materially and adversely affects the Liens granted to the Collateral Agent (for the benefit of Secured Parties) or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Collateral Agent or the Secured Parties; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

                  "Maximum Revolving Credit Amount" shall mean as of any date of determination the lesser of (i) the Total Revolving Credit Commitment and (ii) the amount by which the aggregate Borrowing Base exceeds the outstanding principal amount of Term Loans as of such date of determination.

                  "Medicaid" shall mean collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. ss.ss.1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Medicaid Receivable" shall mean a Receivable payable to a Credit Party (i) pursuant to a Medicaid Provider Agreement or (ii) pursuant to an assignment to such Credit Party under a Medicaid Provider Agreement.

                  "Medicaid Provider Agreement" shall mean an agreement entered into between a health care facility, supplier or physician and CMS or any federal or state agency or other entity administering Medicaid in such state, or any other grant of authority by CMS or any federal or state agency or other entity administering Medicaid in such state, under which the health care facility, supplier or physician is authorized to provide medical goods and services to Medicaid recipients and to be reimbursed by Medicaid for such goods and services.

                  "Medicare" shall mean collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Medicare Receivable" shall mean a Receivable payable to a Credit Party (i) pursuant to a Medicare Provider Agreement or (ii) pursuant to an assignment to such Credit Party under a Medicare Provider Agreement.

                  "Medicare Receivable Concentration Accounts" shall mean concentration accounts established by the Credit Parties for the deposit of all collections on Medicare Receivables as set forth on Schedule 8.3(c) hereto.

                  "Medicare Provider Agreement" shall mean an agreement entered into between a health care facility, supplier or physician and CMS or any federal or state agency or other entity administering Medicare in such state, or other grant of authority by CMS or any federal or state agency or other entity administering Medicare in such state, under which the health care facility, supplier or physician is authorized to provide medical goods and services to Medicare patients and to be reimbursed by Medicare for such goods and services.

                  "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Mortgage" shall mean a Mortgage, Open End Mortgage, Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust, Assignment, Security Agreement and Financing Statement, substantially in the form of Exhibit D hereto, executed and delivered by any Credit Party to the Collateral Agent (for the benefit of the Secured Parties) and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Mortgage Loan" shall mean a loan made to a Credit Party for which the primary collateral is a Real Property Asset of such Credit Party.

                  "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five (5) preceding plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" shall mean (a) the aggregate cash proceeds received by a Credit Party or any Subsidiary thereof in a transaction permitted under Section 6.7 hereof (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) and minus
(b) reasonable and customary brokerage commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party or Subsidiary) related to such transaction, minus (c) payments made to retire Indebtedness (other than the Loans) secured by any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition, and minus (d) Restricted Payments required to be made as a result of such sale or disposition to the extent permitted to be made pursuant to Section 6.5(c) hereof (without duplication); provided, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction.

                  "Net Offering Proceeds" shall mean all cash received by the Borrower or any Subsidiary as a result of the sale of any Capital Stock or issuance of any Indebtedness, minus customary costs and discounts of issuance paid by the Borrower, other than proceeds received by the Borrower from the exercise of any warrant issued pursuant to the Plan of Reorganization, the proceeds of which are used in accordance with the terms of Sections 2.11(m) and 6.5(e) hereof to redeem Rollover Preferred Stock.

                  "Net Value of Eligible Real Estate" shall mean the aggregate net value of all Real Property Assets, excluding Real Property Assets which are not currently utilized for ongoing operations or are subject to a Mortgage Loan, based (i) upon a price per licensed bed enterprise valuation of (x) $45,000 per bed with respect to Real Property Assets owned and operated by a Credit Party and (y) $22,500 per bed with respect to Real Property Assets leased to and operated by a Credit Party as such amounts per bed may be (A) increased from time to time by the Collateral Agent, the Co-Lead Arrangers and the Collateral Monitoring Agent in their sole discretion or (B) decreased from time to time by the Collateal Agent, the Co-Lead Arrangers and the Collateral Monitoring Agent, as the Collateral Agent, the Co-Lead Arrangers and the Collateral Monitoring Agent may in their sole discretion deem appropriate based upon changed market conditions or other changes in circumstances and (ii) in the case of Real Property Assets other than health care facilities, the value of such Real Property Assets as set forth in an appraisal report in form and substance satisfactory to the Collateral Agent, the Collateral Monitoring Agent and the Co-Lead Arrangers in their sole discretion.

                  "Non-Core Asset" shall be as described on Schedule 1.3 hereto.

                  "Non-Government Receivables" shall mean with respect to each Credit Party, the Receivables of such Credit Party, other than Government Receivables, together with any and all rights to receive payments due thereon, and all proceeds thereof in any way derived, whether directly or indirectly.

                  "Obligations" shall mean (a) all obligations, whether direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower to make due and punctual payment of (i) principal of and all interest on the Loans, the Fees, the Letter of Credit Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to the Agents, the Issuing Bank, any Lender or any other Secured Party under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document or the Fee Letters, (ii) all Hedging Obligations and (iii) amounts payable to First Union National Bank or any Lender in connection with any bank account maintained by the Borrower or any other Credit Party at First Union National Bank or any Lender or any other banking services (including, without limitation, cash management services) provided to the Borrower or any other Credit Party by First Union National Bank or any Lender with respect to, or in any way related to or otherwise required by, any of the Fundamental Documents (including, without limitation, interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and interest accruing at the then applicable rate provided in this Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) all other obligations of the Borrower or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document.

                  "Opt-Out Lender" shall have the meaning given to such term in
Section 2.11(h) hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Percentage" shall mean with respect to any Lender, the percentage of the Total Credit Exposure represented by such Lender's Credit Exposure, or the percentage of the specified Commitments or Tranche of Loans held by such Lender, as the context may require.

                  "Permitted Liens" shall mean Liens permitted under Section 6.2 hereof.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party, or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

                  "Plan of Reorganization" shall mean the plan of reorganization filed with the Bankruptcy Court and confirmed by the order dated September 20, 2001 with respect to those certain cases pending under Chapter 11 of the Bankruptcy Code in the District of Delaware filed by (i) the Borrower and certain of its subsidiaries (Case Nos. 00-02691 through 00-2836 (JHW), which cases are jointly administered as Case No. 00-2692 (JHW)) and (ii) Multicare AMC, Inc. and certain of its subsidiaries (Case Nos. 00-2494 through 00-2690
(JHW) which cases are jointly administered as Case No. 00-2494 (JHW)), with such amendments as may be approved by the Agents and the Co-Lead Arrangers.

                  "Pledged Collateral" shall mean the Pledged Securities and any proceeds or products thereof or income therefrom, in any form, together with (i) all profits, dividends and distributions to which a Pledgor shall at any time be entitled in respect of its Pledged Securities; (ii) all other payments, if any, due or to become due to a Pledgor in respect of its Pledged Securities, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of a Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under or arising out of the ownership of such Pledgor's Pledged Securities; (iv) all present and future claims, if any, of a Pledgor against the applicable entity in which such Pledgor owns its Pledged Securities or under or arising out of the applicable partnership or operating agreement, as applicable, for monies loaned or advanced, for services rendered or otherwise; (v) to the extent permitted by Applicable Law, all of a Pledgor's rights, if any, under the applicable partnership or operating agreement, as applicable, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to its Pledged Securities, including, without limitation, any power to terminate, cancel or modify the applicable partnership or operating agreement, as applicable, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of its Pledged Securities and the entity in which such Pledgor owns its Pledged Securities, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of the applicable entity, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (vi) to the extent not otherwise included, any and all proceeds (as defined in Section 9-102(a)(64) of the UCC) of any or all of the foregoing.

                  "Pledged Securities" shall mean (i) the issued and outstanding Capital Stock of those Subsidiaries directly or indirectly owned or controlled by a Credit Party and initially listed on Schedule 3.21(a) hereto or hereafter acquired by such Credit Party and (ii) all other equity interests now or hereafter owned by a Credit Party initially listed on Schedule 3.21(a) hereto, in each case, under the heading "Pledged Capital Stock and Other Pledged Equity Interests."

                  "Pledgor" shall mean a Credit Party that owns any of the Pledged Securities.

                  "Preferred Stock" shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer thereof, over shares of Capital Stock of any other class of such issuer.

                  "Premises" shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

                  "Prepayment Date" shall have the meaning given to such term in
Section 2.11(l) hereof.

                  "Prime Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

                  "Pro Forma Basis" shall mean in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction, as applicable, and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of proceeds therefrom, occurred at the beginning of the most recent Rolling Four Quarter period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

                  "Proprietary Rights" shall have the meaning given to such term in Section 3.8(a) hereof.

                  "Purchasing Lender" shall have the meaning given to such term in Section 2.16(e).

                  "Real Property Assets" shall mean as of any time, all parcels of real property, owned and all health care facilities leased at such time directly or indirectly by any Credit Party or any Subsidiary of a Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing other than Excluded Properties.

                  "Receivables" shall mean all rights to receive payment from an obligor for services rendered by the Credit Parties in the ordinary course of business, including but not limited to those which, consistent with such Credit Party's past accounting practice are classified as (i) Medicare Receivables,
(ii) CHAMPUS Receivables, (iii) CHAMPVA Receivables, (iv) Medicaid Receivables,
(v) TRICARE Receivables, (vi) Blue Cross/Blue Shield patient receivables, (vii) non-contract patient receivables due from commercial insurance companies, (viii) contract patient receivables due from health maintenance organizations, prepaid plans, exclusive provider organizations, preferred provider organizations and other managed care programs or (ix) private patient receivables representing balances due from patients for deductibles, coinsurance, copayments and services not otherwise covered by third party payors, which in any instance is not evidenced by an instrument or chattel paper. Such amounts shall include all interest, finance charges or other amounts legally payable by an obligor in respect thereof. Calculations regarding the amount of any "Receivable" for purposes of this definition shall be reduced (without duplication) by the following adjustments determined in a manner consistent with the Credit and Collection Policy: (i) contractual adjustments and discounts to the extent necessary to reduce patient receivables to their respective net realizable values based upon government mandated or contractually agreed upon reimbursement levels, (ii) patient credit balances resulting from duplication of payments,
(iii) reserves for potential or actual payables to other non-governmental third party payors and (iv) to the extent not reflected in the foregoing adjustments, any other reserves and adjustments which are reflected on such Credit Party's books and records (other than reserves relating to uncollectible accounts).

                  "Register" shall have the meaning given to such term in
Section 13.3(e).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulatory Licenses" shall mean any and all licenses, including provisional licenses, certificates of need, JCAHO and/or other accreditations, permits, franchising rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority and/or any other authorizations necessary for a Credit Party or any of its Subsidiaries to operate their business.

                  "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, (including, without limitation, Medicare Provider Agreements and Medicaid Provider Agreements) participation agreements, accreditations (including JCAHO accreditation) and/or any other agreements with or approvals by organizations and Governmental Authorities, including, without limitation, the right to reimbursement on a current basis and without suspension, offset or recoupment, or in due course, as otherwise provided under law or contract.

                  "Related Fund" shall mean, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Lenders having Credit Exposure greater than fifty percent (50%) of the Total Credit Exposure; provided, that for purposes of this definition, the Credit Exposure of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

                  "Required Revolving Credit Lenders" shall mean (i) Revolving Credit Lenders holding greater than fifty percent (50%) of the unpaid principal amount, if any, of the Revolving Credit Loans and L/C Exposure then outstanding or (ii) if no Revolving Credit Loans and no Letters of Credit are then outstanding, Revolving Credit Lenders holding greater than fifty percent (50%) of the Total Revolving Credit Commitment; provided, that for purposes of this definition, the Revolving Credit Loans, the pro rata portion of L/C Exposure or the Revolving Credit Commitment of a Revolving Credit Lender shall be disregarded if and for so long as such Revolving Credit Lender shall be a Defaulting Lender.

                  "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

                  "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of Capital Stock of a Credit Party, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any shares of any class of its own Capital Stock or the Capital Stock of another Credit Party or an Affiliate, now or hereafter outstanding, including, without limitation, the Rollover Preferred Stock, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any Capital Stock of a Credit Party or an Affiliate, now or hereafter outstanding, (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Rollover Notes, any High Yield Unsecured Debt and any Indebtedness now or hereafter outstanding which Indebtedness is subordinated to any of the Obligations, and (v) any payment under any Synthetic Purchase Agreement.

                  "Revolving Credit Commitment" shall mean the commitment of each Lender to make Revolving Credit Loans to the Borrower and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Revolving Credit Commitment Termination Date up to an aggregate principal amount, at any one time, not in excess of the amount set forth (i) under such Lender's name opposite the column entitled "Revolving Credit Commitment" on the signature pages hereto or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Revolving Credit Commitment Fee" shall have the meaning given to such term in Section 2.8(a) hereof.

                  "Revolving Credit Commitment Termination Date" shall mean the earlier of (i) the Revolving Credit Loan Maturity Date, and (ii) the date on which the Total Revolving Credit Commitment shall terminate in accordance with
Section 2.9 or Article 7 hereof.

                  "Revolving Credit Lender" shall mean any Lender holding a Revolving Credit Commitment hereunder.

                  "Revolving Credit Loan Maturity Date" shall mean the fifth anniversary of the Closing Date.

                  "Rights" shall mean, with respect to the Government Receivables of any Credit Party, the right to receive proceeds therefrom, as permitted by Applicable Law.

                  "Revolving Credit Loans" shall have the meaning given to such term in Section 2.2 hereof.

                  "Rolling Four Quarters" shall mean, with respect to any date of determination, the fiscal quarter then ended and the three (3) immediately preceding fiscal quarters considered as a single period.

                  "Rollover Noteholders" shall mean those entities holding Rollover Notes.

                  "Rollover Notes" shall mean those certain notes issued under the Rollover Note Indenture.

                  "Rollover Note Indenture" shall mean the Indenture dated as of October 2, 2001 pursuant to which the Borrower has issued up to $242,605,000 of Second Priority Secured Notes due 2007 in accordance with the Plan of Reorganization, as such agreement may be further amended, amended and restated, supplemented, modified, renewed or replaced from time to time.

                  "Rollover Note Trustee" shall mean The Bank of New York, or its successor as trustee for the benefit of the Rollover Noteholders pursuant to the Rollover Note Indenture.

                  "Rollover Preferred Stock" shall mean the 6% Convertible Preferred Stock of the Borrower issued pursuant to the Plan of Reorganization.

                  "S&P" shall mean Standard & Poor's Ratings Group (a division of The McGraw-Hill Companies, Inc.) or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Secured Parties" shall mean the Agents, the Issuing Bank, the Lenders, the Hedging Banks and each of their respective successors and assigns.

                  "Senior Debt" shall mean the Indebtedness outstanding under this Credit Agreement, and any other Indebtedness secured in whole or in part by a mortgage or security interest or other Lien on assets of the Borrower or any of its Subsidiaries (other than the Rollover Notes but including, without limitation, the principal portion of any synthetic lease entered into by the Borrower or any of its Subsidiaries).

                  "Senior Leverage Ratio" shall mean, at any date for which such ratio is to be determined, the ratio of Senior Debt at such date to Consolidated EBITDA for the most recent Rolling Four Quarter period.

                  "Specified Payments" shall mean payments in connection with the transactions set forth on Schedule 1.4.

                  "Subordinated Debt" shall mean all Indebtedness of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Collateral Monitoring Agent and the Co-Lead Arrangers.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

                  "Swapped Facility" shall have the meaning given to such term in Section 6.7(a)(x).

                  "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Credit Party is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than a Credit Party of any Capital Stock in any Credit Party or any Subordinated Debt or (ii) any payment (other than on account of a permitted purchase by it of any Capital Stock in any Credit Party or any Subordinated Debt) the amount of which is determined by reference to the price or value at any time of any Capital Stock in any Credit Party or any Subordinated Debt; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of a Credit Party (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Term Loans" shall mean, collectively, the B Term Loans and the Delayed Draw Term Loans. A "Term Loan" shall mean any one of such Loans individually.

                  "Term Loan B Commitment" shall mean the commitment of each Lender to make B Term Loans to the Borrower up to an aggregate principal amount, at any one time, not in excess of the amount set forth (i) under such Lender's name opposite the row entitled "Term Loan B Commitment" on the schedule pages hereto or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Term Loan B Lender" shall mean any Lender holding a Term Loan B Commitment hereunder.

                  "Term Loan Maturity Date" shall mean the earlier of (i) six months after the fifth anniversary of the Closing Date and (ii) the date on which the Term Loans shall become due and payable pursuant to Article 7 hereof.

                  "Third Party Payor Arrangements" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS, CHAMPVA, TRICARE and any other Governmental Authority, or quasi-public agency, Blue Cross, Blue Shield, any and all managed care plans and organizations, including but not limited to health maintenance organizations and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

                  "Title Company" shall mean LANDAMERICA or any other title insurance company of recognized national standing which is acceptable to the Collateral Agent in its sole discretion.

                  "Total Credit Commitments" shall mean the sum of the Total Term Loan B Commitment, the Total Delayed Draw Term Loan Commitment and the Total Revolving Credit Commitment.

                  "Total Credit Exposure" shall mean an amount equal to (i) the aggregate principal amount of all outstanding Loans hereunder, plus (ii) the then current amount of L/C Exposure, plus (iii) the aggregate amount of the unused Total Credit Commitments then in effect.

                  "Total Delayed Draw Term Loan Commitment" shall mean the aggregate amount of the Delayed Draw Term Loan Commitments then in effect of all Delayed Draw Term Loan Lenders as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

                  "Total Funded Debt" shall mean with respect to the Borrower and its Subsidiaries, all Indebtedness of the Borrower and its Subsidiaries which (i) as of the date of the creation or incurrence thereof, by its terms matures in, or at the Borrower's or such Subsidiary's option can be extended for, one year or more from such date of creation or incurrence (including current portions of such long-term Indebtedness), including all hedging agreements and letters of credit entered into in connection with such Indebtedness and (ii) should be shown on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP. The term "Total Funded Debt" shall include, without limitation, Mortgage Loans, the Rollover Notes, and the principal portion of any synthetic lease entered into by the Borrower or any of its Subsidiaries.

                  "Total Leverage Ratio" shall mean, at any date for which such ratio is to be determined, the ratio of Total Funded Debt of the Borrower and its Consolidated Subsidiaries at such date to Consolidated EBITDA for the most recent Rolling Four Quarter period.

                  "Total Revolving Credit Commitment" shall mean the aggregate amount of the Revolving Credit Commitments then in effect of all of the Revolving Credit Lenders, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

                  "Total Term Loan B Commitment" shall mean the aggregate amount of the Term Loan B Commitments then in effect of all the Term Loan B Lenders as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

                  "Tranche" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Delayed Draw Term Loans or B Term Loans.

                  "TRICARE" shall mean, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "TRICARE Receivable" shall mean a Receivable payable to a Credit Party pursuant to TRICARE.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

                  "Uniform Customs" shall have the meaning given to such term in
Section 2.21(c) hereof.

2.       THE LOANS

         SECTION 2.1 B Term Loans. (a) Each Term Loan B Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth to make a term loan (each a "B Term Loan" and collectively the "B Term Loans") to the Borrower on the Closing Date in a single draw in a principal amount up to such Term Loan B Lender's Term Loan B Commitment.

         (b) The B Term Loans shall be used to finance the Borrower's obligations under the Plan of Reorganization (including refinancing the DIP Facility, satisfying subclass G1-17 Claims (as set forth in the Final Order approving the Plan of Reorganization) and payment of administrative claims), Fees and other expenses incurred in connection with this Credit Agreement and for general corporate purposes (including working capital expenditures) in accordance with the provisions of this Credit Agreement.

         (c) The B Term Loans shall be made by each Term Loan B Lender ratably in accordance with its Term Loan B Percentage.

         (d) Once repaid, no B Term Loans may be re-borrowed.

         SECTION 2.2 Revolving Credit Loans. (a) Each Revolving Credit Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans equal to such Revolving Credit Lender's Revolving Credit Commitment (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower on any Business Day and from time to time from the Closing Date to but excluding the Revolving Credit Commitment Termination Date; provided, that such Revolving Credit Loans when added to the aggregate principal amount of all Revolving Credit Loans then outstanding to the Borrower from all Revolving Credit Lenders, plus all Revolving Credit Lenders' Revolving Credit Percentage of the then current L/C Exposure, does not exceed the Maximum Revolving Credit Amount (after giving effect to all Revolving Credit Loans repaid and all reimbursements of Letters of Credit made concurrently with the making of any Revolving Credit Loans).

         (b) The Revolving Credit Loans shall be used to finance the Borrower's obligations under the Plan of Reorganization (including refinancing the DIP Facility and payment of administrative claims), Fees and other expenses incurred in connection with this Credit Agreement and for general corporate purposes (including working capital expenditures) in accordance with the provisions of this Credit Agreement.

         (c) Each Revolving Credit Loan requested hereunder on any date shall be made by each Revolving Credit Lender ratably in accordance with its Revolving Credit Percentage.

         (d) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Revolving Credit Commitment Termination Date, the Borrower may borrow, repay and re-borrow amounts constituting the Revolving Credit Loans.

         SECTION 2.3 Delayed Draw Term Loans. (a) Each Delayed Draw Term Loan Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth to make a term loan (each a "Delayed Draw Term Loan" and collectively, the "Delayed Draw Term Loans"), to the Borrower in up to five (5) draws on any Business Day during the Delayed Draw Term Loan Availability Period in a principal amount up to such Delayed Draw Term Loan Lender's Delayed Draw Term Loan Commitment.

         (b) The Delayed Draw Term Loans shall be used solely, (i) to make the APS Acquisition, (ii) to pay the outstanding balance owed to ElderTrust or its Affiliates on certain loans secured by mortgages on certain properties owned by the Borrower or its Consolidated Subsidiaries, (iii) in connection with the exercise of the Facility Purchase Options and the purchase of the facilities that are the subject thereof and any fees and expenses incurred in connection therewith and (iv) to make Specified Payments.

         (c) The Delayed Draw Term Loans shall be made by each Delayed Draw Term Loan Lender ratably in accordance with its Delayed Draw Term Loan Percentage.

         (d) Once repaid, no Delayed Draw Term Loans may be re-borrowed.

         SECTION 2.4 Disbursement of Funds and Notice of Borrowing. (a) The Borrower shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 12:00 noon (Eastern time), (i) in the case of Base Rate Loans, on the Business Day on which such Loan is to be made and
(ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Loan is to be made. Each such written notice or written confirmation of telephonic notice shall be given in substantially the form of the Borrowing Certificate appropriately completed to specify (A) the amount and Tranche of the proposed Borrowing, (B) the date thereof (which shall be a Business Day) and (C) whether the Loan(s) then being requested are to be (or what portion or portions thereof are to be) a Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for a Base Rate Loan.

         (b) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing, the date of such Borrowing, the Interest Rate Type of each Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its proportionate share of the Borrowing available at the office of the Administrative Agent, 201 South College Street, Charlotte, NC 28288, Attention:
Syndication Agency Services for credit to Genesis Health Ventures, Inc. and in each case, no later than 2:00 p.m. Eastern time in the case of a Borrowing consisting of Base Rate Loans and 1:00 p.m. Eastern time in the case of a Borrowing consisting of Eurodollar Loans, in Federal or other immediately available funds.

         (c) Notwithstanding any provision to the contrary in this Credit Agreement, the Borrower shall not, in any notice of Borrowing under this Section
2.4 request any Eurodollar Loan which, if made, would result in an aggregate of more than seven (7) separate Eurodollar Loans (whether such Eurodollar Loans are Revolving Credit Loans or Term Loans) of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having Interest Periods commencing and ending on the same days shall be considered one (1) single Eurodollar Loan.

         (d) The aggregate amount of any Borrowing of a Loan consisting of a Eurodollar Loan shall be in a minimum aggregate principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, and the aggregate amount of any Borrowing of a Loan consisting of a Base Rate Loan shall be in a minimum aggregate principal amount of $2,000,000 or such greater amount which is an integral multiple of $1,000,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Credit Commitment then in effect or (ii) the amount necessary to fund a drawing under a Letter of Credit).

         (e) The Administrative Agent shall disburse the proceeds of Loans by depositing them (other than a Revolving Credit Loan used to fund a drawing under a Letter of Credit) on the date of the Borrowing in an account of the Borrower as the Borrower may specify to the Administrative Agent in writing.

         SECTION 2.5 Interest Rate Type of the Loans. Each Loan shall be either a Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as the Borrower may request either (i) in its notice of Borrowing delivered to the Administrative Agent pursuant to Section 2.4(a) hereof or (ii) as such Loan may be continued or converted pursuant to the provisions of Section
2.14 hereof). Subject to Sections 2.16(d) and 2.18(g) hereof, each Lender may at its option fulfill its obligations hereunder with respect to any Eurodollar Loan by causing a foreign Lending Office to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of any note evidencing such Loan. Subject to the other provisions of Section 2.4, Section 2.13(b) and
Section 2.17, Loans of more than one Interest Rate Type may be outstanding at the same time.

         SECTION 2.6 Repayment; Evidence of Debt; Administration. (a) The Loans shall be subject to voluntary prepayment as provided in Section 2.10 hereto, to mandatory prepayment as provided in Section 2.11 hereof, amortization as provided in Section 2.12 hereof and acceleration as provided in Article 7 hereof.

         (b) The outstanding principal balance of the Revolving Credit Loans shall be payable in full on the Revolving Credit Commitment Termination Date, and the outstanding principal balance of the Term Loans shall be payable in full on the Term Loan Maturity Date.

         (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (e) The entries made in the accounts maintained pursuant to paragraph
(c) or (d) of this Section 2.6 shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and other Obligations in accordance with the terms of this Credit Agreement.

         (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns), in substantially the form of Exhibit E hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.3 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         (g) All amounts received by the Administrative Agent from or on behalf of the Borrower as a payment or prepayment of, or interest on, the B Term Loans, the Delayed Draw Loans or the Revolving Credit Loans shall be applied among the Lenders holding the B Term Loans, the Delayed Draw Loans or the Revolving Credit Loans, as the case may be, ratably in accordance with the outstanding B Term Loans, the Delayed Draw Loans or the Revolving Credit Loans (as the case may be) owed to each such Lender.

         SECTION 2.7 Interest. (a) In the case of a Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate plus the Applicable Interest Margin. Interest shall be payable in arrears on each Base Rate Loan on each Interest Payment Date, on the Term Loan Maturity Date (in the case of a Base Rate Loan which is a Term Loan), and on the Revolving Credit Commitment Termination Date (in the case of a Base Rate Loan which is a Revolving Credit Loan).

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBO Rate plus the Applicable Interest Margin. Interest shall be payable on each Eurodollar Loan on each Interest Payment Date, on the Term Loan Maturity Date (in the case of a Eurodollar Loan which is a Term Loan), and on the Revolving Credit Commitment Termination Date (in the case of a Eurodollar Loan which is a Revolving Credit Loan). The Administrative Agent shall determine the applicable Adjusted LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

         (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

         (d) Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.

         SECTION 2.8 Commitment Fees, Facility Fee and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender quarterly in arrears on the last Business Day of each March, June, September and December (commencing the last Business Day of December 2001) prior to the Revolving Credit Commitment Termination Date, on the date of any termination or reduction of the Total Revolving Credit Commitment, and on the Revolving Credit Commitment Termination Date, a fee (the "Revolving Credit Commitment Fee") at a rate per annum set forth below on the average daily amount during the preceding period by which such Revolving Credit Lender's Revolving Credit Commitment (as such Revolving Credit Commitment may be modified in accordance with the provisions of this Credit Agreement) exceeded the sum of
(i) the product of such Revolving Credit Lender's Revolving Credit Percentage and the L/C Exposure, and (ii) the aggregate principal amount of such Revolving Credit Lender's outstanding Revolving Credit Loans. The Revolving Credit Commitment Fee shall be paid at a rate per annum (computed on the basis of the actual number of days elapsed during the period over a year of 360 days) determined in accordance with the following:

                               Percentage of                  Revolving Credit
                               Revolver Usage                  Commitment Fee
                               --------------                 ----------------
                        less than or equal to 33%                   1.00%
                        greater than 33% but less                   0.75%
                          than or equal to 66%
                        greater than 66%                            0.50%


         (b) From and after the Closing Date, until the last day of the Delayed Draw Term Loan Availability Period, the Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender a commitment fee (the "Delayed Draw Term Loan Commitment Fee") on any undrawn portion of such Lender's Delayed Draw Term Loan Commitment at a rate per annum of 3.50% (computed on the basis of the actual number of days elapsed during the preceding period over a year of 360 days). The Delayed Draw Term Loan Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing the last Business Day of December 2001), on the date of any termination or reduction of the Total Delayed Draw Term Loan Commitment and on the last day of the Delayed Draw Term Loan Availability Period.

         (c) The Commitment Fees shall commence to accrue on the Closing Date.

         (d) The Borrower agrees to pay to the applicable party, on the Closing Date, any and all Fees, expenses and other amounts that are then due and payable pursuant to the Fee Letters and, thereafter, any and all Fees, expenses and other amounts payable thereunder when due and payable.

         SECTION 2.9 Termination and/or Reduction of the Total Revolving Credit Commitment, the Total Term Loan B Commitment and the Total Delayed Draw Term Loan Commitment. (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided, that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment or the Total Delayed Draw Term Loan Commitment. In the case of a partial reduction, each such reduction shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple thereof; provided, however, that the Total Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of all Revolving Credit Loans then outstanding, plus the then current L/C Exposure.

         (b) The Total Term Loan B Commitment shall automatically terminate on the Closing Date (after giving effect to the making of any B Term Loans on the Closing Date).

         (c) The Total Delayed Draw Term Loan Commitment shall automatically terminate on the last day of the Delayed Draw Term Loan Availability Period (after giving effect to the making of any Delayed Draw Term Loans on such date).

         (d) The Total Revolving Credit Commitment shall automatically and permanently reduce, on the date of any mandatory prepayment or repayment of Revolving Credit Loans, pursuant to Section 2.11(g) or 2.11(i) hereof, in an amount equal to such mandatory prepayment or repayment of Revolving Credit Loans.

         (e) Any partial reduction of the Total Revolving Credit Commitment and the Total Delayed Draw Term Loan Commitment, respectively, hereunder shall be made among the Revolving Credit Lenders and the Delayed Draw Term Loan Lenders, respectively, ratably in accordance with their respective Revolving Credit Percentages and Delayed Draw Term Loan Percentages, as applicable.

         (f) Simultaneously with each termination or reduction of the Total Revolving Credit Commitment or the Total Delayed Draw Term Loan Commitment, the Borrower shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders and the Delayed Draw Term Loan Lenders, as applicable, all accrued and unpaid Commitment Fees on the amount of the Total Revolving Credit Commitment or the Total Delayed Draw Term Loan Commitment so terminated or reduced through the date of such termination or reduction.

         SECTION 2.10 Voluntary Prepayments. The Borrower shall have the right at its option at any time and from time to time to prepay (i) any Base Rate Loan, in whole or in part, upon same day prior written, facsimile, or telephonic (promptly confirmed in writing) notice to the Administrative Agent received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $2,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part, and (ii) any Eurodollar Loan, in whole or in part, upon same day prior written, facsimile, or telephonic (promptly confirmed in writing) notice received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part; provided, that in the case of Eurodollar Loans the Borrower pays any amounts required to be paid under Section
2.15 as a result of such prepayment. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein. Except to the extent a Lender elects to opt-out of such prepayment of a Term Loan pursuant to Section 2.11(h), all prepayments under this Section 2.10 on account of Term Loans shall be applied ratably to each Tranche of Loans in accordance with each Lender's proportionate share of each such Tranche of Loans and against scheduled amortization payments of the Term Loans in inverse order of the maturity thereof.

         SECTION 2.11 Mandatory Prepayments. (a) If at any time (i) the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, plus the then current L/C Exposure shall exceed the Maximum Revolving Credit Amount, the Borrower will immediately prepay such Revolving Credit Loans to the extent necessary to eliminate such excess, and (ii) after giving effect to such prepayment of Revolving Credit Loans, then to the extent that the aggregate principal amount of all Term Loans outstanding exceeds the Borrowing Base, the Borrower will immediately prepay such Term Loans to the extent necessary to eliminate such excess.

         (b) On or before December 31 in each year (commencing on December 31,
2002), the Borrower shall prepay Loans in an amount equal to 75% of the Excess Cash Flow for the immediately preceding fiscal year. Concurrently with the making of each such prepayment, the Borrower shall deliver to the Administrative Agent, a certificate in such form as may be reasonably satisfactory to the Administrative Agent, signed by the chief financial officer of the Borrower, setting forth in reasonable detail the calculation of Excess Cash Flow for the immediately preceding fiscal year.

         (c) Within two (2) Business Days of the receipt of any Net Cash Proceeds by the Borrower or any Credit Party, the Borrower shall prepay Loans in an amount equal to 100% of the Net Cash Proceeds received by such Credit Party; provided, that no prepayment shall be required to the extent such Net Cash Proceeds (x) result from the sale of an asset (other than a Real Property Asset) in the ordinary course of business of the Borrower and its Subsidiaries, (y) are reinvested in the purchase assets to be used in the business of Credit Parties within 180 days of the receipt of such Net Cash Proceeds so long as pending such reinvestment any such Net Cash Proceeds are held in the Cash Collateral Account and the aggregate amount so held does not at any time exceed $5,000,000 or (z) result from the sale or other disposition of any Non-Core Asset and are actually used to redeem the Rollover Preferred Stock at par to the extent permitted under Sections 2.11(m) and 6.7 hereof.

         (d) Within two (2) Business Days following the receipt by the Borrower or any other Credit Party (or by the Collateral Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Fundamental Document on account of each separate loss, damage or injury in excess of $2,000,000 to any tangible real or personal property of the Borrower or any of its Subsidiaries (provided, that in the case of a loss, damage or injury to a Real Property Asset, so long as no Default or Event of Default shall have occurred and then be continuing, such proceeds (or any portion thereof) may be expended or irrevocably committed by the Borrower or any of its Subsidiaries to repair or replace such property within 180 days of such loss, damage or injury and the Borrower shall furnish to the Administrative Agent and the Collateral Agent evidence satisfactory to the Administrative Agent and the Collateral Agent of such expenditure or commitment and shall have certified to the Administrative Agent and the Collateral Agent that such proceeds (or such proceeds together with other funds available to the Borrower) are sufficient to repair or replace such property pending which the Collateral Agent shall hold such proceeds), the Borrower shall prepay or, to the extent the Collateral Agent is loss payee under any insurance policy, irrevocably direct the Collateral Agent to apply as a prepayment of the Loans, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such insurance proceeds; provided, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Credit Agreement or any other Fundamental Document which would otherwise be payable to the Borrower shall be paid to the Collateral Agent and applied pursuant to Section 12.2(b).

         (e) At any time the Total Leverage Ratio is equal to or greater than 2.00:1.00, within two (2) Business Days of the receipt of any Net Offering Proceeds from any sale of Capital Stock by the Borrower or any other Credit Party, the Borrower shall prepay Loans in an amount equal to 50% of such Net Offering Proceeds received.

         (f) So long as no Default or Event of Default has occurred and is then continuing, at any time the Borrower or any other Credit Party receives Net Offering Proceeds from the issuance of Indebtedness, then within two (2) Business Days of the receipt of such Net Offering Proceeds, the Borrower shall prepay the Loans and the Rollover Notes in an amount equal to 100% of the Net Offering Proceeds in accordance with the following:

         (i) if after giving effect to the issuance of such Indebtedness, the Senior Leverage Ratio on a Pro Forma Basis is not at least .375 less than the Maximum Senior Leverage Ratio for the current test period as set forth in Section 6.12 of this Credit Agreement, such Net Offering Proceeds shall be applied to the outstanding principal balance (in inverse order of maturity) of the B Term Loans and the Delayed Draw Term Loans ratably to each Tranche of Loans in accordance with each Lender's proportionate share of each Tranche of such Loans to the extent each Lender elects not to opt-out of such prepayment pursuant to Section 2.11(h) until the Senior Leverage Ratio is at least .375 less than the Maximum Senior Leverage Ratio then permitted under Section 6.12 of this Credit Agreement for the current test period and, thereafter, at the Borrower's option, to the outstanding principal balance of the Rollover Notes;

         (ii) if after giving effect to the issuance of such Indebtedness, the Senior Leverage Ratio on a Pro Forma Basis is at least .375 less than the Maximum Senior Leverage Ratio for the current test period as set forth in Section 6.12 of this Credit Agreement, such Net Cash Proceeds may be applied at the Borrower's option, to the Rollover Notes; and

         (iii) to the extent the Borrower elects not to apply any Net Cash Proceeds permitted by the preceding clauses (i) and (ii) to be applied to the Rollover Notes, such Net Cash Proceeds shall be applied to the Loans in the manner set forth in Section 2.11(g).

         (g) So long as no Default or Event of Default has occurred and is then continuing, any prepayments required under Section 2.11(b), (c), (d), (e) or
(f)(iii) shall be applied: (i) first to the outstanding principal balance (in inverse order of maturity) of the B Term Loans and the Delayed Draw Term Loans ratably to each Tranche of Loans in accordance with each Lender's proportionate share of each Tranche of such Loans to the extent each Lender elects not to opt-out of such prepayment pursuant to Section 2.11(h), (ii) second to the outstanding principal balance of the Revolving Credit Loans ratably in accordance with each Lender's proportionate share of Revolving Credit Loans and
(iii) third to the outstanding principal balance of the Rollover Notes.

         (h) The Administrative Agent shall make the prepayments to each Lender to the extent required by Sections 2.10 and 2.11(g) unless not later than 11:30 a.m. Eastern time two (2) Business Days prior to the making of such prepayment, the Administrative Agent shall have received notice from a Term Loan B Lender or Delayed Draw Term Loan Lender electing not to receive such prepayment (each such Lender, an "Opt-Out Lender"). The amount that otherwise would be payable to each Opt-Out Lender pursuant to Sections 2.10 or 2.11(g) with respect to such Opt-Out Lender's B Term Loans or Delayed Draw Term Loans, as the case may be, shall instead be distributed among the Lenders of the applicable Tranche (that are not Opt-Out Lenders) ratably in accordance with their proportionate shares (after giving effect to the prepayments to the accepting Lenders of such Tranche). If the aggregate amount of voluntary prepayments to be distributed pursuant to
Section 2.10 on any Tranche of Term Loans that would otherwise be made to Opt-Out Lenders exceeds the aggregate outstanding principal amount of all outstanding Term Loans comprising such Tranche held by accepting Lenders (the "Opt-Out Excess"), then the amount of such Opt-Out Excess shall be applied first, to any Revolving Credit Loans then outstanding, and second, to outstanding Term Loans of Opt-Out Lenders ratably in accordance with their proportionate shares of such Tranche of Term Loans (after giving effect to the prepayments to the accepting Lenders of such Tranche).

         (i) If a Default or an Event of Default has occurred and is then continuing, at any time a prepayment is required under Section 2.11(b), (c),
(d), (e) or (f), then such prepayment shall be applied to the outstanding principal balance (in inverse order of maturity in the case of B Term Loans and Delayed Draw Term Loans) of B Term Loans, Delayed Draw Term Loans and Revolving Credit Loans ratably to each Tranche of Loans in accordance with each Lender's proportionate share of each Tranche of such Loans.

         (j) All prepayments of Loans under this Section 2.11 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to Section 2.11(l) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

         (k) All prepayments under this Section 2.11 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

         (l) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.11, but for the operation of this Section 2.11(l) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the Tranche required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the Tranche required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Tranche required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

         (m) Notwithstanding the foregoing provisions of this Section 2.11, receipt of the following amounts shall not be required to be applied as mandatory prepayments on the Loans or the Rollover Notes to the extent actually applied within two (2) Business Days of the receipt thereof by the Borrower or any Subsidiary to redeem the Rollover Preferred Stock at par in accordance with the terms thereof:

         (i) any amount received by the Borrower with respect to settlement or resolution of the Genesis Medicare Claim net of expenses incurred in connection therewith;

         (ii) any amount received by the Borrower with respect to settlement or resolution of the AGE Claim net of expenses incurred in connection therewith;

         (iii) any amount received by the Borrower with respect to the sale or other disposition of Non-Core Assets;

         (iv) any amount received by the Borrower as proceeds from the exercise of any warrants issued pursuant to the Plan of Reorganization; and

         (v) any amount received by the Borrower as Net Offering Proceeds from the issuance of any Capital Stock (other than the proceeds received from the exercise of any warrants issued pursuant to the Plan of Reorganization) to the extent such proceeds are not required to make a mandatory prepayment pursuant to Section 2.11(e) hereof.

         SECTION 2.12 Amortization. (a) On each date set forth below, the Borrower shall be required to repay the principal amount of the B Term Loans, to the extent then outstanding, in the amount set forth opposite such date:

------------------------------------------------------------------ ---------------------------------------------------
                    B Term Loan Payment Dates                                            Amount
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2001                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in March, 2002                                        $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in June, 2002                                         $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in September, 2002                                    $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2002                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in March, 2003                                        $712,500.00
------------------------------------------------------------------ ---------------------------------------------------

------------------------------------------------------------------ ---------------------------------------------------
                    B Term Loan Payment Dates                                            Amount
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in June, 2003                                         $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in September, 2003                                    $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2003                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in March, 2004                                        $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in June, 2004                                         $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in September, 2004                                    $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2004                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in March, 2005                                        $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in June, 2005                                         $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in September, 2005                                    $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2005                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in March, 2006                                        $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in June, 2006                                         $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in September, 2006                                    $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
The last Business Day occurring in December, 2006                                     $712,500.00
------------------------------------------------------------------ ---------------------------------------------------
Term Loan Maturity Date                                                     Outstanding Balance Due in Full
------------------------------------------------------------------ ---------------------------------------------------

         (b) The Borrower shall be required to repay the principal amount of the Delayed Draw Term Loans, to the extent then outstanding, quarterly, on the last Business Day of each March, June, September and December (commencing on the first such Business Day after the Delayed Draw Term Loan Commitment Termination
Date) (each such date hereinafter referred to as a "Quarterly Payment Date") and on the Term Loan Maturity Date in the amounts set forth below opposite each Quarterly Payment Date and the Term Loan Maturity Date:

---------------------------------------------------------------------- -----------------------------------------------
           Delayed Draw Term Loan Quarterly Payment Dates              Amount*
---------------------------------------------------------------------- -----------------------------------------------
First Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Second Quarterly Payment Date                                                           $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Third Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Fourth Quarterly Payment Date                                                           $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Fifth Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Sixth Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Seventh Quarterly Payment Date                                                          $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Eighth Quarterly Payment Date                                                           $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Ninth Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Tenth Quarterly Payment Date                                                            $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Eleventh Quarterly Payment Date                                                         $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Twelfth Quarterly Payment Date                                                          $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Thirteenth Quarterly Payment Date                                                       $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Fourteenth Quarterly Payment Date                                                       $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Fifteenth Quarterly Payment Date                                                        $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Sixteenth Quarterly Payment Date                                                        $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Seventeenth Quarterly Payment Date                                                      $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
**Eighteenth Quarterly Payment Date                                                     $200,000.00
---------------------------------------------------------------------- -----------------------------------------------

----------------------
* The amortization amount for the Delayed Draw Term Loans will be adjusted pro rata if less than the full amount of the Delayed Draw Term Loan Commitment is borrowed as of the Delayed Draw Term Loan Commitment Termination Date.

** The actual number of Quarterly Payment Dates will depend upon when the Delayed Draw Term Loan Commitment Termination Date occurs, which will in turn affect the commencement of amortization.

---------------------------------------------------------------------- -----------------------------------------------
           Delayed Draw Term Loan Quarterly Payment Dates              Amount*
---------------------------------------------------------------------- -----------------------------------------------
**Nineteenth Quarterly Payment Date                                                     $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
**Twentieth Quarterly Payment Date                                                      $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
**Twenty-First Quarterly Payment Date                                                   $200,000.00
---------------------------------------------------------------------- -----------------------------------------------
Term Loan Maturity Date                                                       Outstanding Balance Due in Full
---------------------------------------------------------------------- -----------------------------------------------

         SECTION 2.13 Default Interest; Alternate Rate of Interest. (a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan, (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan and for all Base Rate Loans of a particular Tranche, at 2% in excess of the rate then in effect for Base Rate Loans of the same Tranche and (iii) for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Base Rate Loans which are B Term Loans.

         (b) In the event, and on each occasion, that on or before the day on which the Adjusted LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Loan pursuant to Section 2.4 or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.14, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for a Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof.

         SECTION 2.14 Continuation and Conversion of Loans. The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to a Base Rate Loan or to continue any Eurodollar Loan for a successive Interest Period, or (ii) to convert any Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

         (a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall give the Administrative Agent written, facsimile or telephonic (promptly confirmed in writing) notice with respect thereto; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:30 a.m. Eastern time;

         (b) unless the Required Lenders otherwise consent, no Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

         (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $5,000,000 or in such greater amount which is an integral multiple of $1,000,000;

         (d) if fewer than all Loans of a particular Tranche at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

         (e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than the number of separate Eurodollar Loans permitted under Section 2.4(c) hereof would be outstanding hereunder;

         (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

         (g) if a Eurodollar Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.15 shall be paid upon such conversion;

         (h) accrued interest on a Eurodollar Loan (or portion thereof) being converted to a Base Rate Loan shall be paid by the Borrower at the time of conversion; and

         (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

         SECTION 2.15 Reimbursement of Lenders. (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.4 or notice of continuation or conversion under Section 2.14 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than (I) a suspension or limitation under Section 2.13(b) of the right of the Borrower to select a Eurodollar Loan or (II) a breach by such Lender of its obligation to fund such Borrowing when it was otherwise required to do so hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.7 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of a failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in re-employing the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

         (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.10, the Borrower on demand by any Lender, shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

         SECTION 2.16 Change in Circumstances. (a) In the event that after the Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii),
(iii) or (iv) below any changes in conditions, shall occur which shall:

         (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

         (ii) change the basis of taxation of any payment to any Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

         (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

         (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

         (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender in its sole judgment to be material, then from time to time the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto.

         (c) Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraph (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) days after the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.16 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

         (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.13(b), this Section 2.16,
Section 2.17 or Section 2.21(g) or (ii) would require the Borrower to pay an increased amount under Section 2.13(b), this Section 2.16, Section 2.17 or
Section 2.21(g), it will use reasonable efforts to notify the Borrower in writing of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or if applicable, participate in Letters of Credit as required by Section 2.21, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender hereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations pursuant to Section 2.13(b), this Section 2.16, Section 2.17 or Section 2.21 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.13(b), this Section 2.16, Section 2.17 or Section 2.21 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

         (e) If the Borrower shall receive notice from any Lender that Eurodollar Loans are no longer available from such Lender pursuant to Section 2.17, that amounts are due to such Lender pursuant to subparagraph (c) hereof, that any of the events designated in subparagraph (d) hereof have occurred, or that an event has occurred that would cause the Borrower to pay any amount pursuant to clause (c) of Section 2.18, the Borrower may (but subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.15 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Administrative Agent, but not more than thirty (30) days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution ("Purchasing Lender") reasonably acceptable to the Borrower and the Administrative Agent (and that qualifies as an Eligible Assignee), which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Lender, plus all accrued but unpaid interest and fees payable to such Lender) the Commitments (if applicable), the amount of outstanding Loans and participations in Letters of Credit (if applicable), from the Lender providing such notice, and such Lender shall thereupon assign its Commitments (if applicable), its participations in Letters of Credit (if applicable) and any Loans owing to such Lender, and any notes held by such Lender to such Purchasing Lender pursuant to Section 13.3 hereof.

         SECTION 2.17 Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.15, all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be a Base Rate Loan unless such declaration is subsequently withdrawn.

         (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

         SECTION 2.18 United States Withholding. (a) Prior to the Closing Date, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

         (b) The Borrower or the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any note evidencing the Loans hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3; and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, partners, limited liability company members, agents, employees or representatives of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause
(i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

         (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.18, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.18.

         (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or any of the Agents (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or the applicable Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the applicable Agent (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.18(b). In addition, the Borrower shall indemnify each Lender and each of the Agents for any additional withholding taxes paid by such Lender or such Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

         (f) In the event that a Lender or an Agent receives a refund of or credit for taxes withheld or paid pursuant to this Section 2.18, which credit or refund is identifiable by such Lender or such Agent (as applicable) as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender or such Agent (as applicable) shall promptly notify the Administrative Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

         (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.18, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.18(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

         (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.18(a) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.18(e); provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

         SECTION 2.19 Interest Adjustments. If the provisions of this Credit Agreement or any note evidencing any of the Loans hereunder would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the applicable interest payments to that Lender in connection with such Loan shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder with respect to a Loan or under a note evidencing such Loan in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Facility Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a Lender hereunder with respect to such Loan and under any note evidencing such Loan for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

         The amount of any Interest Deficit relating to any Loan and any note evidencing such Loan shall be treated as a prepayment premium and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans within the applicable Tranche at that time outstanding pursuant to Section 2.10 hereof. The amount of any Interest Deficit relating to a Loan and any note at the time of any complete payment of the Loans within the applicable Tranche at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.10 hereof) shall be canceled and not paid.

         SECTION 2.20 Manner of Payments. Except as provided in Section 2.11(k) hereof, all payments of principal and interest by the Borrower in respect of any Loans shall be allocated pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by the Borrower hereunder and under any notes evidencing the Loans hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in Federal or other immediately available funds, at the office of the Administrative Agent, 201 South College Street, Charlotte, NC 28288, Attention: Syndication Agency Services, for credit to Genesis Health Ventures, Inc., no later than 1:00 p.m.(Eastern time), on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

         SECTION 2.21 Letters of Credit. (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Issuing Bank agrees, upon the request of the Borrower, to issue Letters of Credit (and to extend Letters of Credit previously issued hereunder) payable in Dollars from time to time after the Closing Date and prior to the Revolving Credit Commitment Termination Date; provided, however, that (A) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate principal amount of all Revolving Credit Loans then outstanding would exceed the Maximum Revolving Credit Amount, (B) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit having an expiration date (x) later than the tenth day prior to the Revolving Credit Commitment Termination Date or (y) more than one year after its date of issuance or extension; provided, however, that a Letter of Credit may, if requested by the Borrower, provide that such Letter of Credit is renewable for successive periods of one year or less, unless the Issuing Bank shall have delivered a notice of non-renewal to the beneficiary of such Letter of Credit and (C) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the then current L/C Exposure with respect to Letters of Credit would exceed $15,000,000.

         (ii) Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Revolving Credit Lender's Revolving Credit Percentage.

         (iii) Each Letter of Credit may, at the option of the Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans; provided, that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Revolving Credit Lenders (or, if all Obligations shall have been indefeasibly paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

         (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 1:00 p.m. (Eastern time) at least two (2) Business Days prior to the proposed date of issuance (or such lesser time as is acceptable to the Issuing Bank). Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Administrative Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Any Letter of Credit shall be issued solely for one of the following purposes: (1) to provide credit support for the Borrower's obligations under and pursuant to a Hedging Agreement in accordance with the terms of the applicable Hedging Agreement, (2) to provide credit support for indemnity obligations of a Credit Party or Subsidiary thereof in connection with the sale or lease of an asset permitted hereunder (provided, that the applicable indemnity obligation is not prohibited by the terms of this Credit Agreement),
(3) in connection with a Permitted Lien or (4) for such other purpose as has been approved by the Administrative Agent and the Issuing Bank. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Revolving Credit Lender of the issuance and the amount of such Revolving Credit Lender's respective participation in the applicable Letter of Credit.

         (c) Each Letter of Credit shall be subject to (i) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, or any successor publication, as adopted or amended from time to time (the "Uniform Customs") and (ii) as to matters not addressed by the Uniform Customs, the law of the State of New York (or, if the Issuing Bank so elects, the law of the jurisdiction in which the office from which it issues its Letters of Credit is located). The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Administrative Agent and the Revolving Credit Lenders, and each Revolving Credit Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds in Dollars for the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Revolving Credit Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Revolving Credit Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the Federal Funds market for the first three (3) days following the time when such Revolving Credit Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans.

         (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Revolving Credit Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute a Revolving Credit Loan (which is a Base Rate Loan) hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Revolving Credit Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Revolving Credit Loans which are Base Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in any other account of the Borrower maintained with the Issuing Bank.

         (f) (i) The Borrower agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

                 (A) with respect to the issuance, amendment, transfer or other transaction related to a Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, drawing or other transaction, as the case may be; and

                 (B) a fronting fee payable directly to the Issuing Bank, for its sole account, for the period from and including the Closing Date to, but excluding, the Revolving Credit Commitment Termination Date computed at a rate equal to one-quarter of one percent (1/4 of 1%) per annum of the daily average L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan), such fee to be due and payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of December 2001) prior to the Revolving Credit Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding Letter of Credit.

         (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Revolving Credit Lender in respect of its L/C Exposure, such Revolving Credit Lender's pro rata share (based on its Revolving Credit Commitment) of a commission equal to (A) a per annum percentage rate equal to the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by (B) the average daily amount of the L/C Exposure. Such commission shall be calculated in the same manner as interest on a Eurodollar Loan and shall be due and payable in arrears on and through the last Business Day of each March, June, September and December (commencing the last Business Day of December 2001) prior to the Revolving Credit Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding Letter of Credit. From the occurrence and during the continuance, of an Event of Default, such commission shall be increased to an amount equal to 2% plus the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by the daily average amount of the L/C Exposure; and

         (iii) Promptly upon receipt by the Issuing Bank or the Administrative Agent of any amount described in clause (ii) of this Section 2.21(f), or any amount described in Section 2.21(e) previously reimbursed to the Issuing Bank by the Revolving Credit Lenders, the Issuing Bank or the Administrative Agent (as applicable) shall distribute to each Revolving Credit Lender its pro rata share of such amount based on its participation in, or amount paid by such Revolving Credit Lender with respect to, the applicable Letter(s) of Credit. Amounts payable under clauses (i)(A) and
    (i)(B) of this Section 2.21(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

         (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Revolving Credit Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date:

             (A) the Issuing Bank or any Revolving Credit Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding
         (1) that is measured with respect to the overall net income of the Issuing Bank or such Revolving Credit Lender or of a Lending Office of the Issuing Bank or such Revolving Credit Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Revolving Credit Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Revolving Credit Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Revolving Credit Lender failing to make a declaration of, or otherwise to establish, nonresidence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Revolving Credit Lender may properly make the declaration or claim or so establish nonresidence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this
         Section 2.21, whether directly or by such being imposed on or suffered by the Issuing Bank or any Revolving Credit Lender;

             (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

             (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Revolving Credit Lender; or

             (D) there shall be imposed on the Issuing Bank or any Revolving Credit Lender any other condition regarding this Section 2.21, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase from the conditions that exist on the Initial Date the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. Sections 2.16(b), (c) and (d) shall in all instances apply to the Issuing Bank and any Lender with respect to the Letters of Credit issued hereunder. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.21 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

         (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Issuing Bank may, and if directed by the Required Revolving Credit Lenders shall, require the Borrower to deliver to the Administrative Agent cash or Cash Equivalents in an amount equal to 105% of the amount of the L/C Exposure or to furnish other security acceptable to the Issuing Bank and the Required Revolving Credit Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit and any costs associated with the Letters of Credit; provided, however, that if prior to the Revolving Credit Commitment Termination Date, (i) no Default or Event of Default is then continuing, then the Administrative Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the cash or Cash Equivalents delivered to the Administrative Agent hereunder shall exceed 105% of the then current L/C Exposure, then such excess shall first be applied to pay any Obligations owing to the Revolving Credit Lenders under this Credit Agreement and the remainder shall be returned to the Borrower.

         (i) Notwithstanding the termination of the Revolving Credit Commitments and the payment of the Revolving Credit Loans, the obligations of the Borrower under this Section 2.21 shall remain in full force and effect until the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

         (j) The obligations of the Borrower to reimburse the Issuing Bank and the Revolving Credit Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit;
(ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Revolving Credit Lenders, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction; (iii) payment by the Issuing Bank against any draft, demand, certificate or other document presented under any Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (including, without limitation, payment by the Issuing Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Letter of Credit, as long as the Issuing Bank has obtained the consent of the Borrower thereto and has not been notified in writing by the Administrative Agent or a Revolving Credit Lender of the occurrence of the Revolving Credit Commitment Termination Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire against any party as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof).

3.       REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

                  In order to induce the Agents, the Issuing Bank and the Lenders to enter into this Credit Agreement and to make Loans and to issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agents, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any notes evidencing any of the Loans hereunder and the making of the Loans and the issuance of the Letters of Credit:

                  SECTION 3.1 Existence and Power. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and is qualified to do business and is in good standing in all jurisdictions where either (i) the nature of its properties or business so requires or (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. Schedule 3.1(a) hereto sets forth a list of all jurisdictions in which the Borrower is so qualified.

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         (b) Each other Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in all jurisdictions where either (i) the nature of its properties or business so requires or (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. Schedule 3.1(b) hereto also sets forth a list of the jurisdiction of organization of each Credit Party and all jurisdictions in which each Credit Party is qualified to do business.

         (c) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated hereby or thereby to which it is or will be a party, and (iii) to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and in the case of the Pledgors, to pledge to the Collateral Agent for the benefit of the Secured Parties, the Pledged Collateral as contemplated by
Article 10 hereof; and in the case of the Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any notes evidencing any of the Loans hereunder and to borrow hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 9 hereof.

         SECTION 3.2 Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party, the grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in the Collateral and the Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, by each Credit Party, and the pledge to the Collateral Agent for the benefit of the Secured Parties of the Pledged Collateral as contemplated by Article 10 hereof, by each Pledgor and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the notes evidencing any of the Loans hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Credit Party or any Subsidiary of a Credit Party, or any provision of any Regulatory License, Reimbursement Approval, Management Agreement, material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such Regulatory License, Reimbursement Approval, Management Agreement, indenture, agreement, bond, note, mortgage, deed of trust, or other instrument and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Credit Agreement or the other Fundamental Documents.

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         SECTION 3.3 Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than UCC financing statements and the Mortgages all of which will be delivered to the Collateral Agent in accordance with the terms of this Credit Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party) of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of any notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, orders, consents, licenses, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, orders, consents, licenses, registrations or filings.

         (b) Each Credit Party and each Subsidiary of a Credit Party has obtained and holds in full force and effect all Regulatory Licenses, other licenses, Reimbursement Approvals, authorizations, consents, franchises, permits, certificates (including, without limitation, certificates of need) accreditations, easements, rights of way and other approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

         (c) As of the Closing Date, except as set forth on Schedule 3.3(c) hereto, during the last twenty-four (24) months, no Credit Party nor any Subsidiary of a Credit Party has been notified by JCAHO or any relevant Governmental Authority or other Person with respect to any Regulatory License, any Reimbursement Approval or other approval or authorization necessary to operate its business as currently being conducted, of such Governmental Authority's or other Person's actual revocation, suspension, termination, rescission, or non-renewal, such Regulatory License, Reimbursement Approval or other approval or authorization.

         SECTION 3.4 Binding Agreements. Each Credit Party has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 3.5 No Material Adverse Effect. (a) Since June 30, 2001, there has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole.

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         (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans) expected to be in existence on the Closing
Date: (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause
(iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.5(b), "debt" means any liability or a claim, and "claim" means any (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         SECTION 3.6 Financial Information. (i) The audited, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at September 30, 2000 and (ii) the unaudited, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries at June 30, 2001, together in each case with the related statements of income, stockholders' equity and cash flows and the related notes and supplemental information, in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end and audit adjustments. All of such financial statements fairly present, in accordance with GAAP, the consolidated financial position and the results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries, at the dates or for the periods indicated.

         SECTION 3.7 Credit Parties and their Subsidiaries. (a) Annexed hereto as Schedule 3.7(a) is a correct and complete list as of the Closing Date, of each Credit Party and each Subsidiary of a Credit Party showing, as to each, (i) its exact legal name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) its type of organization, (iv) in the case of a Credit Party, its taxpayer identification number and organizational identification number if it has one, (v) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock, (vi) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, (vii) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests and (viii) in the case of each Credit Party, the location of its chief executive office and the location where it keeps the records concerning the Collateral or any Real Property Asset or any item included in the Collateral.

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         (b) As of the Closing Date, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party or as set forth on Schedule 3.7(b) hereto.

         (c) As of the Closing Date, no Credit Party is a limited or general partner in any joint venture or partnership, except as set forth on Schedule 3.7(c) hereto.

         SECTION 3.8 Patents, Trademarks, Copyrights and Other Rights. (a) The Credit Parties and their Subsidiaries possess all patents, patent rights and licenses, trademarks, service marks, tradenames, trademark rights and licenses, copyrights, copyright rights and licenses and any other similar rights, free from burdensome restrictions, which are material to the conduct of their respective businesses (collectively the "Proprietary Rights") and have duly recorded their interest in the United States Patent and Trademark Office or the United States Copyright Office as applicable. Schedule 3.8 lists all registered Proprietary Rights, and all Proprietary Rights as to which an application for registration has been made, owned and used or held for use by any Credit Party or any Subsidiary of a Credit Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the Credit Party or Subsidiary thereof which owns such Proprietary Right; (iii) the jurisdictions or government offices by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and
(iv) all licenses, sublicenses and other agreements to which a Credit Party or Subsidiary thereof is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Credit Party or Subsidiary thereof, the identity of the licensor, and as to licenses granted by a Credit Party or Subsidiary thereof, the identity of the licensee. To the best of the Credit Parties' knowledge, a Credit Party or Subsidiary thereof is either
(1) the sole and exclusive owner (excluding licenses granted by a Credit Party or Subsidiary thereof) of all right, title and interest in and to (free and clear of any Lien) the Proprietary Rights described in Schedule 3.8 hereto and has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien) the Proprietary Rights described in Schedule 3.8 hereto and has the rights to the use thereof or material covered thereby in connection with the services or products in respect of which they are being used.

         (b) Except as set forth on Schedule 3.8 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Credit Parties' knowledge, threatened, against a Credit Party or Subsidiary thereof that involves a claim of infringement of any Proprietary Right and (ii) no Credit Party has any knowledge of any existing infringement by any other Person of any of the Proprietary Rights which in either case would have a Material Adverse Effect.

         SECTION 3.9 Fictitious Names. Except as disclosed on Schedule 3.9 hereto, none of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name; provided, that if any of the Credit Parties intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name, it shall have provided the Administrative Agent and the Collateral Agent with reasonable prior written notice of its intention to do so.

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         SECTION 3.10 Title to Properties. (a) Except as set forth on Schedule
3.10(a) hereto, the Credit Parties and their Subsidiaries have good title to (and with respect to Real Property Assets, good and marketable title to, or valid leasehold interests in) each of the properties and assets reflected on the financial statements referred to in Section 3.6 hereof, including, without limitation, the Real Property Assets listed on Schedules 3.24(a) and 3.24(b) hereto (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements or as permitted hereunder) and all such properties and assets are free and clear of Liens, except Permitted Liens.

         (b) Each of the Credit Parties and each Subsidiary of a Credit Party has complied in all material respects with all leases to which it is a party, and is aware of no defaults under any such lease or any conditions which with the passage of time or delivery of notice would constitute a default thereunder and all such leases are in full force and effect. Each of the Credit Parties and each Subsidiary of a Credit Party which is a lessee under any lease, enjoys peaceful and undisturbed possession of the Real Property Assets leased pursuant to such lease, subject to Permitted Liens.

         (c) No Credit Party or any Subsidiary of a Credit Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property Asset or any sale or disposition thereof in lieu of condemnation.

         (d) No Credit Party or any Subsidiary of a Credit Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except for such rights of first refusal, options or other contractual rights described on Schedule 3.10(d) hereto.

         SECTION 3.11 Special Representations Relating to Receivables. With respect to each Receivable, (i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; (ii) it arose out of a completed rendition of services by a Credit Party in the ordinary course of its business and in accordance with the terms and conditions of all contracts or other documents relating thereto and forming a part of the contract between such Credit Party and the account debtor; (iii) to the knowledge of the applicable Credit Party, the account debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed, and is solvent (except for Receivables on which the account debtor is Mariner Post-Acute Network, Inc. or an affiliate thereof); (iv) to the knowledge of the applicable Credit Party, there are no proceedings or actions which are threatened or pending against the account debtor thereunder which could reasonably be expected to result in any material adverse change in such account debtor's financial condition or the collectibility of such Receivable; (v) the Receivable is for a liquidated amount maturing as stated in the Credit Parties' records which are available to the Administrative Agent and the Collateral Monitoring Agent; (vi) the Receivable is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for discounts and allowances made in the ordinary course of business and consistent with the Credit and Collection Policy, and each Receivable is absolutely owing to such Credit Party and was not contingent in any respect or for any reason, and there are not facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements with respect thereto; and (vii) the Credit Party has made no agreement with any account debtor for any deduction therefrom, except discounts or allowances which are granted by such Credit Party in the ordinary course of its business for the prompt payment and which are reflected in the calculation of the net amount of the invoice related thereto.

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         SECTION 3.12 Litigation; Judgments. (a) Except as set forth on Schedule
3.12(a) hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement, any Fundamental Document or any of the transactions contemplated hereby or thereby or the Loans hereunder. No Credit Party and no Subsidiary of a Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

         (b) There are no unpaid final, nonappealable judgments or decrees in an aggregate amount of $5,000,000 or more entered by a court or courts of competent jurisdiction against any Credit Party or any Subsidiary of a Credit Party (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

         (c) Except as set forth on Schedule 3.12(c) hereto or as otherwise disclosed pursuant to Section 5.4(b) with respect to matters arising after the date hereof, to the knowledge of the Borrower, there is no pending investigation of the Credit Parties by JCAHO, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by the federal government or any state government exists or is threatened with respect to the Credit Parties which could reasonably be expected to adversely affect the Credit Parties' right to receive a material portion of Medicare and Medicaid reimbursement to which it would otherwise be entitled, right to participate in the Medicare and Medicaid programs, or otherwise have a Material Adverse Effect on the receipt of Medicare and Medicaid reimbursement by the Credit Parties, and except as set forth on Schedule 3.12(c) hereto, to the knowledge of the Borrower, none of the Credit Parties is subject to any pending but unassessed Medicare or Medicaid claim payment adjustments, except to the extent the Borrower has established adequate reserves for such adjustments in accordance with GAAP.

         SECTION 3.13 Federal Reserve Regulations. No Credit Party nor any Subsidiary of a Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

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         SECTION 3.14 Investment Company Act. No Credit Party nor any Subsidiary
of a Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

         SECTION 3.15 Taxes. Except as set forth on Schedule 3.15 hereto, each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all United States federal tax returns, state income tax returns and other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 5.8 hereof. No Credit Party knows of any material additional assessments or any basis therefor. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

         SECTION 3.16 Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all Applicable Laws, including ERISA and the Code except to the extent that any failure thereof could not reasonably be expected to result in a material liability. Each Plan intended to qualify under Section 401(a) of the Code so qualifies except to the extent that any failure to so qualify could not reasonably be expected to result in a material liability. No Reportable Event has occurred since the effective date of the Plan of Reorganization. No Plan has an "accumulated funding deficiency," within the meaning of Section 412 of the Code or Section 302 of ERISA, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. No material liability has been, and no circumstances exist pursuant to which any such material liability could reasonably likely be, imposed upon any Credit Party or ERISA Affiliate (i) under Sections 4971 through 4980B of the Code, Section 409, 502(i), 502(l) or 515 of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Credit Parties and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan then ended would not exceed $1,000,000.

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         (b) Assuming none of the Lenders is using assets of any employee benefit plan subject to Title I of ERISA or any "plan" (within the meaning of Section 4975(e) of the Code) maintained by the Borrower or any of its ERISA Affiliates to make the Loans, the execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         SECTION 3.17 Agreements. (a) No Credit Party nor any Subsidiary of a Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party (including, without limitation, any Regulatory License, any Reimbursement Approval, any Management Agreement or the Rollover
Note Indenture) or by which it or any of its property or assets is bound in any respect which default could reasonably be expected to result in a Material Adverse Effect.

         (b) Schedule 3.17(b) hereto is a true and complete listing as of the Closing Date of (i) all material credit agreements, indentures, and other agreements related to any Indebtedness of any Credit Party or any Subsidiary of a Credit Party, other than the Fundamental Documents, (ii) all material joint venture agreements to which any Credit Party or any Subsidiary of a Credit Party is a party, (iii) all material leases with respect to any Real Property Asset,
(iv) all material agreements or other arrangements pursuant to which a Credit Party or any Subsidiary of a Credit Party has granted a Lien to any Person, (v) all other contractual arrangements entered into by a Credit Party or any Subsidiary of a Credit Party or by which any Credit Party, any Subsidiary of a Credit Party or any of its property or assets is bound which arrangements are material to any Credit Party or any Subsidiary of a Credit Party, including but not limited to, Guaranties, (vi) all material Regulatory Licenses and material Reimbursement Approvals and (vii) all material Management Agreements. For purposes of this Section 3.17, a contract or agreement shall be deemed "material" if the Credit Parties or a Subsidiary thereof reasonably expect that any Credit Party or a Subsidiary thereof would, pursuant to the terms thereof,
(A) recognize future revenues in excess of $20,000,000 per annum, (B) incur liabilities or obligations in excess of $20,000,000 per annum or (C) likely suffer damages or losses in excess of $20,000,000 by reason of the breach or termination thereof.

         SECTION 3.18 Security Interest. (a) This Credit Agreement and the other Fundamental Documents (other than the Mortgages), when executed and delivered, will create and grant to the Collateral Agent for the benefit of the Secured Parties (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.18(a) hereto and (ii) the possession of the certificates evidencing Pledged Securities and Collateral of the type specified in Section 9-313 of the UCC) a valid and first priority perfected security interest in the Collateral, subject only to Permitted Liens.

         (b) The Mortgages, when executed and delivered, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the Credit Parties' respective right, title and interest in and to all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.18(b) hereto, the proper amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the filing offices listed on Schedule 3.18(b) hereto, the Mortgages shall constitute fully perfected first priority Liens on, and fully perfected first priority security interests in, all right, title and interest of the Credit Parties' in all the Real Property Assets (except personalty that does not constitute fixtures) and the proceeds thereof, in each case subject only to Permitted Liens.

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         SECTION 3.19 Disclosure. Neither this Credit Agreement nor any other
Fundamental Document nor any agreement, document, certificate or statement furnished to any of the Agents, the Issuing Bank or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party (other than general industry conditions or facts which have been disclosed to the Agents, the Issuing Bank and the Lenders in writing) which has a Material Adverse Effect, or could reasonably be expected in the future to have a Material Adverse Effect.

         SECTION 3.20 Environmental Matters. (a) Except as set forth on Schedule
3.20 hereto, there are no past, pending, or, to the knowledge of the Borrower, threatened Environmental Claims against, affecting or with respect to any Credit Party or any Subsidiary of any Credit Party or any Premises, and no Credit Party nor any Subsidiary of any Credit Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

         (b) No Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Credit Party or any Subsidiary of any Credit Party;

         (c) Each Credit Party, each Subsidiary of any Credit Party and any tenants, operators or occupants of any Premises have obtained and hold all required material Environmental Permits, except to the extent that any failure to obtain or hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

         (d) Each Credit Party and each Subsidiary of each Credit Party is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

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         (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

         (f) Neither any Credit Party nor any Subsidiary of any Credit Party, nor any predecessor of any Credit Party or Subsidiary of any Credit Party, nor any entity previously owned by any Credit Party or Subsidiary of any Credit Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Credit Party or any Subsidiary of any Credit Party, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

         (g) No Premises is a current, or to the knowledge of any Credit Party or any Subsidiary of any Credit Party, a proposed Environmental Clean-up Site, except to the extent as would not reasonably be expected to have a Material Adverse Effect;

         (h) There are no (i) underground storage tanks (active or abandoned),
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material at any Premises, or (iv) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

         (i) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or on behalf of, and which are in the possession of any Credit Party or any Subsidiary of any Credit Party with respect to any Premises which have not been delivered to the Agents except for such investigations, studies, audits, tests, reviews or analyses which do not individually or in the aggregate reveal environmental conditions that could have a Material Adverse Effect.

         SECTION 3.21 Pledged Securities. (a) Annexed hereto as Schedule 3.21(a) under the heading "Pledged Capital Stock and Other Pledged Equity Interests" is a correct and complete list as of the Closing Date, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other equity interests are being pledged, the Pledgor of such stock or other equity interests, the stock certificate number (if applicable) and the number of shares or amount of the capital stock or other equity interests being pledged hereunder. Also set forth on Schedule 3.21(a) under the heading "Non-Pledged Capital Stock" is a list of the Subsidiaries directly or indirectly owned or controlled by a Credit Party whose Capital Stock will not be pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Credit Agreement and the other Fundamental Documents and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Credit Agreement without the consent of any Person or Governmental Authority whatsoever.

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         (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.

         (c) There are no restrictions on the transfer of any of the Pledged Securities which limit the ability of a Pledgor to pledge such securities or interests (as applicable) to the Collateral Agent (for the benefit of the Secured Parties). Except as set forth on Schedule 3.21(c) hereto and for restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities by the Collateral Agent upon the occurrence of an Event of Default.

         (d) There are no warrants, options, conversion or similar stock purchase rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the Capital Stock or other equity interests of any issuer of any of the Pledged Securities.

         (e) There are no securities or obligations of any kind convertible into any shares of the Capital Stock or other equity interests of any issuer of any of the Pledged Securities; and

         (f) Article 10 of this Credit Agreement is effective to create a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Collateral and upon the delivery of the Pledged Securities to the Collateral Agent, such security interest and Lien constitute a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in the Pledged Collateral.

         SECTION 3.22 Compliance with Laws; Third Party Payor Arrangements. (a) No Credit Party, Subsidiary of a Credit Party or any Real Property Asset is in violation of any Applicable Law (including, without limitation, any Environmental Law or health care law) or any restrictions of record or agreements affecting any Real Property Asset, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

         (b) No Credit Party, Subsidiary of a Credit Party or any Real Property Asset is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Real Property Asset or any building permit, including, without limitation, any certificate of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

         (c) The Borrowings hereunder, the intended use of the proceeds of the Loans as contemplated by Sections 2.1(b), 2.2(b) and 2.3(b) hereof, the issuance of the Letters of Credit hereunder and the performance of the Fundamental Documents will not violate any Applicable Law.

         (d) Each Credit Party has caused to be accurately prepared and filed (or obtained extensions for) all applicable cost reports with respect to all Third Party Payor Arrangements.

         (e) Each Credit Party participates in an internal comprehensive compliance program with respect to Applicable Laws relating to the health care industry.

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         SECTION 3.23 Projected Financial Information. The Borrower has
delivered to the Agents certain projections relating to the Borrower consisting of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions. Such projected statements are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         SECTION 3.24 Real Property. (a) Schedule 3.24(a) is a true and complete list as of the Closing Date of (i) the facility number and street address of each Real Property Asset owned by a Credit Party or a Subsidiary of a Credit Party, (ii) the Credit Party or Subsidiary which owns each such Real Property Asset, (iii) the appraised value of each such Real Property Asset, if available, and the date of the applicable appraisal, (iv) the facility type of each such Real Property Asset, (v) the lease(s) to which each such Real Property Asset is subject and (vi) the name and address of the lessee of each such Real Property Asset. The applicable Credit Party has a fee simple title to each Real Property Asset listed on Schedule 3.24(a) hereto.

         (b) Schedule 3.24(b) is a true and complete list as of the Closing Date of (i) the facility number and street address of each Real Property Asset leased by a Credit Party or a Subsidiary of a Credit Party, (ii) the Credit Party or Subsidiary which leases each such Real Property Asset, (iii) the facility type of such Real Property Asset, (iii) the name and address of the owner/lessor of each such Real Property Asset, (iv) the leases to which each such Real Property Asset is subject and (v) the name and address of any sublessee of each such Real Property Asset.

         (c) As of the Closing Date, each of the Real Property Assets listed on either Schedule 3.24(a) or Schedule 3.24(b) hereto are leased by a Credit Party to the party listed opposite such Real Property Asset under the column entitled "Lessee" in the case of a Real Property Asset listed on Schedule 3.24(a) hereto or "Sublessee" in the case of a Real Property Asset listed on Schedule 3.24(b) hereto.

         SECTION 3.25 No Default. No Default or Event of Default exists under or with respect to any Fundamental Document.

         SECTION 3.26 Labor Matters. Except as set forth on Schedule 3.26 hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any Subsidiary of a Credit Party and no Credit Party nor any Subsidiary of a Credit Party has suffered any strikes, walkouts or work stoppages within the last three (3) years.

         SECTION 3.27 Organizational Documents. The documents delivered pursuant to Section 4.1(b) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Credit Parties as of the Closing Date. The Credit Parties represent that they have delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in Section 4.1(b).

         SECTION 3.28 Bank Accounts. Listed on Schedule 3.28 hereto are all bank accounts maintained as of the Closing Date by a Credit Party or a Subsidiary of a Credit Party.

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4.       CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT AND THE MAKING
         OF THE LOANS

         SECTION 4.1 Conditions Precedent to the Effectiveness of This Credit Agreement and the Making of the Loans. The effectiveness of this Credit Agreement and the making of the Loans is subject to the satisfaction in full or waiver of the following conditions precedent:

         (a) The Credit Agreement. The Administrative Agent shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Agents, the Issuing Bank, all of the Credit Parties and all of the Lenders;

         (b) Supporting Documents of the Credit Parties. The Administrative Agent shall have received in form and substance satisfactory to it, the Collateral Agent and their counsel:

         (i) a copy of the Certificate of Incorporation of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Pennsylvania;

         (ii) a certificate of the Secretary of the Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower as in effect on the date of such certification; (B) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State (or other governmental official) furnished pursuant to clause (i) above, except to the extent specified in such Secretary's Certificate; (C) that attached thereto is a true and complete copy of resolutions adopted by the Borrower's Board of Directors authorizing the Borrowings by the Borrower, the grant by the Borrower of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by the Borrower in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Credit Agreement, any notes (on behalf of the Borrower), the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of the Borrower (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii));

         (iii) a certificate of the Secretary of each other Credit Party, dated the Closing Date (which certificate may be an omnibus certificate executed by the same individual on behalf of multiple Credit Parties), and certifying (A) such Credit Party is in good standing in its jurisdiction of organization and has paid all its franchise and other similar taxes except where such failure to be in good standing would not have a Material Adverse Effect; (B) that attached thereto is a true and complete copy of resolutions or other authorizing documents adopted by the appropriate Person or Persons of such Credit Party authorizing the Guaranty hereunder by such Credit Party, the grant by such Credit Party of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by such Credit Party in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect and (C) as to the incumbency and specimen signature of each officer of such Credit Party executing this Credit Agreement, any other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of such Credit Party (such certificate to contain a certification by another officer of such Credit Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and

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         (iv)     a certificate dated as of a recent date as to the good
    standing and/or authority to do business of the Borrower and the Credit Parties listed on Schedule 4.1(b)(iv) issued by the Secretary of State or other appropriate governmental official of each jurisdiction for each such entity.

         (v) such additional documents relating to the Borrower and any other Credit Party as the Administrative Agent or its counsel or any Lender may reasonably request;

         (c) Opinions of Counsel. The Administrative Agent shall have received the written opinions of Weil, Gotshal & Manges LLP, counsel to the Credit Parties and of local counsel in each of the states listed on Schedule 4.1(c) hereto, each dated the Closing Date and addressed to the Agents, the Issuing Bank, the Lenders and the other Secured Parties with respect to such matters relating to this Credit Agreement and the Fundamental Documents as may be requested by the Administrative Agent and its counsel, which opinion shall be in form and substance satisfactory to the Administrative Agent and its counsel;

         (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred since June 30, 2001;

         (e) Material Agreements. The Administrative Agent or its counsel shall have received a copy, certified by the Borrower, of each agreement listed on
Schedule 3.17(b) hereto;

         (f) Financing Statements/Possession of Collateral. The Collateral Agent shall have (i) received for filing all appropriate UCC financing statements to perfect its security interest in the Collateral and evidence satisfactory to the Collateral Agent that such UCC financing statements will be filed on or promptly after the Closing Date, together with any related filing fees or similar charges or taxes payable in connection with such filing; (ii) received the Pledged Securities (to the extent such Pledged Securities are represented by a certificate or other instrument) with appropriate undated stock powers or other appropriate documents executed in blank and (iii) received delivery of all Collateral of the type specified in Section 9-313 of the UCC;

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         (g) Mortgages. The Collateral Agent shall have received a duly executed
Mortgage and appropriate UCC-1 Financing Statements with respect to each Real Property Asset;

         (h) Title Report. The Collateral Agent shall have received a recent report by a Title Company as to the state of title of each Real Property Asset, showing all Liens and encumbrances of record;

         (i) Zoning Laws, etc. The Collateral Agent shall be satisfied with the Credit Parties' compliance with all zoning, environmental and other laws, ordinances, rules and regulations affecting or relating to each Real Property Asset;

         (j) Leases. The Administrative Agent or the Collateral Agent or their counsel shall have received certified true and complete copies of all material leases encumbering the Real Property Assets, together with executed and acknowledged subordination, non-disturbance and attornment agreements and estoppel certificates with respect thereto as may be required by the Collateral Agent, in form and substance satisfactory to the Collateral Agent;

         (k) Evidence of Title. The Collateral Agent shall be satisfied that each Credit Party has sufficient right, title and interest in and to the Collateral, the Real Property Assets and other assets which it purports to own, as set forth in the documents and other materials presented to the Agents to enable such Credit Party to grant to the Collateral Agent for the benefit of the Secured Parties the security interests contemplated by the Fundamental Documents, and that all financing statements, mortgages and other filings under Applicable Law necessary to provide the Collateral Agent for the benefit of the Secured Parties with a first priority perfected security interest in the Pledged Securities, the Collateral and all Real Property Assets (subject in the case of the Collateral and the Real Property Assets, to Permitted Liens) have been filed and all taxes, recording or other fees relating thereto have been paid, or, have been delivered to the Collateral Agent in satisfactory form for filing;

         (l) Insurance. The Administrative Agent and the Collateral Agent shall have received (i) a summary of all existing insurance coverage maintained by the Credit Parties and their Subsidiaries which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date and (ii) evidence acceptable to the Administrative Agent and the Collateral Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect, including Certificates of Insurance with respect to all existing insurance coverage maintained by the Credit Parties and/or their Subsidiaries which is set forth on the summary delivered pursuant to clause (i) above, which certificates shall comply with the requirements set forth in Section 5.5 hereof;

         (m) Payment of the Fees. The Agents and the Co-Lead Arrangers (for their benefit and the benefit of the Lenders) shall have received all Fees due and payable on or before the Closing Date pursuant to the Fee Letters or this Credit Agreement;

         (n) Notes. For each Lender that has requested that the Loans made by it be evidenced by a promissory note, the Administrative Agent shall have received one or more promissory notes each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of such Lender in the principal amount equal to such Lender's B Term Loans, Delayed Draw Term Loan or Delayed Draw Term Loan Commitment (if Delayed Draw Term Loans are not drawn on the Closing Date) and/or Revolving Credit Commitment, as applicable;

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         (o) Payment of Other Fees and Expenses. All out-of-pocket expenses incurred by the Administrative Agent, the Co-Lead Arrangers and the Issuing Bank in connection with this Credit Agreement and the transactions contemplated hereby, including, without limitation, all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by the Agents (including, but not limited to, Morgan, Lewis & Bockius LLP, counsel to the Agents), shall have been paid by the Borrower;

         (p) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents or which could reasonably be expected to have a Material Adverse Effect;

         (q) Required Consents and Approvals. The Administrative Agent and the Co-Lead Arrangers shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party and from any other entity whose consent, waiver or approval is required pursuant to the terms of existing contracts to which any of the Credit Parties is bound and which the Administrative Agent and the Co-Lead Arrangers in their discretion deem necessary to the transactions contemplated hereby;

         (r) Compliance with Laws. The Lenders shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets;

         (s) Representations and Warranties; No Default. The representations and warranties set forth in Article 3 hereof and in any other Fundamental Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing hereunder;

         (t) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto;

         (u) Approval of Counsel to the Agents. All legal matters incident to this Credit Agreement, the Fundamental Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Agents and the Co-Lead Arrangers;

         (v) Other Documents. The Agents and their counsel shall have received fully executed originals of the Intercreditor Agreement, the Contribution Agreement and such other documentation as the Agents or their counsel may request;

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         (w) Consolidated EBITDA. Consolidated EBITDA through the end of the
Rolling Four Quarter period ended June 30, 2001 shall be at least $208.0 million;

         (x) Total Leverage Ratio. The Total Leverage Ratio (after giving effect to any Loans to be made on the Closing Date and all Indebtedness to be outstanding upon the effectiveness of the Plan of Reorganization) shall not exceed 3.0:1.0;

         (y) Final Order. A Final Order approving the Plan of Reorganization and the credit facilities contemplated hereby shall have been entered by the Bankruptcy Court (which shall, among other things, approve this Credit Agreement, the Fundamental Documents, the Loans and the transactions contemplated by this Credit Agreement and the Fundamental Documents);

         (z) Total Funded Debt. Total Funded Debt (after giving effect to any Loans to be made on the Closing Date and all Indebtedness to be outstanding upon the effectiveness of the Plan of Reorganization) shall not exceed $624.0 million;

         (aa) Plan of Reorganization. Substantial consummation of the Plan of Reorganization in accordance with the terms thereof and of the Final Order referred to in Section 4.1(y) above shall occur concurrently with the making of the initial Loans hereunder;

         (bb) Merger. The merger of Genesis Health Ventures, Inc. and the Multicare Companies, Inc., as contemplated by the Plan of Reorganization shall have been consummated;

         (cc) Equity Structure. The Borrower's equity capital shall consist of a single class of common stock and the Rollover Preferred Stock;

         (dd) Debt Rating. The Borrower shall have obtained a minimum senior secured credit rating of at least "B1" from Moody's and "B+" from S&P;

         (ee) Rollover Notes. Execution and delivery of the Rollover Note Indenture in form and substance and with terms satisfactory to the Co-Lead Arrangers, the Administrative Agent and the Collateral Monitoring Agent in their sole discretion (including, but not limited to, (i) a maximum note value of $243.0 million, (ii) a maximum interest rate of LIBOR plus 5%, (iii) a maturity date that is at least six (6) months after the maturity date of the B Term Loans and the Delayed Draw Term Loans, (iv) scheduled amortization in any year prior to final maturity not exceeding 1% of the original aggregate note value on the date of issuance of the Rollover Notes and (v) covenants customary for public indentures and customary provisions relating to the exercise of any remedies against any collateral with respect to the Rollover Notes satisfactory to the Co-Lead Arrangers in their sole discretion); and

(ff) Rollover Preferred Stock. Issuance of the Rollover Preferred Stock with terms satisfactory to the Co-Lead Arrangers, the Administrative Agent and the Collateral Monitoring Agent in their sole discretion (including, but not limited to, (i) a maximum liquidation preference of $42.6 million, (ii) a maximum coupon of 6% per annum, (iii) dividends payable only in kind, (iv) the Borrower having the right to convert all of the shares of such Preferred Stock to common stock of the Borrower at any time after the first anniversary of the effective date of the Plan of Reorganization so long as the average trading price for the Borrower's common stock over the immediately preceding thirty (30) calendar days is $30.00 or more, (v) the Rollover Preferred Stock shall be subject to mandatory redemption by the Borrower on the ninth (9th) anniversary of the effective date of a Plan of Reorganization, (vi) the Rollover Preferred Stock shall be subject to mandatory redemption by the Borrower with the proceeds of any amounts received by the Borrower and its Subsidiaries from any of the sources referred to in Section 2.11(m) hereof and (vii) such other provisions satisfactory to the Co-Lead Arrangers in their sole discretion).

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         (gg) Appraisals. The Collateral Agent and the Collateral Monitoring
Agent shall receive a copy of recent appraisals made with respect to the Real Property Assets listed on Schedule 4.1(gg).

         SECTION 4.2 Conditions Precedent to Each Revolving Credit Loan and each Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Revolving Credit Loan and to participate in each Letter of Credit (including the initial Revolving Credit Loan and/or Letter of Credit) are subject to the following conditions precedent:

         (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or the Issuing Bank and the Administrative Agent shall have received a notice with respect to such Letter of Credit as required by
Section 2.2 or Section 2.21 hereof, as applicable;

         (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower;

         (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

         (d) No Event of Default. On the date of each Borrowing or issuance of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of the requested Revolving Credit Loan or the issuance of the requested Letter of Credit; and

         (e) Maximum Revolving Credit Amount. After giving effect to the Revolving Credit Loans to be made or Letters of Credit to be issued, the aggregate principal amount outstanding of all Revolving Credit Loans plus the then current L/C Exposure shall not exceed the Maximum Revolving Credit Amount.

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Each request for a Borrowing or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit hereunder as to the matters specified in paragraphs (c), (d) and (e) of this Section 4.2.

                  SECTION 4.3 Conditions Precedent to the Making of Delayed Draw Term Loans. The obligation of each Delayed Draw Term Loan Lender to make Delayed Draw Term Loans are subject to the following conditions precedent:

                  (a) Delayed Draw Term Loan Availability Period/Five Draws. The request for any Borrowing of Delayed Draw Term Loans shall be made during the Delayed Draw Term Loan Availability Period and no more than four prior requests for a Borrowing of Delayed Draw Term Loans shall have been made;

                  (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing of Delayed Draw Term Loans, duly executed by an Authorized Officer of the Borrower;

                  (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof or in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of the Borrowing of the Delayed Draw Term Loans;

                  (d) No Event of Default. On the date of the Borrowing of the Delayed Draw Term Loans, after giving effect to the APS Acquisition and/or payment of the outstanding balance due to ElderTrust and/or the exercise of one or more of the Facility Purchase Options (and the purchase of the Facilities that are the subject thereof), as applicable, on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing unless waived by the prior written consent of the Required Lenders; and

                  (e) Documentation for and Making of Payments with Respect to Facility Purchase Options/Specified Payments/ElderTrust Payments. All (i) documentation relating to (a) the exercise of one or more of the Facility Purchase Options (and the purchase of the Facilities that are the subject thereof), (b) the Specified Payments and (c) the payments to be made to ElderTrust and (ii) the manner and making of all payments relating to the transactions referred to in the preceding clause (i) shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  A request for a Borrowing of Delayed Draw Term hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (c) and (d) of this
Section 4.3.

5.       AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 105% of the then current L/C Exposure) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

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         SECTION 5.1 Financial Statements and Reports. Subject to the last paragraph of this Section 5.1, furnish or cause to be furnished to the Agents, the Issuing Bank and each of the Lenders:

         (a) As soon as available, but in any event within ninety (90) days (plus the period of any extensions obtained by the Borrower pursuant to Rule 12b-25 of the Securities Exchange Act of 1934) after the end of each fiscal year of the Borrower (commencing with fiscal year September 30, 2001), (i) the consolidated and consolidating (by major business line) balance sheets of the Borrower and its Consolidated Subsidiaries, in each case as at the end of, and the related consolidated statements of income, stockholders' equity and cash flows for, such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, and in the case of such consolidated statements, certified by and accompanied by an unqualified report and opinion of KPMG LLP, any other Big Five accounting firm or another independent public accountant of recognized standing as shall be retained by the Borrower and be satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements and (ii) annual percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Borrower deems relevant in the operation of its business and such other information as the Administrative Agent and the Co-Lead Arrangers may reasonably request;

         (b) As soon as available, but in any event within forty-five (45) days (plus the period of any extensions obtained by the Borrower pursuant to Rule 12b-25 of the Securities Exchange Act of 1934) after the end of each of the first three fiscal quarters of each of its fiscal years, (i) the unaudited, consolidated and consolidating (by major business line) balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes and
(ii) quarterly percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Borrower deems relevant in the operation of its business and such other information as the Administrative Agent and the Co-Lead Arrangers may reasonably request;

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         (c) As soon as available, but in any event within thirty (30) days after the end of each month, (i) the unaudited, consolidated and consolidating (by major business line) balance sheets of the Borrower and its Consolidated Subsidiaries, as at the end of such month, and the related consolidated statements of income and cash flows for, such month, and for the portion of the fiscal year through the end of such month, and the corresponding figures as at the end of such month, and for the corresponding period as set forth in the Borrower's current operating budget; provided, however, that the Borrower shall not be required to deliver monthly balance sheets and cash flow statements for any month prior to January, 2002, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the month and the results of operations for the month then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes and (ii) monthly percentage statistics concerning occupancy rate, payor mix, any other statistical and operating information that Borrower deems relevant in the operation of its business and such other information as the Administrative Agent and the Co-Lead Arrangers may reasonably request;

         (d) Simultaneously with the delivery of the statements referred to in paragraphs (a), (b) and (c) of this Section 5.1, a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof and what action any Credit Party is taking or proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.6 and 6.9 through 6.14 hereof;

         (e) Together with each set of audited financial statements required by paragraph (a) above, a letter from the independent public accountants rendering the report thereon stating whether, in connection with their audit examination, any condition or event, at any time during, or at the end of, the accounting period covered by such financial statements, has come to their attention which would cause them to believe that any Default or Event of Default existed on the date of such financial statements, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof;

         (f) Promptly upon their becoming available, copies of all audits, studies, reports or evaluations prepared for, or submitted to, any of the Credit Parties by any outside professional firm or service, including, without limitation, any comment letter submitted by the Borrower's accountants to management in connection with their annual audit;

         (g) Promptly upon their becoming available, copies of all registration statements, proxy statements, notices and reports which the Borrower or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency;

         (h) Within thirty (30) days after the end of each fiscal year, a set of financial projections for the Borrower and its Consolidated Subsidiaries for the next fiscal year in a form and in reasonable detail satisfactory to the Administrative Agent;

         (i) Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage to any Credit Party or any Subsidiary of a Credit Party relating to any material loss or loss with respect to any Real Property Asset, copies of such notices and/or correspondence;

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         (j) Without limiting any Credit Party's other obligations to give notice under the Fundamental Documents, within twenty (20) days of the end of each calendar quarter, a schedule setting forth each sale or other disposition of any asset or property effected outside the ordinary course of business during such quarter, the date of each such sale or disposition, the sales price with respect to such asset or property sold or disposed of and the Net Cash Proceeds received during such quarter from each such sale or disposition;

         (k) Each month, within 30 days after the end of the prior month, a Borrowing Base Certificate;

         (l) At the request of the Collateral Agent or the Collateral Monitoring Agent, provide to the Collateral Agent and the Collateral Monitoring Agent any documents used in the preparation of any Borrowing Base Certificate, including without limitation, accounts receivables agings and reconciliations; and

         (m) From time to time such additional information regarding the financial condition or business of any of the Credit Parties or any of their respective Subsidiaries, any Real Property Asset or the Collateral, as any of the Agents, the Issuing Bank or any Lender acting through the Administrative Agent may reasonably request including, without limitation, copies of all management projections prepared at the reasonable request of any of the Agents.

Information required to be delivered pursuant to clauses (a), (b) or (c) of this
Section 5.1 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Agents, Issuing Bank and each Lender that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at [sec.gov/edaux/searches.htm] or at another website identified in such notice and accessible by the Lenders without charge; provided, that (i) such notice may be included in a certificate delivered to the Administrative Agent pursuant to subsection (d) hereof and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs (a), (b), (c) and (d) of this Section 5.1 to any Lender that requests such delivery. All other notices and information required to be provided pursuant to this Section 5.1 shall be deemed delivered pursuant to this Section 5.1 when delivered to the Administrative Agent; provided, that the Borrower shall deliver paper copies of any such notice or information to any Lender that requests such delivery.

         SECTION 5.2 Compliance with Laws. (a) Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, Proprietary Rights, Regulatory Licenses, other licenses, Reimbursement Approvals, permits, franchises, certificates (including, without limitation, certificates of need), authorization, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably likely to have a Material Adverse Effect and (ii) to comply with all applicable statutes, ordinances, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, health care laws, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except where the necessity of compliance therewith is contested in good faith by the appropriate proceedings or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided, in each case, that the applicable Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

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
         (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority required for the performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party.

         SECTION 5.3 Maintenance of Properties. Keep its tangible properties including, without limitation, each Real Property Asset, in good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and, from time to time (i) subject to the terms hereof, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and
(ii) comply at all times with the provisions of all Regulatory Licenses, Reimbursement Approvals, all Management Agreements, leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.4 Notice of Material Events. (a) Promptly upon, but in any event within five (5) days after, an Authorized Officer or other executive officer of any Credit Party obtaining knowledge of (i) any (X) Default or (Y) Event of Default, (ii) any Material Adverse Effect, (iii) any action, event or condition which could reasonably be expected to have a Material Adverse Effect,
(iv) the opening of any office of any Credit Party or the change of the chief executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, any Real Property Asset or any Pledged Securities, or the location of any item of Collateral, (v) any change in the name, corporate structure or the jurisdiction of organization of any Credit Party, (vi) a change in the organizational identification number of any Credit Party or the receipt of an organizational number by a Credit Party which previously did not have one; (vii) any other event which could reasonably be expected to materially decrease the value of the Collateral, any Real Property Asset or the Pledged Securities,
(viii) any proposed material amendment to any agreements that are a material part of the Collateral or relate to any material Real Property Asset or (ix) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h), (i) or (j) of Article 7, (ix) any strike, walkout, work stoppage or other material labor difficulty with respect to any Credit Party or Subsidiary of a Credit Party, (x) any pending or contemplated condemnation proceeding affecting any Real Property Asset which would result in Net Cash Proceeds of $300,000 or more or (xi) any revocation, suspension, termination, rescission, non-renewal, forfeiture or similar action or threat by any Governmental Authority to take any of the foregoing actions with respect to a Regulatory License or a Reimbursement Approval or any material amendment to any Regulatory License, Reimbursement Approval or Management Agreement, give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto.

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         (b) Promptly upon, but in any event within ten (10) days after, an
Authorized Officer or other executive officer of any Credit Party obtains knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets including, without limitation, any Real Property Asset, Regulatory License or Reimbursement Approval but excluding any condemnation proceeding or any sale or disposition in lieu of condemnation with respect to any Real Property Asset which would result in Net Cash Proceeds of less than $300,000 and (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent), which, in the case of clause
(i) or (ii) above, is reasonably likely to have a Material Adverse Effect, such Credit Party shall promptly give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Administrative Agent to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice to the Administrative Agent of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Administrative Agent pursuant to this subsection (b) above and provide such other information as may be reasonably available to it to enable the Agents to evaluate such matters.

         SECTION 5.5 Insurance. (a) Keep its assets, or cause its tenants under applicable leases to keep its assets, which are of an insurable character (including, without limitation, all Real Property Assets) insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the assets (including, without limitation, all Real Property Assets and all Collateral) of the Credit Parties and their Subsidiaries (other than motor vehicles) against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Credit Parties and their Subsidiaries, and the Agents, the Issuing Bank and the Lenders against comprehensive general and automobile liability, such policies to be in accordance with customary industry practice and in such form and amounts and having such coverage as is customary for companies of the same or similar size in the same or similar businesses or as otherwise may be reasonably satisfactory to the Administrative Agent and the Collateral Agent. All such insurance shall (i) contain a Lender's Loss Payable Endorsement in favor of the Collateral Agent on behalf of the Secured Parties in all loss or damage insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice to the Collateral Agent (on behalf of the Secured Parties) thereof, (iii) name the Collateral Agent (for the benefit of the Secured Parties) as loss payee for physical damage insurance with respect to property which constitutes Collateral or a Real Property Asset as to which a Lien has been granted to the Collateral Agent, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and as an additional insured, with the Collateral Agent), (iv) state that neither the Agents, any of the Lenders, nor any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances and (v) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent and the Collateral Agent.

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         (b) Upon the request of either the Administrative Agent or the
Collateral Agent, furnish to such Agent, an updated schedule describing all insurance maintained by the Credit Parties, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date.

         (c) Furnish to the Administrative Agent and the Collateral Agent, to the extent not previously delivered, original certificates of insurance for all insurance maintained by a Credit Party which certificates shall comply with the requirements of this Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

         (d) Maintain such other insurance or self insurance as may be required by Applicable Law or any agreement to which any Credit Party or any Subsidiary thereof is a party or as either the Administrative Agent or the Collateral Agent may reasonably request.

         SECTION 5.6 Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

         (b) Provide any Agent, the Issuing Bank and their representatives (at the Borrower's expense) or any Lender and its representatives (at such Lender's expense) access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that such Agent, the Issuing Bank or such Lender (as applicable) may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Credit Party or a Subsidiary of a Credit Party pertaining to the Collateral or any Real Property Asset and upon notification to the Borrower, permit such Agent, the Issuing Bank or such Lender (as applicable) or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as such Agent, the Issuing Bank or such Lender (as applicable) may deem appropriate for the purpose of verifying any report delivered by any Credit Party to any of the Agents, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

SECTION 5.7 Observance of Agreements. (a) Duly observe and perform all material terms and conditions of any agreement relating to any Real Property Asset, any Management Agreement or any other agreement which is material to the Credit Parties taken as a whole and diligently protect and enforce the rights of the Credit Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

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         (b) Promptly provide the Agents copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect the Rollover Note Indenture and any other agreement which is material to the Credit Parties taken as a whole.

         (c) Maintain in effect all material Regulatory Licenses and material Reimbursement Approvals necessary to the operation of its business.

         (d) Except where the failure to participate or comply could not reasonably be expected to have a Material Adverse Effect, continue its participation in all Third Party Payor Arrangements and comply with all rules, regulations, standard procedures and decrees necessary to continue its participation in such Third Party Payor Arrangements and prepare and file all applicable cost reports with respect to such Third Party Payor Arrangements.

         SECTION 5.8 Taxes and Charges. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or Subsidiary of a Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party or any Subsidiary of a Credit Party; provided, however, that any tax, assessment, levy, governmental charge or claim for labor, material or supplies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP; and provided, further, that such Credit Party or Subsidiary of a Credit Party will pay all such taxes, assessments, levies or other governmental charges and claims for labor, material or supplies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

         SECTION 5.9 Liens. Defend the Collateral (including, without limitation, the Pledged Securities) and the Real Property Assets against any and all Liens, claims and other impediments howsoever arising, other than Permitted Liens, and in any event defend the same against any attempted foreclosure.

         SECTION 5.10 Further Assurances; Security Interests. (a) Upon the request of any of the Agents, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of such Agent or its counsel to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

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         (b) Upon the request of the Collateral Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of such Agent or its counsel, to provide the Collateral Agent for the benefit of the Secured Parties a first perfected Lien in the Collateral and all the Real Property Assets, and any and all documents (including, without limitation, an amendment or supplement of any financing statement and a continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which any Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Collateral Agent for the benefit of the Secured Parties the security interest in the Collateral and the Real Property Assets contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Liens.

         (c) Promptly undertake to deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations and approvals, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent or its counsel shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent for the benefit of the Secured Parties.

         (d) Without limiting the generality of the foregoing provisions of this
Section 5.10, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning the properties set forth on Schedule 3.10(a) hereto.

         SECTION 5.11 Environmental Laws. (a) Promptly notify the Administrative Agent and the Collateral Agent upon any Credit Party gaining actual knowledge of any violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other violations of, or liability under, Environmental Law is reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent and the Collateral Agent all written notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

         (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all Environmental Permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

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         (d) Indemnify, defend and hold harmless the Agents, the Issuing Bank, the Lenders and the other Secured Parties, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees (including cost of in-house counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (B) any violation of any Environmental Law or Environmental Permit by any Credit Party or any Subsidiary of any Credit Party; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Credit Party or any Subsidiary of any Credit Party; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; and (E) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of the Borrower under this Section 5.11(d) shall survive the Facility Termination Date, the termination of this Credit Agreement, the payment of the Obligations and the expiration, termination and/or cancellation of the Letters of Credit hereunder indefinitely.

         SECTION 5.12 Subsidiaries. Deliver to the Administrative Agent reasonably promptly after formation or acquisition of any new Subsidiary (but in any event prior to commencement of operations by such Subsidiary), an Instrument of Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, Mortgages and/or other security documents, organizational documents and written opinions of counsel, all as may be reasonably requested by any of the Agents or their counsel and all in form and substance reasonably satisfactory to the Agents and their counsel and if applicable, certificates or other instruments (if any) representing 100% of the stock or other equity interests of such Subsidiary together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument.

         SECTION 5.13 Lease Agreements. From time to time (i) furnish to the Administrative Agent such information and reports regarding any lease agreement with respect to a Real Property Asset to which a Credit Party or any Subsidiary thereof is a party as the Administrative Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Administrative Agent, make such demands and requests for information, reports or action to the other parties to a lease agreement to which a Credit Party or any Subsidiary thereof is a party, as the Credit Party or Subsidiary is entitled to make under each such lease agreement.

         SECTION 5.14 Interest Rate Protection. No later than January 1, 2002 and at all times thereafter, maintain or cause to be maintained Interest Rate Protection Agreements having terms, conditions and tenors reasonably acceptable to the Administrative Agent to the extent necessary so that until two (2) years after the Closing Date, interest on Indebtedness in a principal amount equal to at least 50% of the total outstanding funded Indebtedness of the Borrower and its Consolidated Subsidiaries at any time, is effectively fixed or capped at rates which are acceptable to the Administrative Agent.

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         SECTION 5.15 After-Acquired Real Property Assets. If, after the Closing
Date, any Credit Party purchases, leases or otherwise acquires any Real Property Asset including, without limitation, the properties that are the subject of the Facility Purchase Options, ElderTrust properties and properties acquired through Specified Payments, (a) promptly, but in any event within thirty (30) days, after such purchase, lease or other acquisition, provide written notice thereof to the Administrative Agent and the Collateral Agent, setting forth with specificity a description of such Real Property Asset acquired, a title commitment, a survey (if available) and such Credit Party's good faith estimate of the current fair market value of such Real Property Asset and (b) if either such Agent so requests, the applicable Credit Party shall promptly execute and deliver to the Collateral Agent, a Mortgage and such other documents or instruments as such Agent shall reasonably request with respect to such Real Property Asset.

         SECTION 5.16 Lender Meetings. From time to time as requested by the Administrative Agent or the Required Lenders, participate in, and cause an Authorized Officer of the Borrower to be available for and to participate in, a meeting of Lenders to be held, at reasonable intervals, at locations and at times reasonably requested by the Administrative Agent (or, if applicable, the Required Lenders).

         SECTION 5.17 Use of Proceeds of Revolving Credit Loans. Use the proceeds of the Loans for the purposes which are not otherwise prohibited by the terms of this Credit Agreement, including, without limitation, Sections 2.1(b), 2.2(b) and 2.3(b).

         SECTION 5.18 Cash Management System. At all times maintain or cause to be maintained an integrated cash management system in accordance with the terms of Section 8.3 hereof.

         SECTION 5.19 Subordination, Non-Disturbance and Attornment Agreements, Etc. (a) Use all commercially reasonable efforts to deliver to the Collateral Agent as soon as reasonably practicable after the Closing Date, executed and acknowledged subordination, non-disturbance and attornment agreements and estoppel certificates, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, with respect to all leases reasonably designated by the Collateral Agent encumbering the Real Property Assets and which by their terms are not subject and subordinate to the Mortgages; provided, that commercially reasonable efforts shall not be construed as requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement.

         (b) Use all commercially reasonable efforts to deliver to the Collateral Agent as soon as reasonably practicable after the Closing Date, such other certificates, documents and agreements respecting any Real Property Asset leased by Borrower or any of its Subsidiaries as lessee, as the Collateral Agent may, in its sole discretion, request (including, but not limited to, estoppel certificates from lessors under any such lease, consents from lessors under any such lease, modifications of any such lease to incorporate customary leasehold financing provisions, a recordable memorandum of any such lease, and a non-disturbance agreement from the holder of each mortgage covering the real property demised by any such lease); provided, that commercially reasonable efforts shall not be construed as requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement.

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                  SECTION 5.20 ERISA Plan Compliance and Reports. Furnish to the
Administrative Agent (i) as soon as possible, and in any event within thirty
(30) days after any executive officer of a Credit Party has knowledge that (A) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan if such Plan is subject to Title IV of ERISA, an action has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability to or on account of the termination of or withdrawal from a Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (ii) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and
(iii) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA.

                  SECTION 5.21 Covenant Regarding Certain Post-Closing Matters. Furnish to the Administrative Agent within 45 days after the Closing Date good standing certificates for each Credit Party (other than Credit Parties for which good standing certificates were delivered at closing pursuant to Section 4.1(b)(iv)) from their jurisdiction of incorporation.

6.       NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 105% of the then current L/C Exposure) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not:

                  SECTION 6.1 Limitations on Indebtedness and Preferred Stock. Incur, create, assume or suffer to exist any Preferred Stock or Indebtedness, other than:

                  (a) the Indebtedness and other Obligations under this Credit Agreement, and any Indebtedness refinancing all or any portion of the Indebtedness and/or other Obligations under this Credit Agreement; provided, that the terms of any Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement shall have been approved in writing by the Administrative Agent and the Required Lenders;

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

                  (b) Intentionally omitted;

                  (c) existing Indebtedness described on Schedule 6.1 hereto, but not any extensions or renewals or refinancings thereof unless effected on substantially the same terms or terms more favorable to the applicable Credit Party or Subsidiary thereof which is the obligor of such Indebtedness (provided, that the interest rate may be at the then prevailing rate for the same type of Indebtedness);

                  (d) Indebtedness in respect of intercompany advances constituting Investments permitted under Section 6.4 hereof;

                  (e) Indebtedness in respect of secured purchase money financing (including Capital Leases), to the extent permitted by Section 6.2(e) hereof;

                  (f) Indebtedness incurred under Interest Rate Protection Agreements to the extent entered into by the applicable Credit Party as required by Section 5.14 hereof or for bona fide hedging purposes;

                  (g) Indebtedness of a Person which becomes a Subsidiary of a Credit Party after the Closing Date; provided, that (i) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (ii) immediately after giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing and (iii) such Indebtedness is non-recourse to the Borrower or any other Credit Party (other than such Person and its Subsidiaries to the extent such Indebtedness was with recourse to such Subsidiaries at the time such Person became a Subsidiary of a Credit Party);

                  (h) Indebtedness secured by any asset at the time of acquisition of such asset by a Credit Party or a Subsidiary of a Credit Party (not in violation of any of the terms hereof) at any time after the Closing Date; provided, that (i) such Indebtedness existed at the time the asset was acquired by a Credit Party and was not created in anticipation of the acquisition thereof, (ii) such Indebtedness is non-recourse to the Borrower or any other Credit Party (other than to the specific asset acquired) and (iii) the aggregate principal amount of Indebtedness of all of the Credit Parties permitted by this Section 6.1(h) shall not exceed $5,000,000 at any time;

                  (i) Guarantees permitted pursuant to Section 6.3 hereof;

                  (j) deferred payment obligations resulting from the adjudication or settlement of any litigation involving a Credit Party or a Subsidiary of a Credit Party; provided, that (i) the aggregate amount of such obligations for all of the Credit Parties and their Subsidiaries shall not exceed $5,000,000 at any time and (ii) the judgment(s) to which such obligations relate would not be an Event of Default hereunder;

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

                  (k) The Rollover Notes and any refinancings thereof on terms and conditions satisfactory to the Administrative Agent and the Co-Lead Arrangers and no less favorable to the Lenders;

                  (l) High Yield Unsecured Debt not exceeding $250,000,000 in principal amount; provided, that the Credit Party shall deliver to the Administrative Agent, at least ten (10) Business Days before incurring such debt, a certificate in form satisfactory to the Administrative Agent, in its sole discretion, demonstrating that on a Pro Forma Basis after issuing such High Yield Unsecured Debt such Credit Party will remain in compliance with the financial covenants set forth in Section 6.9 through 6.14 hereof;

                  (m) the Rollover Preferred Stock;

                  (n) Indebtedness in favor of Cardinal incurred in the ordinary course of business; and

                  (o) other unsecured Indebtedness in an aggregate principal amount not exceeding an amount equal to the difference of $25,000,000 less the principal amount of any Indebtedness incurred pursuant to Section 6.1(e).

                  SECTION 6.2 Limitations on Liens. Incur, create, assume or suffer to exist any Lien on any of its revenue stream, property or assets, whether now owned or hereafter acquired, except:

                  (a) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance, completion or other similar bonds, to secure performance as lessee under leases of real or personal property or to secure performance of tenders, bids, contracts (other than for the repayment of Indebtedness) and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (b) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which obligations are not yet due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP);

                  (c) the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

                  (d) existing Liens listed on Schedule 6.2 hereto, including, but not limited to, the Cardinal Lien;

                  (e) Liens granted to a Person financing the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired; (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular asset for which such Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement; and (iv) the aggregate amount of all Indebtedness secured by such Liens does not exceed $25,000,000 at any one time outstanding for all of the Credit Parties and their Subsidiaries;

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

                  (f) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

                  (g) Liens for taxes, assessments or other governmental charges or levies not yet due and payable, or the validity or amount of which is currently being contested in good faith by appropriate proceedings and for which reserves have been set aside on the books of the applicable Credit Party or Subsidiary, in each case pursuant to and in accordance with the terms of Section
5.8 hereof;

                  (h) financing statements filed in connection with a Capital Lease or an operating lease, in each case not prohibited hereunder; provided, that no such financing statement extends, covers or refers to any property or assets of a Credit Party or a Subsidiary thereof, other than the property or assets which are subject to such Capital Lease or such operating lease;

                  (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way requirements, restrictions (including, without limitation, zoning restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or any interest therein) on any Real Property Asset which, in the aggregate, (i) do not materially detract from the value of the applicable Real Property Asset subject thereto,
(ii) do not materially interfere with the ordinary conduct of the business of the Credit Parties, any Subsidiary of a Credit Party or any lessee under a lease or (iii) do not materially impair the use of the applicable Real Property Asset by any Credit Party, any Subsidiary of a Credit Party or any lessee under a lease;

                  (j) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the Closing Date securing Indebtedness permitted under Section 6.1(g) hereof; provided, that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

                  (k) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

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

                  (l) Liens on assets at the time of acquisition of the asset by a Credit Party or a Subsidiary thereof; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the asset acquired, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Section 6.1(h);

                  (m) Liens securing refinancing Indebtedness permitted by
Section 6.1(c) and 6.1(k); provided, that such Liens shall by their terms cover only such property or assets as is covered by the Liens securing the Indebtedness being refinanced and no new or additional property or assets and any Liens granted with respect to such refinancing Indebtedness shall be subordinated to at least the same extent as the existing Liens securing such Indebtedness being refinanced;

                  (n) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that are not incurred in connection with Indebtedness or the obtaining of advances or credit (other than trade credit in the ordinary course of business);

                  (o) rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or interest therein which right of first refusal, option or contractual right (i) is described on Schedule 3.10(d) hereto, (ii) has been consented to in writing by the Administrative Agent, (iii) is in connection with an asset sale permitted by Section 6.7 hereof or (iv) in the case of such rights granted after the Closing Date when taken with all other rights of first refusal, options and other contractual rights permitted by this clause (o), do not over the term of this Credit Agreement affect Real Property Assets having an aggregate fair market value exceeding $5,000,000; and

                  (p) Liens granted on certain Real Property Assets pursuant to Mortgages with respect to the Rollover Notes, to the extent and only to the extent such Liens are at all times subject to the provisions of the Intercreditor Agreement.

                  SECTION 6.3 Limitation on Guaranties. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, except:

                  (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (b) the Guaranties made by the Guarantors pursuant to Article 9 hereof;

                  (c) Guaranties of obligations of a Credit Party which obligations are not prohibited hereunder;

                  (d) Guaranties set forth on Schedule 6.1 hereto;

                  (e) Guaranties of Indebtedness permitted by Section 6.1 hereof; provided that Guaranties of any Subordinated Debt shall be subordinated to the same extent as such Subordinated Indebtedness.

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

                  (f) Guaranties constituting Investments that are not prohibited by Section 6.4;

                  (g) other Guaranties of obligations and liabilities which do not in the aggregate expose the guarantors thereof to an amount in excess of $5,000,000. and

                  (h) Guaranties by the Borrower of the obligations set forth on
Schedule 6.3 hereto.

                  SECTION 6.4 Limitations on Investments. Create, make or incur any Investment, except:

                  (a) cash and Cash Equivalents;

                  (b) Investments (whether as equity or loans) by the Borrower or a Credit Party in another Credit Party or a Person that immediately becomes a Credit Party;

                  (c) Investments (whether as equity or loans) by the Borrower or a Credit Party in Subsidiaries which are not Credit Parties; provided, that the aggregate amount of Investments of the Credit Parties in such Subsidiaries may not exceed $5,000,000 at any time;

                  (d) additional Investments received in settlement of Indebtedness or other obligations created in the ordinary course of business and owing to any Credit Party or a Subsidiary of a Credit Party;

                  (e) Investments in Joint Ventures and partnerships permitted by Section 6.17 hereof; provided, that the aggregate amount of Investments of the Credit Parties and their Subsidiaries taken as a whole in Joint Ventures and partnerships may not exceed $25,000,000 at any time;

                  (f) existing Investments listed on Schedule 6.4 hereto.

                  (g) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with Section 6.7 hereof; and

                  (h) Guaranties permitted by Section 6.3.

                  SECTION 6.5 Restricted Payments. Pay, declare, make or become obligated to make any Restricted Payment, except:

                  (a) the declaration and payment of dividends and/or distributions by any direct or indirect wholly-owned Subsidiary of a Credit Party to a Credit Party;

                  (b) to the extent permitted under Section 13.16 hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under Section 6.4 hereof;

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

                  (c) the declaration and payment of any dividend or distribution by a Joint Venture of the Borrower, (which Joint Venture is a Subsidiary of the Borrower) to the holders of its equity interests on a pro rata basis;

                  (d) so long as no Default or Event of Default has occurred and is continuing, required payments (but not prepayments) of interest (in cash only to the extent required) with respect to the Rollover Notes or any High Yield Unsecured Debt incurred pursuant to Section 6.1; provided, that such payment of interest is not prohibited by the subordination provisions of such subordinated Indebtedness or any subordination agreements with respect thereto;

                  (e) Redemption of the Rollover Preferred Stock with the proceeds of any amounts received by the Borrower and its Subsidiaries from any of the sources referred to in Section 2.11(m) hereof;

                  (f) Regularly scheduled payment of principal on the Rollover Notes and redemption of Rollover Notes from the sources and to the extent permitted by Section 2.11 hereof; and

                  (g) Investments permitted under Section 6.4(e) hereof.

                  SECTION 6.6 Limitation on Leases. Create, incur or assume any commitment to make, any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real and/or personal property (including Capital Leases), excluding (i) leases existing on the date hereof and any renewals thereof and (ii) any leases acquired in the APS Acquisition, if immediately thereafter the aggregate of all such payments that shall be payable by a Credit Party and any of their Subsidiaries during any twelve consecutive months would exceed $5,000,000.

                  SECTION 6.7 Merger, Sale of Assets, Purchases, etc. (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any capital stock of any Subsidiary of any Credit Party, or any of its property, stock or assets or agree to do or suffer any of the foregoing, except for:

                  (i) the merger by any solvent Guarantor into the Borrower or another Guarantor if after such merger, no Default or Event of Default exists;

                  (ii) the transfer by any solvent Guarantor of all of its assets to the Borrower or another Guarantor and the subsequent dissolution of such solvent Guarantor if after such transactions, no Default or Event of Default exists;

                  (iii) the transfer of assets to a Joint Venture, partnership or other Person to the extent permitted by Section 6.4(e) and Section
         6.17 hereof;

                  (iv) the sale or other disposition of Non-Core Assets;

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

                  (v) sales or other dispositions of assets (other than Real Property Assets) in the ordinary course of business;

                  (vi) sales or dispositions of assets for fair market value, the Net Cash Proceeds of which are either (x) applied as mandatory prepayments of the Loans as required by Section 2.11(c) hereof or (y) within 180 days of such sale or disposition reinvested in the purchase of assets to be used in the business of the Credit Parties so long as pending such reinvestment any such Net Cash Proceeds are held in the Cash Collateral Account; provided, that any such sales or dispositions do not exceed $40 million in the aggregate during any fiscal year of the Borrower and its Subsidiaries;

                  (vii) the use of cash in the ordinary course of business, subject to the provisions of this Credit Agreement;

                  (viii) the granting of Permitted Liens;

                  (ix) the transfers of assets constituting Investments permitted by Section 6.4 or Restricted Payments permitted by Section 6.5; and

                  (x) swaps of assets used in the business in a substantially concurrent exchange for other assets to be used in the business (such newly acquired asset or assets a "Swapped Asset"); provided, that (a) the aggregate LTM EBITDA for all Swapped Assets (determined for each Swapped Asset as of the time of exchange thereof) during the term of this Agreement shall not exceed $15,000,000, (b) after giving effect to such asset swap on a Pro Forma Basis, no Default or Event of Default has occurred and is continuing, (c) LTM EBITDA for the Swapped Asset shall be at least 90% of LTM EBITDA for the asset exchanged therefor and (d) all aspects of the asset swap (including, without limitation, the calculation of LTM EBITDA in connection therewith) shall be satisfactory to the Administrative Agent and the Co-Lead Arrangers in their sole discretion.

         Sales or dispositions of assets referred to in clause (vi) shall be subject to the following: (A) if the sale price in any single transaction or series of transactions is greater than $5,000,000 then the fair market value of such asset shall be determined in good faith and approved by the Board of Directors of the Borrower and the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower attesting to such fair market value and determination by the Board of Directors, (B) not less than 90% of the sale price for each asset sold or disposed of shall be payable in cash on the date of such sale or disposition; (C) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes maturing no later than three (3) years after the date of such sale or disposition (which notes shall be pledged to the Collateral Agent (for the benefit of the Secured Parties)) and by no other form of consideration; provided, that additional consideration may be received by the applicable Credit Party or Subsidiary with respect to rent escalation provisions, reset rights or other rights substantially similar to either of the foregoing, (which additional consideration and/or rights shall be pledged to the Collateral Agent (for the benefit of the Secured Parties), (D) if such sale or disposition is to an Affiliate, it shall be made in compliance with
         Section 6.15 hereof and (E) the applicable Credit Party shall deliver to the Administrative Agent, no less than ten (10) Business Days prior to the date of any expected sale or other disposition, written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Credit Party of the Net Cash Proceeds with respect thereto, the principal terms of the sale or disposition and such other information as the Administrative Agent may request.

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


                  (b) Purchase or otherwise acquire all or substantially all of any stock or asset of any other Person, except for:

                  (i) transactions contemplated by Sections 6.7(a)(i) and 6.7(a)(ii) above;

                  (ii) the APS Acquisition and the exercise of the Facility Purchase Options and the purchase of the facilities that are the subject thereof;

                  (iii) the purchase or other acquisition of assets for cash consideration not exceeding $20,000,000 per calendar year;

                  (iv) the creation of new Subsidiaries which immediately become Guarantors to the extent required by and in accordance with Section
         5.13 hereof;

                  (v) Investments permitted by Section 6.4 hereof; and

                  (vi) asset swaps permitted under Section 6.7(a)(x) hereof.

                  SECTION 6.8 Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral, change its name or change its jurisdiction of incorporation or organization, without in each case (i) giving the Administrative Agent and the Collateral Agent thirty (30) days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by either such Agent to maintain perfection of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and in each Real Property Asset.

                  SECTION 6.9 Limitations on Capital Expenditures. (a) Make or incur any obligation to make Capital Expenditures (including obligations under Capital Leases) which in the aggregate for each of the fiscal years indicated below exceed the amount set forth opposite such fiscal year:

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

                           Fiscal Year                     Amount (in millions)
                           -----------                     --------------------
         Closing Date through September 30, 2002              $61.0 million
         October 1, 2002 - September 30, 2003                 $63.0 million
         October 1, 2003 - September 30, 2004                 $65.0 million
         October 1, 2004 - September 30, 2005                 $68.0 million
         October 1, 2005 - September 30, 2006                 $71.0 million
         October 1, 2006 - Term Loan Maturity Date            $36.0 million

provided, that upon and after the closing date of the APS Acquisition, (i) from and after such closing date until the first anniversary thereof, an additional $8,000,000 in Capital Expenditures shall be permitted hereunder, (ii) from and after the first anniversary date of such closing date until the second anniversary of such closing date, an additional $8,000,000 in Capital Expenditures shall be permitted hereunder and (iii) beginning with each fiscal year which commences after the second anniversary of such closing date, an additional $2,000,000 in Capital Expenditures shall be permitted hereunder.

                  (b) To the extent the amount of Capital Expenditures permitted by the preceding paragraph (a) for any fiscal year (without regard to any carry-over from a prior year pursuant to this paragraph) is in excess of the actual amount of Capital Expenditures for such period, the amount of permitted Capital Expenditures during the immediately succeeding fiscal year only, shall be increased by the lesser of (i) the amount of such excess and (ii) the amount equal to 20% of the amount of Capital Expenditures permitted by such paragraph
(a) without regard to any carry-over from a prior year pursuant to this paragraph) for the period with respect to which such excess exists.

                  SECTION 6.10 Minimum Consolidated EBITDAR. For each Rolling Four Quarters period ending on the dates indicated below, permit Consolidated EBITDAR to be less than the corresponding amount set forth below:

                      Period Ended                    Amount (in millions)
                      ------------                    --------------------
          December 31, 2001                              $208.0 million
          March 31, 2002                                 $208.0 million
          June 30, 2002                                  $208.0 million
          September 30, 2002                             $210.0 million
          December 31, 2002                              $210.0 million
          March 31, 2003                                 $210.0 million
          June 30, 2003                                  $210.0 million
          September 30, 2003                             $220.0 million
          December 31, 2003                              $220.0 million
          March 31, 2004                                 $220.0 million
          June 30, 2004                                  $220.0 million
          September 30, 2004                             $230.0 million
          December 31, 2004                              $230.0 million
          March 31, 2005                                 $230.0 million
          June 30, 2005                                  $230.0 million
          September 30, 2005                             $240.0 million
          December 31, 2005                              $240.0 million
          March 31, 2006                                 $240.0 million
          June 30, 2006                                  $240.0 million
          September 30, 2006 and each                    $250.0 million
          fiscal quarter ended thereafter

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                  SECTION 6.11 Maximum Total Leverage Ratio. For each Rolling
Four Quarters period ending on the dates indicated below, permit the Total Leverage Ratio to be more than the corresponding ratio below:

                        Period Ended                         Ratio
                        ------------                         -----
          December 31, 2001                                 3.50:1
          March 31, 2002                                    3.50:1
          June 30, 2002                                     3.50:1
          September 30, 2002                                3.25:1
          December 31, 2002                                 3.25:1
          March 31, 2003                                    3.25:1
          June 30, 2003                                     3.25:1
          September 30, 2003 and each                       3.00:1
          fiscal quarter ended thereafter


provided, that from and after the closing date of the APS Acquisition, commencing with the first Rolling Four Quarter test period set forth above ending after such closing date, the numerator of each ratio set forth above for each such Rolling Four Quarter test period shall be increased by 0.15.

                  SECTION 6.12 Maximum Senior Leverage Ratio. For each Rolling Four Quarters period ending on the dates indicated below, permit the Senior Leverage Ratio to be more than the corresponding ratio set forth below:

                        Period Ended                         Ratio
                        ------------                         -----
          December 31, 2001                                 2.25:1
          March 31, 2002                                    2.25:1
          June 30, 2002                                     2.25:1
          September 30, 2002                                2.25:1
          December 31, 2002                                 2.25:1
          March 31, 2003                                    2.25:1
          June 30, 2003                                     2.25:1
          September 30, 2003 and each                       2.00:1
          fiscal quarter ended thereafter
provided, that from and after the closing date of the APS Acquisition, commencing with the first Rolling Four Quarter test period set forth above ending after such closing date, the numerator of each ratio set forth above for each such Rolling Four Quarter test period shall be increased by 0.15.

                  SECTION 6.13 Minimum Consolidated Fixed Charge Coverage Ratio. For each Rolling Four Quarters period ending on the dates indicated below, permit the Consolidated Fixed Charge Coverage Ratio to be less than the corresponding ratio set forth below:

                        Period Ended                         Ratio
                        ------------                         -----
        December 31, 2001                                   2.00:1
        March 31, 2002                                      2.00:1
        June 30, 2002                                       2.00:1
        September 30, 2002                                  2.10:1
        December 31, 2002                                   2.10:1
        March 31, 2003                                      2.10:1
        June 30, 2003                                       2.10:1
        September 30, 2003 and each                         2.25:1
        fiscal quarter ended thereafter

                  SECTION 6.14 Minimum Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $750,000,000 as of the close of the fiscal year ending September 30, 2001 (the "First Fiscal Year") and, as of the close of each fiscal year thereafter, the sum of (i) $750,000,000 plus
(ii) 50% of Consolidated Net Income (to the extent a positive number) of the Borrower and its Consolidated Subsidiaries for each of the fiscal years ending after the First Fiscal Year.

                  SECTION 6.15 Transactions with Affiliates. Enter into any transaction with, or make any payment to, any of its Affiliates that is less favorable to such Credit Party or of any such Credit Party's Subsidiaries than would have been the case if such transaction had been effected on an arms-length basis with a Person other than an Affiliate except that (a) the Borrower may enter into transactions with its Subsidiaries that are Credit Parties and (b) Subsidiaries of the Borrower that are Credit Parties may enter into transactions with other Subsidiaries of the Borrower that are Credit Parties.

                  SECTION 6.16 Business Activities. Engage in any business activities other than owning, leasing and operating any healthcare related facility, unit, operation or business supplying healthcare services, supplies or products, including long-term care, rehabilitation therapy, specialized health care, health care management, and pharmacies.

                  SECTION 6.17 Joint Ventures or Partnerships. Enter into any Joint Venture or partnership (including, without limitation, by way of selling the capital stock or other equity interests of a Subsidiary) unless (a) any interest received by a Credit Party in such Joint Venture or partnership is pledged to the Collateral Agent (for the benefit of the Secured Parties) pursuant hereto and (b) the Borrower shall have prepaid the Loans hereunder as required by Section 2.11(c) hereof.

                  SECTION 6.18 Receivables. Sell, discount or otherwise dispose of Receivables owing to any Credit Party or any Subsidiary of a Credit Party except (i) for purposes of collection in the ordinary course of business or (ii) in connection with the sale of the related Credit Party, Subsidiary or Real Property Asset to the extent not prohibited under Section 6.7 hereof.

                  SECTION 6.19 Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party or any Subsidiary of a Credit Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, except to the extent the asset subject to such sale and leaseback arrangement was sold by the applicable Credit Party or Subsidiary of a Credit Party in a transaction permitted by Section 6.7 hereof and leased by the applicable Credit Party or Subsidiary in a transaction permitted under Section 6.6 hereof.

                  SECTION 6.20 Changes to Credit and Collection Policy and Material Agreements.

                  (a) Make any material change in its Credit and Collection Policy which in the reasonable opinion of the Collateral Agent and/or the Collateral Monitoring Agent would adversely affect the collection of Receivables.

                  (b) Consent to any modification or waiver of any material agreement listed on Schedule 3.17(b) hereto if such modification or waiver would have a Material Adverse Effect with respect to the Credit Parties. The Borrower will not consent to the assignment by any other party to any material agreement of any rights, obligations or interests of such party thereunder except as expressly permitted by any such material agreement.

                  (c) Amend the articles of incorporation or by-laws of any Credit Party in any manner which could be reasonably expected to have a Material Adverse Effect.

                  (d) Except to the extent permitted under the Intercreditor Agreement, make any material amendment or modification to the Rollover Note Indenture without the prior written consent of Required Lenders.

                  SECTION 6.21 ERISA Compliance. Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any "party in interest" or any "disqualified person", as such terms are defined in
Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which has a Material Adverse Effect.

                  SECTION 6.22 Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except as are not reasonably likely to have a Material Adverse Effect.

                  SECTION 6.23 Use of Proceeds of Loans.

                  (a) Use the proceeds of Revolving Credit Loans hereunder other than for the purposes set forth in, and as required by, Sections 2.1(b), 2.2(b) and 2.3(b) hereof.

                  (b) Use, directly or indirectly, the proceeds of any Loan hereunder for the purpose (whether immediate, incidental or ultimate) of buying or carrying any Margin Stock.

                  SECTION 6.24 Fiscal Year; Fiscal Quarter. Change its fiscal year or any of its fiscal quarters without the consent of the Required Lenders.

7.       EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation, warranty, certification or statement made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or in connection with this Credit Agreement or any Fundamental Document or any statement or representation made by or on behalf of any Credit Party in any report, financial statement, certificate or other document furnished to any of the Agents, the Issuing Bank, any Lender or any other Secured Party pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

                  (c) default shall be made in the payment of interest on the Loans, the Fees, the Letter of Credit Fees or other amounts payable to any of the Agents, the Issuing Bank or a Lender under this Credit Agreement, under any Interest Rate Protection Agreement or under the fee letter with respect to any Letter of Credit or under any of the Fee Letters, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for two (2) Business Days;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.1 (other than 5.1(h) and 5.1(k)), 5.4(a), 5.5(a), 5.14, 5.18 or Article 6 of this Credit
Agreement;

                  (e) default shall be made by any Credit Party in the due observance or performance of Sections 5.1(h) or 5.1(k) of the Credit Agreement, and such default shall continue unremedied for ten (10) days;

                  (f) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c), (d) or (e) of this Article 7), and such default shall continue unremedied for thirty (30) days after a Credit Party receives written notice or obtains knowledge of such occurrence;

                  (g) default shall be made with respect to payment of the Rollover Notes or any other event of default shall occur under the Rollover Note Indenture;

                  (h) default shall be made with respect to any payment, when due, of any Indebtedness in excess of $2,500,000 (other than the Obligations and the Rollover Notes) of any Credit Party or any Subsidiary of a Credit Party, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any Credit Party or any Subsidiary of a Credit Party (as applicable) is required to repurchase or offer to holders of Indebtedness of any such Person, the opportunity to have repurchased, any such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity;

                  (i) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize, or in contemplation of, any of the foregoing;

                  (j) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (k) one or more judgment(s) for the payment of money in excess of $5,000,000 in the aggregate (other than a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) shall be rendered against any Credit Party or any Subsidiary of a Credit Party and either (i) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment;

                  (l) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971(c) of the Code) shall exist with respect to any Plan (whether or not waived), (iii) failure by any Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or an extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, (iv) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC,
(ix) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (x) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate; and the occurrence of any of the foregoing events, individually or in the aggregate, could reasonably be expected to result in a liability in excess of $1,000,000;

                  (m) any Credit Party or any Subsidiary of any Credit Party is liable for a violation or liability under any Environmental Law which is reasonably likely to have a Material Adverse Effect;

                  (n) (i) this Credit Agreement, any Mortgage, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by any Credit Party or any of their respective Affiliates;

                  (o) a Change in Control shall occur and shall not have been consented to by the Required Lenders;

                  (p) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party;

                  (q) there shall be any revocations, suspensions, terminations, recessions, non-renewals or forfeitures or similar actions with respect to one or more Regulatory Licenses or Reimbursement Approvals, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (r) there shall be any termination of or default under any Management Agreement which could reasonably be expected to have a Material Adverse Effect;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments and/or (y) declare the principal of and the interest on the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Administrative Agent from time to time cash or Cash Equivalents in an amount equal to 105% of the amount of the L/C Exposure or to furnish other security therefor acceptable to the Issuing Bank and the Required Revolving Credit Lenders. If an Event of Default specified in paragraphs (i) or (j) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to any of the Secured Parties pursuant to Applicable Law or otherwise.

8.       GRANT OF SECURITY INTEREST; REMEDIES

                  SECTION 8.1 Security Interests. The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Collateral Agent (for the benefit of the Secured Parties) and grant to the Collateral Agent (for the benefit of the Secured Parties) a security interest in the Collateral; provided, however, that the Credit Parties grant a security interest unto the Collateral Agent (for the benefit of the Secured Parties) in their right, title and interest in, to and under their Rights in Government Receivables only to the extent that such grant of a security interest is not prohibited by non-waivable provisions of Applicable Law, but the terms of this proviso shall not affect the Credit Parties' grant and creation of a Lien on Rights in Government Receivables in favor of the Collateral Agent (for the benefit of the Secured Parties).

                  SECTION 8.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

                  SECTION 8.3 Cash Management System.

                  (a) The Credit Parties shall at all times maintain in all material respects their current cash management system as in effect as of the date hereof or cause to be maintained another cash management system reasonably acceptable to the Collateral Agent.

                  (b) The Credit Parties shall promptly transfer or cause to be transferred all funds arising from the collection of Receivables other than Medicare Receivables to one or more of the Concentration Accounts set forth on
Schedule 8.3(b) hereto.

                  (c) The Credit Parties shall promptly transfer or cause to be transferred all funds arising from the collection of Medicare Receivables to one or more of the Medicare Receivable Concentration Accounts set forth on Schedule 8.3(c).

                  (d) So long as no Event of Default shall have occurred and be continuing, the Credit Parties shall have free access to the funds in the Concentration Accounts and the Government Receivable Concentration Accounts. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (for the benefit of the Secured Parties), subject to Applicable Law, shall have the right to establish sole dominion and control over the Concentration Accounts and each Government Receivable Collection Accounts, and the balances in such accounts shall be applied toward the payment of the Obligations.

                  (e) Within 45 days after the Closing Date, the Borrower shall deliver to the Collateral Agent an account control agreement or a blocked account agreement (in form and substance satisfactory to the Collateral Agent) with respect to each Concentration Account and the Government Receivable Concentration Account, duly executed by the applicable Credit Party and the financial institution where such account is maintained.

                  SECTION 8.4 Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Collateral Agent, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of any of the Agents or any other Secured Party being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Collateral Agent to be applied to the repayment of the Obligations in accordance with the provisions of
Section 8.7 hereof.

                  SECTION 8.5 Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, except as prohibited or restricted by Applicable Law in the case of Government Receivables, in its name (on behalf of the Secured Parties) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Collateral Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Collateral Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Collateral Agent may, except to the extent prohibited by Applicable Law with respect to Government Receivables, make such payments and take all such actions as the Collateral Agent reasonably deems necessary to protect the Collateral Agent's (on behalf of the Secured Parties) security interests in the Collateral and/or the value thereof, and the Collateral Agent is hereby authorized (without limiting the general nature of the authority herein above conferred), except to the extent prohibited by Applicable Law with respect to Government Receivables, to pay, purchase, contest or compromise any Liens that in the judgment of the Collateral Agent appear to be equal to, prior to or superior to the security interests of the Collateral Agent (on behalf of the Secured Parties) in the Collateral and any Liens not expressly permitted by this Credit Agreement.

                  SECTION 8.6 Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may lawfully enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Collateral Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Collateral Agent shall decide, in one or more sales or parcels, at such prices as the Collateral Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, with ten (10) days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and neither the Agents, the Issuing Bank, the Lenders nor any other Secured Party shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Agents, the Issuing Bank, the Lenders, any other Secured Party or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Agents, the Issuing Bank, the Lenders and the other Secured Parties may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agents, the Issuing Bank, the Lenders and the other Secured Parties by any Credit Party hereunder as a credit against the purchase price. The Agents, the Issuing Bank, the Lenders and the other Secured Parties shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Agents, the Issuing Bank, the Lenders nor any other Secured Party shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Agents, the Issuing Bank, the Lenders and any other Secured Party harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Collateral Agent, the Issuing Bank, the Lenders or any other Secured Party pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, such Person (other than the Agents, the Issuing Bank, the Lenders and any other Secured Party) prior to such taking of actual possession or control by such Secured Party (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by such Secured Party; and (ii) neither the Agents, the Issuing Bank, the Lenders, nor any other Secured Party shall have any liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence as determined by a final order or judgment of a court of competent jurisdiction. In any action hereunder, the Agents, the Issuing Bank, the Lenders and any other Secured Party shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, any Agent, the Issuing Bank, any Lender and/or any other Secured Party shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of such Secured Party to payment of the Obligations.

                  SECTION 8.7 Application of Proceeds on Default. Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the balance in any account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by any Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, reasonable attorney's fees and expenses and reasonable financial consultants' fees incurred by any Agent and then to the indefeasible payment in full in cash of the Obligations in accordance with Section 12.2(b) hereof. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

                  SECTION 8.8 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Collateral Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Collateral Agent with full power and right to cause the mail of such Persons to be transferred to the Collateral Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Collateral Agent or its substitutes shall properly do by virtue hereof; and (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Collateral Agent, such other Person or such Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Collateral Agent (for the benefit of the Secured Parties), (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Collateral Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Collateral Agent for the benefit of the Secured Parties hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Collateral Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney in accordance with the terms hereof.

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                  SECTION 8.9 Financing Statements, Direct Payments. Each Credit
Party hereby authorizes the Collateral Agent to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Collateral Agent (for the benefit of the Secured Parties) on the Collateral, in all cases without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Collateral Agent shall provide copies of any such documents or instruments to the Borrower. Each Credit Party further authorizes the Collateral Agent upon the occurrence of a default under Article 7(b) or Article 7(c) hereof, and during the continuation of any such default, to notify any account debtors or tenants that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Collateral Agent.

                  SECTION 8.10 Further Assurances. Upon the request of the Collateral Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Collateral Agent, to carry out the provisions and purposes of this Article 8 or to perfect and preserve the Liens of the Collateral Agent for the benefit of the Secured Parties hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

                  SECTION 8.11 Termination and Release. The security interests granted under this Article 8 shall terminate on the Facility Termination Date. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Collateral Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it (for the benefit of the Secured Parties) hereunder. Upon the written request of the Credit Parties, the Collateral Agent shall at the sole cost and expense of the applicable Credit Party release its security interest (i) in all personal property located in or appurtenant to a leased Real Property Asset upon the expiration or termination without renewal of the lease for such Real Property Asset and (ii) in any Collateral sold, transferred or otherwise disposed of by any Credit Party to the extent such sale, transfer or other disposition is permitted by and made in accordance with the terms of this Agreement.

                  SECTION 8.12 Remedies Not Exclusive. The remedies conferred upon or reserved to the Collateral Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent, the other Agents, the Issuing Bank, the Lenders and any other Secured Party shall have all rights and remedies of a secured creditor under
Article 9 of the UCC and under any other Applicable Law.

                  SECTION 8.13 Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by any Agent, the Issuing Bank, any Lender or any other Secured Party upon the bankruptcy or reorganization of any Credit Party or otherwise.

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9.       GUARANTY

                  SECTION 9.1 Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

                  (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Agent, the Issuing Bank, any Lender or any other Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Agent, the Issuing Bank, any Lender or any other Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, any notes evidencing any of the Loans hereunder or of any other Fundamental Document or other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent for the Obligations or any of them; (v) the failure of any Agent, the Issuing Bank, any Lender or any other Secured Party to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor.

                  (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by any Agent, the Issuing Bank, any Lender or any other Secured Party to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of any Agent, the Issuing Bank, any Lender or any other Secured Party in favor of the Borrower or any Guarantor, or to any other Person.

                  (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the Collateral or the Real Property Assets or the Pledged Securities or the ability of the Borrower to perform under this Credit Agreement.

                  (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, any notes evidencing any of the Loans hereunder or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Real Property Asset or Pledged Collateral securing any Obligation or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. None of the Agents, the Issuing Bank, any of the Lenders nor any other Secured Party make any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

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                  SECTION 9.2 No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent, the Issuing Bank, any Lender or any other Secured Party to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other Fundamental Document or other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Facility Termination Date.

                  SECTION 9.3 Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent, the Issuing Bank, any Lender or any other Secured Party upon the bankruptcy or reorganization of Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which any Agent, the Issuing Bank, any Lender or any other Secured Party may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by any Agent, the Issuing Bank, any Lender or any other Secured Party, forthwith pay or cause to be paid to the Collateral Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.13(a) hereof, and thereupon the Collateral Agent shall assign such Obligation, together with all security interests, if any, then held by the Collateral Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Collateral Agent on behalf of the Secured Parties with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

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                  (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Collateral Agent for the benefit of the Secured Parties or directly to the Secured Parties hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior indefeasible payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Collateral Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Collateral Agent on behalf of the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

                  SECTION 9.4 Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.

10.      PLEDGE

                  SECTION 10.1 Pledge. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrower and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent for the benefit of the Secured Parties, a security interest in all Pledged Collateral now owned or hereafter acquired by it. The Pledgors shall deliver to the Collateral Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Collateral Agent or its counsel shall reasonably request. Each delivery of securities being pledged hereunder shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder. Each schedule so delivered shall supersede any prior schedules so delivered.

                  SECTION 10.2 Covenant. Each Pledgor covenants that as stockholder or partner or member of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, Preferred Stock or other equity securities or interests of any of its respective Subsidiaries or any securities convertible or exchangeable into common or Preferred Stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Collateral Agent (for the benefit of the Secured Parties) as security for the Obligations.

                  SECTION 10.3 Registration in Nominee Name; Denominations. Upon the occurrence or continuation of an Event of Default, the Collateral Agent shall have the right (in its sole discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of itself and any of the Secured Parties) or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Upon the occurrence or continuation of an Event of Default, the Collateral Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

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                  SECTION 10.4 Voting Rights; Dividends; etc. (a) The
appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

                  (b) All dividends or distributions of any kind whatsoever (other than (x) cash dividends or (y) distributions expressly permitted by Section 6.5 hereof) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and shall immediately be delivered to the Collateral Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Secured Parties, segregated from such Pledgor's own assets, and shall be delivered to the Collateral Agent.

                  (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Collateral Agent of the transfer of such rights to the Collateral Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section 10.4 and (ii) to receive and retain any dividends and distributions, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such dividends and distributions until such time as such Event of Default has been cured; provided, however, that to the extent any governmental consents or filings are required for the exercise by the Collateral Agent of any of the foregoing rights and powers, the Collateral Agent shall refrain from exercising such rights or powers until the making of such required filings, the receipt of such consent and the expiration of all related waiting periods.

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                  SECTION 10.5 Remedies Upon Default. If an Event of Default
shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Collateral Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Collateral. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole discretion) determine. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Collateral Agent, any other Agent, the Issuing Bank, any Lender or any other Secured Party may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Collateral offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agents, the Issuing Bank, the Lenders and any other Secured Party by any Credit Party as a credit against the purchase price; and the Collateral Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Collateral without further accountability therefor to any Pledgor or any third party (other than to the Secured Parties). The Collateral Agent shall in any such sale make no representations or warranties with respect to the Pledged Collateral or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. The Collateral Agent may exercise, either by itself or by its nominee or designee, in the name of the applicable Pledgor(s), all of the rights, powers and remedies granted to the Collateral Agent in this Section 10 in respect of any Pledged Collateral, any organizational document pursuant to which any Pledgor owns its Pledged Collateral, and may exercise and enforce all of the Collateral Agent's rights and remedies hereunder and under law. Each Pledgor hereby agrees (i) it will indemnify and hold each of the Agents, the Issuing Bank, the Lenders and any other Secured Party harmless from and against any and all claims with respect to the Pledged Collateral asserted before the taking of actual possession or control of the Pledged Collateral by the Collateral Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Collateral Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Collateral Agent and (ii) the Agents, the Issuing Bank, the Lenders and any other Secured Party shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

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                  SECTION 10.6 Application of Proceeds of Sale and Cash. Subject
to the provisions of the Intercreditor Agreement, the proceeds of sale of the Pledged Collateral sold pursuant to Section 10.5 hereof shall be applied by the Collateral Agent on behalf of the Secured Parties to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by any Agent in connection with such sale, including, without limitation, all court costs, the reasonable fees and expenses of counsel for any Agent in connection therewith, the reasonable fees and expenses of any financial consultants in connection therewith and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by any Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, the reasonable attorneys' fees and expenses incurred by any Agent in connection therewith and the reasonable fees and expenses of any financial consultants in connection therewith and then to the indefeasible payment in full in cash of the Obligations in accordance with Section 12.2(b) hereof. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

                  SECTION 10.7 Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Collateral Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Collateral Agent, any other Agent, the Issuing Bank, any Lender or any other Secured Party responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Collateral Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Collateral Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

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                  SECTION 10.8 Continuation and Reinstatement. Each Pledgor
further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent, the Issuing Bank, any Lender or any other Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

                  SECTION 10.9 Termination. The pledge referenced herein shall terminate on the Facility Termination Date, at which time the Collateral Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Collateral Agent and at the expense of the Pledgors.

11.      CASH COLLATERAL

                  SECTION 11.1 Cash Collateral Account. There shall be established with the Collateral Agent an account (the "Cash Collateral Account") in the name of the Collateral Agent (for the benefit of the Secured Parties), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with Section 2.11(l) hereof. Except to the extent otherwise provided in this Article 11, the Cash Collateral Account shall be under the sole dominion and control of the Collateral Agent and shall be subject to a control agreement entered into between the Borrower and the Collateral Agent.

                  SECTION 11.2 Investment of Funds. (a) The Collateral Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided, that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Collateral Agent; provided, that in no event may the Borrower give instructions to the Collateral Agent to, or may the Collateral Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents.

                  (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Collateral Agent as a part of the Cash Collateral Account; and any net loss on any such investment shall be charged against the Cash Collateral Account.

                  (c) None of the Agents, the Issuing Bank, any of the Lenders nor any other Secured Party shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Collateral Agent shall have the obligations of a secured party under the UCC. None of the Agents, the Issuing Bank, any of the Lenders nor any other Secured Party shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

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                  SECTION 11.3 Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Credit Agreement and to make Loans to the Borrower and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Collateral Agent (for the benefit of the Secured Parties) and grants to the Collateral Agent (for the benefit of the Secured Parties), a first and prior Lien upon all of such Credit Party's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Collateral Agent or any other Secured Party, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

                  SECTION 11.4 Remedies. Subject to the provisions of the Intercreditor Agreement, at any time during the continuation of an Event of Default, the Collateral Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 12.2(b).

12.      THE AGENTS AND THE ISSUING BANK

                  SECTION 12.1 Administration by the Agents. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent or their respective designees. Except as otherwise expressly provided herein, the Issuing Bank and each of the Lenders hereby irrevocably authorizes the Administrative Agent, the Collateral Agent or the Collateral Monitoring Agent (as applicable), at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, any notes evidencing any of the Loans hereunder and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, to such Agent together with all powers reasonably incidental thereto. None of the Agents shall have any duties or responsibilities except as set forth in the Fundamental Documents.

                  (b) The Secured Parties hereby authorize the Collateral Agent (in its sole discretion):

                  (i) in connection with the sale or other disposition of any asset included in the Collateral or in the Real Property Assets or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Secured Parties) on such asset or capital stock and/or to release such Guarantor from its obligations hereunder;

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                  (ii) to determine that the cost to the Borrower or another
         Credit Party is disproportionate to the benefit to be realized by the Agents, the Issuing Bank, the Lenders and the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Collateral Agent (for the benefit of the Secured Parties);

                  (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Collateral Agent (for the benefit of the Secured Parties) or to hold on behalf of the Collateral Agent such Collateral or instruments relating thereto;

                  (iv) to enter into and perform its obligations under the other Fundamental Documents; and

                  (v) to execute and deliver the agreements contemplated by
         Section 12.13 hereof.

                  SECTION 12.2 Advances and Payments. (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the applicable Lenders, the amount of the applicable Loan to be made by it in accordance with its proportionate share of its Commitments hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans.

                  (b) If a Default or Event of Default has occurred and is then continuing, any amounts received by the Administrative Agent in connection with the Fundamental Documents, the application of which is not otherwise provided for, shall be applied as follows:

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                  first, to pay to the Agents all unreimbursed costs and
                  expenses of the Agents which are payable by the Borrower or any of the other Credit Parties pursuant to any of the Fundamental Documents and all unreimbursed costs and expenses of the Lenders which are payable pursuant to this Credit Agreement; second, to pay pro rata to each Lender with a Loan outstanding, accrued but unpaid interest on the Loans in accordance with the amount of outstanding Loans owed to each Lender; third, to pay pro rata to each Revolving Credit Lender and Delayed Draw Term Loan Lender the accrued but unpaid Commitment Fees in accordance with each Lender's Revolving Credit Commitment Percentage and Delayed Draw Term Loan Commitment Percentage; fourth, to pay pro rata to each Agent and each Lender all unpaid Fees; fifth, to pay pro rata to each Lender with a Loan outstanding, principal on the Loans in accordance with the amount of outstanding Loans owed to each Lender; and sixth, to pay any other amounts then due under this Credit Agreement or any other Fundamental Document. All amounts to be paid to any Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall agree in writing from time to time.

                  SECTION 12.3 Sharing of Setoffs and Cash Collateral. (a) Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, set off or counterclaim against any Credit Party (including, but not limited to, pursuant to Section 13.21 hereof or as a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of Loans of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share any such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held such and was the original obligee on such Loan or on any note evidencing such Loan (if applicable), in the amount of such participation.

                  (b) The Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all amounts received by the Administrative Agent for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent or the Issuing Bank and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank, as the case may be, to be paid the amounts owing to it by such Defaulting Lender.

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                  SECTION 12.4 Notice to the Lenders. Upon receipt by the
Administrative Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders or the Revolving Credit Lenders, as the case may be, or upon written notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Issuing Bank will in turn promptly inform the other Lenders or the Revolving Credit Lenders, as the case may be, in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

                  SECTION 12.5 Liability of the Administrative Agent, Collateral Agent, Collateral Monitoring Agent and the Issuing Bank. (a) The Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers and the Issuing Bank, when acting on behalf of the Lenders (or in the case of the Collateral Agent, when acting on behalf of the Secured Parties), may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them, nor shall any Lender have any cause of action against any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or the Required Revolving Credit Lenders, as the case may be, or in reliance upon the advice of counsel selected by it with reasonable care or counsel to the Borrower. Without limiting the foregoing, neither the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Real Property Assets or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.

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                  (b) None of the Administrative Agent (in its capacity as agent for the Lenders), the Collateral Agent (in its capacity as agent for the Secured Parties), the Collateral Monitoring Agent (in its capacity as agent for the Secured Parties), the Co-Lead Arrangers, the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders of any of such Lender's obligations under this Credit Agreement, the other Fundamental
Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent (as agent for the Lenders), the Collateral Agent (as agent of the Secured Parties) and the Collateral Monitoring Agent (as agent for the Secured Parties), the Co-Lead Arrangers and the Issuing Bank shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel (who may be counsel for the Borrower), independent public accountants, and other professional advisers and experts selected by it.

                  (d) Each of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers and the Issuing Bank shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Fundamental Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until it shall have received instructions in respect thereof from the Required Lenders or Required Revolving Credit Lenders, as the case may be, and, upon receipt of such instructions from the Required Lenders or Required Revolving Credit Lenders, as the case may be, it shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.

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                  SECTION 12.6 Reimbursement and Indemnification. Each of the
Lenders agrees (i) to reimburse the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers and/or the Issuing Bank for such Lender's pro rata share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered on behalf of the Agents, the Issuing Bank or the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers and/or the Issuing Bank and any of their respective directors, officers, employees, or agents, on demand, in accordance with such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and disbursements) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Fundamental Documents or any related agreement or document, or any action taken or omitted to be taken by it or any of them under any of the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (except such as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable) and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Revolving Credit Percentage share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). If any indemnity furnished to any Agent, any Co-Lead Arranger or the Issuing Bank for any purpose shall, in the opinion of such Agent, Co-Lead Arranger or the Issuing Bank, as the case may be, be insufficient or become impaired, such Agent, Co-Lead Arranger or the Issuing Bank, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent, any Co-Lead Arranger or the Issuing Bank against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's pro rata share thereof. To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers or the Issuing Bank from a Credit Party, the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Co-Lead Arrangers or the Issuing Bank, as applicable, will promptly refund such previously paid indemnity payments to the Lenders.

                  SECTION 12.7 Rights of the Agents. It is understood and agreed that each of the Agents shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Administrative Agent, the Collateral Agent or the Collateral Monitoring Agent (as applicable) or the Issuing Bank under this Credit Agreement and the other Fundamental Documents.

                  SECTION 12.8 Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents, to make the Loans and to participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent nor the Issuing Bank shall bear any responsibility therefor.

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                  SECTION 12.9 Agreement of the Lenders. Upon any occasion
requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent, the Collateral Agent or the Collateral Monitoring Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.11 hereof.

                  SECTION 12.10 Notice of Transfer. The Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and shall have become effective in accordance with Section
13.3 hereof.

                  SECTION 12.11 Relations Among Lenders. Each Lender in its capacity as a Lender hereunder agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other Credit Party hereunder or under any other Fundamental Document, or with respect to any Collateral or any Real Property Asset, it being understood and agreed that all such actions are to be taken by the Administrative Agent or the Collateral Agent (as applicable) on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally terminate its Commitment or accelerate, or otherwise enforce or seek to enforce any rights or remedies with respect to, any Loans or other Obligations owed to it, except statutory or common law rights of banker's liens and setoff with respect to accounts maintained with such Lender.

                  SECTION 12.12 Successor Agents. The Administrative Agent, the Collateral Agent or the Collateral Monitoring Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent, retiring Collateral Agent or retiring Collateral Monitoring Agent (as applicable) shall promptly appoint a successor agent from among the Lenders; provided, that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders, the Issuing Bank and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when a Default or Event of Default has occurred and is continuing. If no successor agent shall have been so appointed by the retiring Administrative Agent, retiring Collateral Agent or retiring Collateral Monitoring Agent (as applicable) and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrower may appoint a successor as agent (provided, that such successor is reasonably acceptable to the Required Lenders and the Issuing Bank), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent, Collateral Agent or Collateral Monitoring Agent (as applicable) hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, retiring Collateral Agent or retiring Collateral Monitoring Agent (as applicable), and the retiring Administrative Agent, retiring Collateral Agent or retiring Collateral Monitoring Agent (as applicable) shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's, retiring Collateral Agent's or retiring Collateral Monitoring Agent's (as applicable) resignation hereunder as Administrative Agent, Collateral Agent or Collateral Monitoring Agent (as applicable), the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Collateral Agent or Collateral Monitoring Agent (as applicable) under this Credit Agreement and the other Fundamental Documents.

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                  SECTION 12.13 Tenant's Quiet Enjoyment. Upon the written
request of the Borrower, the Collateral Agent shall deliver a subordination, non-disturbance and attornment agreement, in favor of the lessee under any lease of Real Property Assets, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, pursuant to which agreement the Collateral Agent shall agree (to the extent required by the applicable lease or sublease)
(a) to give the tenant or subtenant thereunder the same notice, if any, given to the Borrower of any default or acceleration of any obligation underlying the applicable Mortgage or any sale in foreclosure under such Mortgage, (b) to permit the tenant or subtenant thereunder to cure any such default on the Borrower's behalf within any applicable cure period, (c) to permit the tenant or subtenant thereunder to appear by its representative and to bid at any sale in foreclosure made with respect to the applicable Mortgage and (d) subject to the terms to be included in the applicable subordination, non-disturbance and attornment agreement, not to disturb the aforesaid tenant's or subtenant's possession so long as it is not in default in performing its obligations under such lease or sublease.

                  SECTION 12.14 Lender Payments. (a) Except as otherwise provided herein, all payments by any Lender hereunder shall be made to the Administrative Agent at the office of First Union National Bank, 201 South College Street, Charlotte, NC 28288, Attention: Syndication Agency Services (wiring information: ABA-053000219, Acct. No.: 5000000030499, Account Name:
Genesis Health Ventures, Inc., Ref: Genesis Health Ventures, Inc.) not later than 1:00 p.m. (Eastern time). All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

                  (b) If any Agent, the Issuing Bank, any Lender or any other Secured Party is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under any Debtor Relief Law, any portion of a payment made by the Borrower, each such Secured Party shall, on demand of the Collateral Agent, return its share of the amount to be returned which is received by the applicable Secured Party, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate:

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13.      MISCELLANEOUS

                  SECTION 13.1 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered addressed:

                     (i) if to the Administrative Agent and Collateral Agent:
                     First Union National Bank
                     201 South College Street
                     Charlotte, NC  28288
                     Attn:  Syndication Agency Services
                     Facsimile No.:  (704) 383-0288

                     With a copy to:

                     First Union National Bank
                     301 South College Street
                     Charlotte, NC  28288
                     Attn:  Colleen McCullum
                     Facsimile No.:  (704) 383-6249
                     E-mail:  colleen.mccullum@funb.com

                     (ii) if to the Collateral Monitoring Agent:

                     General Electric Capital Corporation
                     2325 Lakeview Parkway
                     Suite 700
                     Alpharetta, GA  30004
                     Attn:  George Attmore
                     Facsimile No.:  (678) 624-7904
                     E-mail: george.attmore@gecapital.com

                     (iii) if to a Credit Party:
                     Genesis Health Ventures, Inc.
                     101 East State Street
                     Kennett Square, PA  19348
                     Attn:  George V. Hager, Jr.
                     Facsimile No.: (610) 925-4100

                     (iv) if to the Lender, to it at its address set forth on its signature page hereto.

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder.

Any failure of any Person giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment or e-mail in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

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                  (b) No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 13.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery of any notes evidencing any Loan hereunder regardless of any investigation made by the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank or the Lenders or on their behalf, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

                  SECTION 13.3 Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither the Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders.

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                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Borrower and in the case of an assignment of a Revolving Credit Commitment and/or Revolving Loans, the Issuing Bank, which consent in each case shall not be unreasonably withheld and which consent by the Borrower shall not be required if at the time the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing) assign to one or more Lenders or an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Loans at the time owing to it, any note held by it evidencing such Loans, or all or a portion of its Commitment(s) and the same portion of all Loans at the time owing to it and any notes held by it evidencing its Loans and its obligations with regard to Letters of Credit); provided, however, that (i) each assignment shall (x) in the case of a Revolving Credit Loan or Revolving Credit Commitment, be in a minimum amount of $2,500,000 (or such lesser amount as shall equal any Lender's entire Revolving Credit Loans or Revolving Credit Commitment)), or (y) in the case of a B Term Loan or Delayed Draw Term Loan or Delayed Draw Term Loan Commitment, be in a minimum amount of $1,000,000 (or such lesser amount as shall equal any Lender's entire B Term Loan or Delayed Draw Term Loan or Delayed Draw Term Loan Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit A hereto, together with the assigning Lender's original note (if any) evidencing the Loans being assigned and a processing and recordation fee of $3,500 (which fee shall also be payable in the case of assignments from an assigning Lender to another Lender hereunder) to be paid to the Administrative Agent by the assigning Lender or the assignee and (iii) if the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to the exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.18. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto. It shall not be necessary for any Lender to sell the same percentage of its Revolving Credit Commitment and Revolving Credit Loans, its B Term Loans and its Delayed Draw Term Loan Commitment and Delayed Draw Term Loans (as the case may be) (although each such percentage of its Revolving Credit Commitment and Revolving Credit Loans, its B Term Loans and its Delayed Draw Term Loan Commitment and Delayed Draw Term Loans must be a constant, not varying percentage) (provided, that any such assignment shall be subject to the provisions of this Section 13.3 in all respects).

                  (c) Each Lender, in accordance with Section 13.3(b) hereof (other than with respect to the minimum amount of an assignment and necessity of obtaining consents which shall be governed by the provisions set forth below of this Section 13.3(c)), may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to any Affiliate of such Lender or to a Related Fund without the consent of the Administrative Agent, the Issuing Bank or the Borrower or any other Credit Party. Any assignment to any Affiliate of the assigning Lender or to a Related Fund hereunder shall not be subject to the requirement of Section 13.3(b) as to a minimum amount and any such assignment to any Affiliate of the assigning Lender or to a Related Fund shall not release the assigning Lender from its remaining obligations hereunder, if any.

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                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a), 5.1(b), and 5.1(c) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in
Section 3.6 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any of the other Fundamental Documents or any other instrument or document furnished pursuant thereto; (v) such assignee appoints and authorizes the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank to take such action as agent(s) on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent or the Issuing Bank (as applicable) by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and the other Fundamental Documents and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Fundamental Documents are required to be performed by it as a Lender.

                  (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 hereof a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original note (if any) evidencing the Loans being assigned thereby, the processing and recordation fee, and evidence of the Administrative Agent's and the Borrower's written consent to such assignment (if required), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered note, a new note to the order of such assignee in an amount equal to the Revolving Credit Commitment or the principal amount of the B Term Loan or Delayed Draw Term Loan or the Delayed Draw Term Loan Commitment (as appropriate) assumed by the assignee Lender pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Credit Commitment, any portion of a B Term Loan or Delayed Draw Term Loan or a Delayed Draw Term Loan Commitment hereunder, a new note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, the principal amount of the B Term Loan or Delayed Draw Term Loan or the Delayed Draw Term Loan Commitment (as appropriate) retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered note (or if applicable, the outstanding principal amount of the applicable Loan owed to the assigning Lender immediately preceding the relevant assignment), shall be dated the date of the surrendered note and shall otherwise be in substantially the form of the surrendered note.

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                  (g) Each of the Lenders may, without the consent of any of the
Credit Parties or any of the Agents, the Issuing Bank or the other Lenders, sell participations to one or more banks, mutual funds or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any B Term Loans or Delayed Draw Term Loans at the time owing to it and any note held by it evidencing such Loans, all or a portion of its Delayed Draw Term Loan
Commitment, or all or a portion of its Revolving Credit Commitment and the same portion of all Revolving Credit Loans (if any) at the time owing to it and any notes held by it evidencing its Revolving Credit Loans and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except that such participant may be granted voting rights (or a right to control the vote of such Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees, (B) subject to Section 13.11 hereof changes to the amount of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments (except for a ratable decrease in the Total Revolving Credit Commitment of all Lenders holding Revolving Credit Commitments or in the Total Delayed Draw Term Loan Commitment of all Lenders holding Delayed Draw Term Loan Commitments), (C) final maturity of any Loan and fees (in each case, as applicable to such participant) and (D) releases of all or substantially all the Collateral and the Real Property Assets, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.15, 2.16, 2.17, 2.18 and 2.21 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent, the Collateral Agent and the Collateral Monitoring Agent, the Issuing Bank and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

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

                  (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank or such Lender by or on behalf of the Borrower or any other Credit Party; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 13.17 hereof.

                  (i) The Credit Parties consent that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

                  (j) Any assignment pursuant to paragraph (b) or (c) of this
Section 13.3 shall constitute an amendment of the Commitments appearing on the signature pages hereto as of the effective date of such assignment.

                  (k) Notwithstanding anything contained in this Sections any Lender may at any time assign or pledge all or any portion of its rights under this Agreement without the prior written consent of the Borrower, the Agents or the Issuing Bank to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that (i) no such assignment or pledge shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto and (ii) the right of any such assignee or pledgee to exercise any of such Lender's rights hereunder or to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise shall at all times be subject to the other terms and provisions of this Section 13.3. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a Note or Notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  SECTION 13.4 Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities, any Real Property Asset or any Fundamental Document, including but not limited to, the reasonable out-of-pocket costs and internally allocated charges of one legal counsel or audit or field examinations of the Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent and the Issuing Bank connection with the administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agents, and any other counsel that any of the Agents shall retain and (b) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank, any Lender and any other Secured Party in the enforcement or protection (as distinguished from administration) of the rights and remedies of the Agents, the Issuing Bank, the Lenders and any other Secured Parties in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or any notes evidencing the Loans hereunder, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for any of the Agents, the Issuing Bank, the Lenders or any other Secured Party. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter on demand. The Borrower agrees that it shall indemnify the Agents, the Issuing Bank, the Lenders and any other Secured Parties from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or any notes evidencing any of the Loans hereunder or the issuance of Letters of Credit. The obligations of the Borrower under this Section 13.4 shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans and/or the expiration of the Letters of Credit.

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                  SECTION 13.5 Indemnity. The Borrower agrees to indemnify and hold harmless the Agents, the Issuing Bank, the Co-Lead Arrangers, the Lenders and any other Secured Parties, their respective directors, officers, employees, trustees, investments advisors and agents, and any professionals retained by them (each an "Indemnified Party") (to the full extent permitted by Applicable
Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of this Credit Agreement or any other Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in this Credit Agreement or any other Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction). The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by one of the Agents, the Co-Lead Arrangers or the Issuing Bank or by any other Person either against one of the Agents, the Co-Lead Arrangers, the Issuing Bank or the Lenders or in connection with which any officer or employee of one of the Agents, the Co-Lead Arrangers, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agents and the Co-Lead Arrangers and any out-of-pocket costs incurred by the Agents, the Co-Lead Arrangers, the Issuing Bank, the Lenders or any other Secured Party in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 13.5 shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans and/or the expiration or termination of the Letters of Credit and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and its Revolving Credit Commitment or Delayed Draw Term Loan Commitment hereunder.

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                  If a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the rate then in effect for Base Rate Loans which are Revolving Credit Loans set forth in Section 2.13(a) from time to time in effect from the date advanced to the date of repayment.

                  SECTION 13.6 CHOICE OF LAW. THIS CREDIT AGREEMENT, THE OTHER FUNDAMENTAL DOCUMENTS AND ANY NOTE EVIDENCING ANY OF THE LOANS HEREUNDER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

                  SECTION 13.7 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION 13.7 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 13.8 WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE COLLATERAL MONITORING AGENT, THE CO-LEAD ARRANGERS, THE ISSUING BANK, ANY LENDER NOR ANY OTHER SECURED PARTY HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE COLLATERAL MONITORING AGENT, THE CO-LEAD ARRANGERS, THE ISSUING BANK, THE LENDERS AND ANY OTHER SECURED PARTIES, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE COLLATERAL MONITORING AGENT, THE CO-LEAD ARRANGERS, THE ISSUING BANK, THE LENDERS AND ANY OTHER SECURED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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                  SECTION 13.9 No Waiver. No failure on the part of the
Administrative Agent, the Collateral Agent, the Collateral Monitoring Agent, the Issuing Bank, any Lender or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder, under any note evidencing any Loan hereunder, with regard to any Letter of Credit, or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 13.10 Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 13.11 Amendments, etc. (a) Unless otherwise specifically provided herein any provision of this Credit Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Required Lenders (and, if the rights or duties of any of the Agents are affected thereby, by the applicable Agent); provided, that if such amendment or waiver affects only the Lenders holding B Term Loans, Delayed Draw Term Loans (or Delayed Draw Term Loan Commitments) or Revolving Credit Loans (or Revolving Credit Commitments), as applicable, then only Lenders holding more than 50% of the Loans in the applicable Tranche (or the Revolving Credit Commitments or Delayed Draw Term Loan Commitments, if applicable) shall be required to sign such amendment or waiver; provided, further, that no such amendment or waiver shall (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitment of all Lenders holding Commitments for that Tranche), without the prior written consent of such Lender, (ii) reduce the principal of, or rate of interest on, any Loan or any Fees specified herein, due to a Lender without the prior written consent of such Lender, (iii) postpone the date fixed for any payment of principal of, or interest on, any Loan or any Fees hereunder due to a Lender or for any reduction or termination of the Commitment of a Lender, without the prior written consent of each such Lender, (iv) increase the amount of the B Term Loans, Delayed Draw Term Loans or the Revolving Credit Loans of a Lender, without the prior written consent of such Lender, (v) decrease any amount payable to a Lender pursuant to the provisions of Section 2.12 or Section 12.2 hereof, without the prior written consent of each such Lender, (vi) release all or substantially all of the Collateral and the Real Property Assets from the Liens created by the Fundamental Documents (except as expressly permitted hereby), without the prior written consent of all the Lenders, (vii) amend or modify the provisions of this Section 13.11, without the prior written consent of all the Lenders, (viii) amend the definition of "Required Lenders," without the prior written consent of all the Lenders or "Required Revolving Credit Lenders" without the consent of all the Revolving Credit Lenders or (ix) amend or modify any provision of this Agreement which expressly provides for the unanimous consent or approval of the Lenders. No such amendment, modification, waiver or consent shall amend Section 2.21 hereof or adversely affect the rights and obligations of the Issuing Bank hereunder without its prior written consent. Each holder of a Commitment, a Loan or a note evidencing any Loan hereunder shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Commitment, a Loan or a note shall bind any Person subsequently acquiring such Commitment, Loan or note (whether or not any applicable note is so marked).

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                  (b) If a condition to Borrowing or the issuance of a Letter of
Credit hereunder is not satisfied or some other event occurs that would prohibit the Borrower from borrowing or receiving a Letter of Credit hereunder, then in order to waive such condition or consent to such event, the consent of the Required Revolving Credit Lenders (as a separate group) shall be required in addition to any other consent required pursuant this Credit Agreement.

                  (c) Notwithstanding the foregoing provisions of this Section
13.11 or anything to the contrary contained in this Credit Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower or any of the other Credit Parties and which is therefore unable or unwilling to vote with respect to an issue arising under this Credit Agreement will agree to vote and will be deemed to have voted its Credit Exposure under this Credit Agreement pro rata in accordance with the percentage of Credit Exposure voted in favor of, and the percentage of Credit Exposure voted against, any such issue under this Credit Agreement.

                  (d) If the Borrower shall have requested a waiver, consent, or amendment from the Lenders of any of the matters described in clauses (i) through (vii) of Section 13.11(a), and the Borrower shall have received such waiver, consent, or amendment from Lenders holding greater than 50% of the Total Credit Exposure (or in the case of such a waiver, consent or amendment relating to a single Tranche, greater than 50% of the aggregate Credit Exposure of all Lenders with respect to such Tranche), then with respect to any Lender that has not consented (the "Non-Consenting Lenders"), the Borrower may, upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Administrative Agent, identify to the Administrative Agent a Purchasing Lender which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Non-Consenting Lender, plus all accrued but unpaid interest and fees payable to such Non-Consenting Lender), the Commitments of such Non-Consenting Lender (if applicable), and such Non-Consenting Lender shall thereupon assign any Loans owing to such Non-Consenting Lender, its Commitments (if applicable) and any notes held by such Non-Consenting Lender to such Purchasing Lender pursuant to Section 13.3 hereof; provided, that the consent of the Administrative Agent required pursuant to Section 13.3 hereof shall not be unreasonably withheld.

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                  SECTION 13.12 Severability. Any provision of this Credit
Agreement or of any note evidencing any Loan hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 13.13 SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT, THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF). EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION
13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE COLLATERAL MONITORING AGENT AND THE ISSUING BANK MAY AT THEIR OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

                  SECTION 13.14 Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

                  SECTION 13.15 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

                  SECTION 13.16 Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior indefeasible payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made until the prior indefeasible payment in full of all the Obligations, termination of the Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 105% of the then current L/C Exposure) (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by the Administrative Agent and the Required Lenders in writing.

                  (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 13.16(a) hereof before payment in full of all Obligations, termination of the Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 105% of the then current L/C Exposure), such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Collateral Agent on behalf of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been paid all Obligations owed or which may become owing.

                  SECTION 13.17 Confidentiality. Each of the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential except that a Lender shall be permitted to disclose information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document; (ii) to a proposed assignee or participant in accordance with Section 13.3(h) hereof; (iii) to the extent required by Applicable Law and regulations or by any subpoena or other legal process (in any which event such Lender shall promptly notify the Borrower to the extent not prohibited by Applicable Law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates, which source is not known to such Lender to be prohibited from transmitting the information to such Lender by any contractual or other obligation to the Borrower or (C) was available to such Lender on a nonconfidential basis prior to its disclosure to such Lender; (vi) to the extent the Borrower shall have consented to such disclosure in writing; or (vii) in connection with the servicing of the Loans hereunder, in protecting or enforcing any rights and/or remedies in connection with any Fundamental Document or in any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

                  SECTION 13.18 Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letters) prior to the execution of this Credit Agreement which relate to Loans to be made or Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

                  SECTION 13.19 Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Fundamental Document, neither the Agents, the Issuing Bank, any Lender nor any of the other Secured Parties shall be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Credit Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

                  SECTION 13.20 Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to any of the Agents, the Issuing Bank, any Lender or any other Secured Party may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by applicable law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 13.21 Right of Set-Off. Subject to Section 12.3 upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without order of or application to any court, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not such Lender shall have made any demand under any Fundamental Document and although the Obligations may not have been accelerated. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

                            [Signature Pages Follow]

                  BORROWER

                  GENESIS HEALTH VENTURES, INC.

                  BY  /S/ GEORGE V. HAGER JR.
                    -------------------------

                  GUARANTORS:

                  ACADEMY NURSING HOME, INC.
                  ACCUMED, INC.
                  ADS APPLE VALLEY, INC.
                  ADS CONSULTING, INC.
                  ADS DANVERS ALF, INC
                  ADS DARTMOUTH ALF, INC.
                  ADS HINGHAM ALF, INC.
                  ADS HINGHAM NURSING FACILITY, INC.
                  ADS HOME HEALTH, INC.
                  ADS MANAGEMENT, INC.
                  ADS PALM CHELMSFORD, INC
                  ADS RECUPERATIVE WALTHAM, INC
                  ADS SENIOR HOUSING, INC.
                  ADS VILLAGE MANOR, INC.
                  ANR, INC.
                  APPLEWOOD HEALTH RESOURCES, INC.
                  ASCO HEALTHCARE OF NEW ENGLAND, INC.
                  ASCO HEALTHCARE, INC.
                  ASL, INC.
                  AUTOMATED PROFESSIONAL ACCOUNTS, INC.
                  BERKS NURSING HOMES, INC.
                  BETHEL HEALTH RESOURCES, INC.
                  BREYUT CONVALESCENT CENTER, INC.
                  BRIGHTWOOD PROPERTY, INC.
                  BRINTON MANOR, INC.
                  BURLINGTON WOODS CONVALESCENT CENTER, INC.
                  CARECARE, INC.
                  CAREFLEET, INC.
                  CENTURY CARE CONSTRUCTION, INC.
                  CENTURY CARE MANAGEMENT, INC.
                  CHATEAU VILLAGE HEALTH RESOURCES, INC.
                  CHELTENHAM LTC MANAGEMENT, INC.
                  CHG INVESTMENT CORP., INC.
                  CHNR-I, INC.
                  COLONIAL HALL HEALTH RESOURCES, INC.
                  COLONIAL HOUSE HEALTH RESOURCES, INC.
                  COMPASS HEALH SERVICES, INC.
                  CONCORD COMPANION CARE, INC.
                  CONCORD HEALTH GROUP, INC.
                  CONCORD HEALTHCARE SERVICES, INC.
                  CONCORD HOME HEALTH, INC.
                  CONCORD PHARMACY SERVICES, INC.
                  CONCORD REHAB, INC.
                  CONCORD SERVICES CORPORATION
                  CRESTVIEW CONVALESCENT HOME, INC.
                  CRESTVIEW NORTH, INC.
                  CRYSTAL CITY NURSING CENTER, INC.
                  CVNR, INC.
                  DAWN VIEW MANOR, INC.
                  DELCO APOTHECARY, INC.
                  DELM NURSING, INC.
                  DENTON HEALTHCARE CORPORATION
                  DERBY NURSING CENTER CORPORATION

                  DIANCE MORGAN AND ASSOCIATES, INC.
                  EASTERN MEDICAL SUPPLIES, INC.
                  EASTERN REHAB SERVICES, INC.
                  EIDOS, INC.
                  ELDERCARE RESOURCES CORP.
                  ELMWOOD HEALTH RESOURCE, INC.
                  ENCARE OF MASSACHUSETTES, INC.
                  ENCARE OF MENDHAM, INC.
                  ENCARE OF PENNYPACK, INC.
                  ENCARE OF QUAKERTOWN, INC.
                  ENCARE OF WYNCOTE, INC.
                  ENR, INC.
                  GENESIS ELDERCARE ADULT DAY HEALTH SERVICES, INC.
                  GENESIS ELDERCARE CENTERS I, INC.
                  GENESIS ELDERCARE CENTERS II, INC.
                  GENESIS ELDERCARE CENTERS III, INC.
                  GENESIS ELDERCARE CORP.
                  GENESIS ELDERCARE DIAGNOSTIC SERVICES, INC.
                  GENESIS ELDERCARE HOME CARE SERVICS, INC.
                  GENESIS ELDERCARE HOME HEATH SERVICES - SOUTHERN, INC. GENESIS ELDERCARE HOSPITALITY SERVICES, INC.
                  GENESIS ELDERCARE LIVING FACILITIES, INC.
                  GENESIS ELDERCARE MANAGEMENT SERVICES, INC.
                  GENESIS ELDERCARE NATIONAL CENTERS, INC.
                  GENESIS ELDERCARE NETWORK SERVICES OF MASSACHUSETTS, INC. GENESIS ELDERCARE NETWORK SERVICES, INC.
                  GENESIS ELDERCARE PARTNERSHIP CENTERS, INC.
                  GENESIS ELDERCARE PHYSICIAN SERVICES, INC.
                  GENESIS ELDERCARE PROPERTIES, INC.
                  GENESIS ELDERCARE REHABILITATION MANAGEMENT SERVICES, INC. GENESIS ELDERCARE REHABILITATION SERVICES, INC.
                  GENESIS ELDERCARE STAFFING SERVICES, INC.
                  GENESIS ELDERCARE TRANPORTATION SERVICES, INC.
                  GENESIS HEALTH SERVICES CORPORATION
                  GENESIS HEALTH VENTURES OF ARLINGTON, INC.
                  GENESIS HEALTH VENTURES OF BLOOMFIELD, INC.
                  GENESIS HEALTH VENTURES OF CLARKS SUMMIT, INC.
                  GENESIS HEALTH VENTURES OF INDIANA, INC.
                  GENESIS HEALTH VENTURES OF LANHAM, INC.
                  GENESIS HEALTH VENTURES OF MASSACHUSETTS, INC.
                  GENESIS HEALTH VENTURES OF NAUGATUCK, INC.
                  GENESIS HEALTH VENTURES OF NEW GARDEN, INC.
                  GENESIS HEALTH VENTURES OF POINT PLEASANT, INC.
                  GENESIS HEALTH VENTURES OF SALISBURY, INC.
                  GENESIS HEALTH VENTURES OF WAYNE, INC.
                  GENESIS HEALTH VENTURES OF WEST VIRGINIA, INC.
                  GENESIS HEALTH VENTURES OF WILKES-BARRE, INC.
                  GENESIS HEALTH VENTURES OF WINDSOR, INC.
                  GENESIS HEALTHCARE CENTERS HOLDINGS, INC.
                  GENESIS HOLDINGS, INC.
                  GENESIS IMMEDIATE MED CENTER, INC.
                  GENESIS PROPERTIES OF DELAWARE CORPORATOIN
                  GENESIS SELECTCARE CORP.
                  GENESIS / VNA PARTNERSHIP HOLDINGS COMPANY, INC.
                  GENESIS - CROZER PARTNERSHIP HOLDING COMPANY, INC. GERIATRIC & MEDICAL COMPANIES, INC.

                  GERIATRIC AND MEDICAL SERVICES, INC.
                  GERIATRIC AND MEDICAL INVESTMENTS CORPORATION
                  GERIMED CORP.
                  GHV AT SALSIBURY CENTER, INC.
                  GLENMARK ASSOCIATES - DAWN VIEW MANOR, INC.
                  GLENMARK ASSOCIATES, INC.
                  GLENMARK PROPERTIES, INC.
                  GMA - BRIGHTWOOD, INC.
                  GMA - CONSTRUCTION, INC.
                  GMA - MADISON, INC.
                  GMA - UNIONTOWN, INC.
                  GMA PARTNERSHIP HOLDING COMPANY, INC.
                  GMC LEASING CORPORATION
                  GMC MEDICAL CONSULTING SERVICES, INC.
                  GMC 0 LTC MANAGEMENT, INC.
                  GMS INSURANCE SERVICES, INC.
                  GMS MANAGEMENT, INC.
                  GMS MANAGEMENT - TUCKER, INC.
                  GOVERNOR'S HOUSE NURSIN HOME, INC.
                  H.O. SUBSIDIARY, INC.
                  HEALTH CONCEPTS AND SERVICES, INC.
                  HEALTH RESOURCES OF ACADAMEY MANOR, INC.
                  HEALTH RESOURCES OF ARCADIA, INC.
                  HEALTH RESOURCES OF BOARDMAN, INC.
                  HEALTH RESOURCES OF BRIDGETON, INC.
                  HEALTH RESOURCES OF BROOKLYN, INC.
                  HEALTH RESOURCES OF CEDAR GROVE, INC.
                  HEALTH RESOURCES OF CINNAMISON, INC.
                  HEALTH RESOURCES OF COLCHESTER, INC.
                  HEALTH RESOURCES OF COLUMBUS, INC.
                  HEALTH RESOURCES OF CUMBERLAND, INC.
                  HEALTH RESOURCES OF EATONTOWN, INC.
                  HEALTH RESOURCES OF ENGLEWOOD, INC.
                  HEALTH RESOURCES OF EWING, INC.
                  HEALTH RESOURCES OF FARMINGTON, INC.
                  HEALTH RESOURCES OF GARDNER, INC.
                  HEALTH RESOURCES OF GLASTONBURY, INC.
                  HEALTH RESOURCES OF GROTON, INC.
                  HEALTH RESOURCES OF JACKSON, INC.
                  HEALTH RESOURCES OF KARMENTA AND MADISON, INC. HEALTH RESOURCES OF LAKEVIEW, INC.
                  HEALTH RESOURCES OF LEMONT, INC.
                  HEALTH RESOURCES OF LYNN, INC.
                  HEALTH RESOURCES OF MARCELLA, INC.
                  HEALTH RESOURCES OF MIDDLETOWN (RI), INC.
                  HEALTH RESOURCES OF MONTCLAIR, INC.
                  HEALTH RESOURCES OF MORRISTOWN, INC.
                  HEALTH RESOURCES OF NORFOLK, INC.
                  HEALTH RESOURCES OF NORTH ANDOVER, INC.
                  HEALTH RESOURCES OF NORWALK, INC.
                  HEALTH RESOURCES OF PENNINGTON, INC.
                  HEALTH RESOURCES OF RIDGEWOOD, INC.
                  HEALTH RESOURCES OF ROCKVILLE, INC.
                  HEALTH RESOURCES OF SOLOMONT / BROOKLINE, INC. HEALTH RESOURCES OF SOUTH BRUNSWICK, INC. HEALTH RESOURCES OF TROY HILLS, INC.

                  HEALTH RESOURCES OFVOORHEES, INC.
                  HEALTH RESOURCES OF WALLINGFORD, INC.
                  HEALTH RESOURCES OF WARWICK, INC.
                  HEALTH RESOURCES OF WESTWOOD, INC.
                  HEALTHCARE REHAB SYSTEMS, INC.
                  HEALTHCARE RESOURCES CORP.
                  HEALTHOBJECTS CORPORATION
                  HELSTAT, INC.
                  HILLTOP HEALTH CARE CENTER, INC.
                  HMNH REALTY, INC.
                  HNCA, INC.
                  HORIZON ASSOCIATES, INC.
                  HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.
                  HORIZON MOBIL, INC.
                  HORIZON REHABILITATION, INC.
                  HR OF CHARLESTON, INC.
                  HRWV HUNTINGTON, INC.
                  INNOVATIVE HEALTH CARE MARKETING, INC.
                  INNOVATIVE PHARMACY SERVICES, INC.
                  INSTITUTIONAL HEALTH CARE SERVICES, INC.
                  KEYSTONE NURSING HOME, INC.
                  KNOLLWOOD MANOR, INC.
                  KNOLLWOOD NURSING HOME, INC.
                  LAKE MANOR, INC.
                  LAKEWOOD HEALTH RESOURCES, INC.
                  LAUREL HEALTH RESOURCES, INC.
                  LEHIGH NURSING HOMES, INC.
                  LIFE SUPPORT MEDICAL EQUIPMENT, INC.
                  LIFE SUPPORT MEDICAL, INC.
                  LINCOLN NURSING HOME, INC.
                  LRC HOLDING COMPANY
                  LWNR, INC.
                  MABRI CONVALESCENT CENTER, INC.
                  MADISON AVENUE ASSISTED LIVING, INC.
                  MANOR MANAGEMENT CORPORATION OF GEORGIAN MANOR, INC. MARLINTON PARTNERSHIP HOLDING COMPANY, INC.
                  MARLINTON ASSOCIATES, INC.
                  MARSHFIELD HEALTH RESOURCES, INC.
                  MCKERLEY HEALTH CARE CENTER - CONCORD, INC.
                  MCKERLEY HEALTH CARE CENTERS, INC.
                  MEDICAL SERVICES GROUP, INC.
                  MERIDIAN HEALTH, INC.
                  MERIDIAN HEALTHCARE INVESTMENTS, INC.
                  MERIDIAN HEALTHCARE, INC.
                  METRO PHARMACEUTICALS, INC.
                  MHNR, INC.
                  MNR, INC.
                  MONTGOMERY NURSING HOME, INC.
                  MULTICARE ACQUISITION CORP.
                  MULTICARE AMC, INC.
                  MULTICARE HOME HEALTH OF ILLINOIS, INC.
                  MULTICARE MEMBER HOLDING CORP.
                  MULTICARE PAYROLL CORP.
                  NATIONAL PHARMACY SERVICE, INC.
                  NEIGHBORCARE OF INDIANA, INC.
                  NEIGHBORCARE INFUSION SERVICES, INC.

                  NEIGHBORCARE OF NORTHERN CALFIFORNIA, INC.
                  NEIGHBORCARE OF OKLAHOMA, INC.
                  NEIGHBORCARE OF VIRGINIA, INC.
                  NEIGHBORCARE OF WISCONSIN, INC.
                  NEIGHBORCARE PHARMACY SERVICES, INC.
                  NEIGHBORCARE PHARMACIES, INC.
                  NEIGHBORCARE-MEDISCO, INC.
                  NEIGHBORCARE-ORCA, INC.
                  NEIGHBORCARE-TCI, INC.
                  NETWORK AMBULANCE SERVICES, INC.
                  NORTH MADISON, INC.
                  NORTHWESTERN MANAGEMENT SERVICES, INC.
                  NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC. PHARMACY EQUITIES, INC.
                  PHC OPERATING CORP.
                  PHILADELPHIA AVENUE CORPORATION
                  POCAHONTAS CONTINUOUS CARE CENTER, INC.
                  POMPTON CARE, INC.
                  PRESCOTT NURSING HOME, INC.
                  PROFESSIONAL PHARMACY SERVICES, INC.
                  PROGRESSIVE REHABILIATION CENTER, INC.
                  PROPSECT PARK LTC MANAGEMENT INC.
                  PROVIDENCE FUNDING CORPORATION
                  PROVIDENCE HEALTH CARE, INC.
                  PROVIDENCE MEDICAL, INC.
                  QUAKERTOWN MANOR CONVALESCENT AND REHABILITATION, INC. REST HAVEN NURSING HOME, INC.
                  RIDGELAND HEALTH RESOURCES, INC.
                  RIVER PINES HEALTH RESOURCES, INC.
                  RIVERSHORES HEALTH RESOURCES, INC.
                  RLNR, INC.
                  ROEPHEL CONVALESCNENT CENTER, INC.
                  ROSE HEALTHCARE, INC.
                  ROSE VIEW MANOR, INC.
                  ROXBOROUGH NURSING HOME, INC.
                  RSNR, INC.
                  RVNR, INC.
                  S.T.B. INVESTORS, LTD
                  SCHUYLKILL NURSING HOMES, INC.
                  SCHUYLKILL PARTNERSHIP ACQUISTION CORP.
                  SCOTCHWOOD INSTITUTIONAL SERVICES, INC.
                  SCOTCHWOOD MASSACHUSETTS HOLDINGS CO., INC.
                  SENIOR LIVIN VENTURES, INC.
                  SENIOR SOURCE, INC.
                  SNOW VALLEY HEALTH RESOURCES, INC.
                  SOLOMONT FAMILY MEDFORD VENTURE, INC.
                  STAFFORD CONVALESCENT CENTER, INC.
                  STATE STREET ASSOCIATES, INC.
                  SUBURBAN MEDICAL SERVICES, INC.
                  SVNR, INC.
                  THE ADS GROUP, INC.
                  THE APPLE VALLEY PARTNERSHIP HOLDING COMPANY, INC.
                  THE ASSISTED LIVING ASSOCIATES OF BERKSHIRE, INC.
                  THE ASSISTED LIVING ASSOCIATES OF LEHIGH, INC.
                  THE ASSISTED LIVING ASSOCIATES OF SANATOGA, INC.
                  THE HOUSE OF CAMPBELL, INC.

                  THE MULTICARE COMPANIES, INC.
                  THERAPY CARE, INC.
                  THE TIDEWATER HEALTHCARE SHARED SERVICES GROUP, INC. TMC ACQUSITION CORP.
                  TRANSPORT SERVICES, INC.
                  TRI STATE MOBILE MEDICAL SERVICES, INC.
                  UNITED HEALTH CARE SERVICES, INC.
                  VALLEY MEDICAL SERVICES, INC.
                  VALLEY TRANSPORT AMBULANCE SERVICE, INC.
                  VERSALINK, INC.
                  VILLAS REALTY & INVESTMENTS, INC.
                  WALNUT LTC MANAGEMENT, INC.
                  WAYSIDE NURSING HOME, INC.
                  WEISENFLUH AMBULANCE SERVICE, INC.
                  WEST PHILA. LTC MANAGEMENT, INC.
                  WESTFORD NURSING AND RETIRMENT CENTER, INC.
                  WILLOW MANOR NURSING HOME, INC.
                  WYNCOTE HEALTHCARE CORP.
                  YORK LTC MANAGEMENT, INC.


                  BY:  /S/ GEORGE V. HAGER JR.
                       -----------------------
                  NAME:
                  On behalf of each of the foregoing entities as an Authorized Signatory of such entities

                  ADS APPLE VALLEY LIMITED PARTNERSHIP, by ADS Apple Valley, Inc., its General Partner

                  ADS DARTMOUTH GENERAL PARTNERSHIP, by ADS Senior Housing, Inc. and ADS Dartmouth ALF, Inc., its General Partners

                  ADS HINGHAM LIMITED PARTNERSHIP, by ADS Hingham Nursing Facility, Inc., its General Partner

                  ADS RECUPERATIVE CENTER LIMITED PARTNERSHIP, by ADS Recuperative Center, Inc., its General Partner

                  ARCADIA ASSOCIATES, by ADS / Multicare, Inc. and Health Resources of Arcadia, Inc., its General Partners

                  ASCO HEALTHCARE OF NEW ENGLAND, LIMITED PARTNERSHIP, by ASCO Healthcare of New England, Inc., its General Partner

                  BREVARD MERIDIAN LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                  CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP, by Glenmark Associates, Inc. and GMA Partnership Holding Company, Inc., its General Partners

                  CARE4 L.P., by Institutional Health Care Services, Inc., its General Partner

                  CATONSVILLE MERIDIAN LIMITED PARTNERSHIP, by Meridian Health, Inc. and Meridian Healthcare, Inc. its General Partners

                  CUMBERLAND ASSOCIATES OF RHODE ISLAND, L.P., by Health Resources of Cumberland, Inc., its General Partner

                  EASTON MERIDIAN LIMITED PARTNERSHIP, by Meridian Health, Inc. and Meridian Healthcare, Inc. its General Partners

                  EDELLA STREET ASSOCIATES, by Genesis Health Ventures of Clarks Summit, Inc., its General Partner

                  GENESIS ELDERCARE CENTERS I, L.P.., by Genesis Eldercare Partnership Centers, Inc., its General Partner

                  GENESIS ELDECARE CENTERS II L.P.., by Genesis Eldercare Partnership Centers, Inc., its General Partner

                  GENESIS ELDECARE CENTERS III L.P.., by Genesis Eldercare Partnership Centers, Inc., its General Partner

                  GENESIS HEALTH VENTURES OF WEST VIRGINIA, LIMITED PARTNERSHIP, by Genesis Eldercare Network Services, Inc. and Genesis Eldercare Rehabilitation Services, Inc., its General Partners

                  GENESIS PROPERTIES LIMITED PARTNERSHIP, by Genesis Health Ventures of Arlington, Inc., its General Partner

                  GENESIS PROPERTIES OF DELWARE LTD. PARTNERSHIP, L.P., by Genesis Properties of Delaware Corporation, its General Partner

                  GLENMARK PROPERTIES I, LIMITED PARTNERSHIP, by Glenmark Associates, Inc. and GMA Partnership Holding Company, Inc., its General Partners

                  GREENSPRING MERIDIAN LIMITED PARTERSHIP, by Meridian Healthcare Inc., it General Partner

                  GROTON ASSOCIATES OF CONNECTICUT, L.P., by Health Resources of Groton, Inc., its General Partner

                  HALLMARK HEALTHCARE LIMITED PARTNERSHIP, by Pharmacy Equities, Inc, its General Partner

                  HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP, by Meridian Healthcare, Inc. and Meridian Health, Inc. its General Partners

                  HOLLY MANOR ASSOCIATES OF NEW JERSEY, L.P., by Encare of Mendham, L.L.C. its General Partner

                  LAKE WASHINGTON, LTD., by Lake Manor, its General Partner

                  MCKERLEY HEALTH FACILITIES, by Merdian Health, Inc., and Meridian Healthcare, Inc., its General Partners

                  MERCERVILLE ASSOCIATES OF NEW JERSEY, L.P., by Breyut Convalescent Center, L.L.C., its General Partner

                  MERIDIAN EDGEWOOD LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                  MERIDIAN PERRING LIMITED PARTERSHIP, by Meridian Healthcare, Inc., its General Partner

                  MERIDIAN VALLEY LIMITED PARTERSHIP, by Meridian Healthcare, Inc., its General Partner

                  MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                  MERIDIAN / CONSTELLATION LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., and Meridian Health Inc., its General Partner

                  MIDDLETOWN (RI) ASSOCIATES OF RHODE ISLAND, L.P. by Health Resources of Middletown (R.I.), Inc., its General Partner

                  MILLVILLE MERIDIAN LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                  NORRISTOWN NURSING AND REHABILITIATION CENTER ASSOCIATES, L.P., by GMC-LTC Management, Inc., its General Partner

                  PHILADELPHIA AVENUE ASSOCIATES, by Philadelphia Avenue Corporation, its General Partner

                  POINT PLEASANT HAVEN LIMITED PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                  POMPTON ASSOCIATES, L.P., by Pompton Care L.L.C., its General Partner

                  RALEIGH MANOR LIMITED PARTNERSHIP, by Glenmark Associates, Inc. its General Partner

                  RIVER STREET ASSOCIATES, by Genesis Health Ventures of Wilkes-Barre, Inc., its General Partner

                  ROMNEY HEALTH CARE CENTER LTD., LIMITED PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                  SEMINOLE MERIDIAN LIMITED PARTNERSHIP, by Meridian Health, Inc., its General Partner

                  SISTERVILLE HAVEN LIMITED PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                  STATE STREET ASSOCIATIES, L.P., by State Street Associates, Inc., its General Partner

                  TEAYS VALLEY HAVEN LIMITED PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                  THE STRAUSS GROUP - HOPKINS HOUSE, L.P., by Encare of Wyncote, Inc., its General Partner

                  THE STRAUS GROUP - OLD BRIDGE, L.P., by Health Resources of Emery, L.L.C., its General Partner

                  THE STRAUS GROUP - RIDGEWOOD, L.P., by Health Resources of Ridgewood, L.L.C., its General Partner

                  WALLINGFORD ASSOCIATES OF CONNECTICUT, L.P., by Health Resources of Wallingford, Inc, its General Partner

                  THERAPY CARE SYSTEMS, L.P., Genesis ElderCare Rehabilitation Services, Inc., its General Partner

                  VOLUSIA MERIDIAN LIMITED PARTNERSHIP, by Meridian Health, Inc., its General Partner

                  WARWICK ASSOCIATES OF RHODE ISLAND L.P., by Health Resources of Warwick, Inc., its General Partner.


                  By:  /S/ GEORGE V. HAGER, JR.
                       ------------------------
                  Name:
                  On behalf of each of the foregoing entities as an Authorized Signatory of each respective authorized General Partner

                  AUTOMATED HOMECARE SYSTEMS, LLC, by Health Objects Corporation, its authorized Member.

                  BREYUT CONVALESCENT CENTER L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members.

                  ENCARE OF MENDHAM, L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  GENESIS ELDERCARE EMPLOYMENT SERVICES, L.L.C., by Genesis ElderCare Management Services, Inc., its authorized Member

                  GENESIS-GEORGETOWN SNF/JV, L.L.C., by Genesis Health Ventures, Inc, its authorized Member.

                  GLENMARK LIMITED LIABILITY COMPANY I, by Glenmark Associates, Inc. and Horizon Associates, Inc. its authorized Members

                  HEALTH RESOURCES OF BRIDGETON, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF CINNAMINSON, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF EMERY, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF ENGLEWOOD, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF EWING, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF FAIRLAWN, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF JACKSON, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF LAKEVIEW, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF RIDGEWOOD, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  HEALTH RESOURCES OF ORANGE, L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  MAIN STREET PHARMACY, L.L.C., by Professional Pharmacy Services, Inc. and NeighborCare Pharmacies, Inc., its authorized Members

                  POMPTON CARE L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  RESPIRATORY HEALTH SERVICES, L.L.C., by Genesis Health Ventures, Inc., its authorized Member

                  ROEPHEL CONVALESCENT CENTER L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                  TOTAL REHABILITATION CENTER L.L.C. by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members


                  By:  /S/ GEORGE V. HAGER, JR.
                       ------------------------
                  Name:
                  On behalf of each of the foregoing entities as an Authorized Signatory of each respective authorized Member.

                  AGENTS AND ARRANGERS:


                  FIRST UNION NATIONAL BANK, as Administrative Agent, Collateral Agent and Lender




                  By:  /S/  ANDREW J. GAMBLE
                       ---------------------
                  Name:  Andrew J. Gamble
                  Title:  SVP



                  Revolving Credit Commitment:       $ 31,250,000.00
                  Term Loan B Commitment             $109,939,726.03
                  Delayed Draw Term Loan             $ 30,860,273.97

                  Total Commitment:                  $171,050,000.00



                  FIRST UNION SECURITIES, INC., as Co-Lead Arranger

                  By:  /S/  ANDREW J. GAMBLE
                       ---------------------
                  Name:  Andrew J. Gamble
                  Title:

                  GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-Lead Arranger, Syndication Agent and Lender


                  By:  /S/  Stephen P. Hickey
                       -----------------------
                  Name:  Stephen P. Hickey
                  Title:  Authorized Signatory


                  Revolving Credit Commitment:       $ 31,250,000.00
                  Term Loan B Commitment             $109,939,726.03
                  Delayed Draw Term Loan             $ 30,860,273.97

                  Total Commitment:                  $171,050,000.00

                  GENERAL ELECTRIC CAPTIAL CORPORATION, as Collateral Monitoring Agent, Co-Documentation Agent and Lender

                  By:  /S/  Brian S. Beckswith
                       -----------------------
                  Name:  Brian S. Beckswith
                  Its Duly Authorized Signatory


                  Revolving Credit Commitment:       $ 25,000,000.00
                  Term Loan B Commitment             $ 19,520,547.95
                  Delayed Draw Term Loan             $  5,479,452.05

                  Total Commitment:                  $ 50,000,000.00

                  CITICORP USA, INC., as Co-Documentation Agent and Lender

                  By:  /S/  JAMES J. MCCARTHY
                       ----------------------
                  Name:  James J. McCarthy
                  Its Duly Authorized Signatory


                  Revolving Credit Commitment:       $ 20,000,000.00
                  Term Loan B Commitment             $ 11,712,328.77
                  Delayed Draw Term Loan             $  3,287,671.23

                  Total Commitment:                  $ 35,000,000.00

                  UBS AG, STAMFORD BRANCH., as Lender

                  By:  /S/  PATRICIA O'KICKI
                       ---------------------
                  Name:  Partricia O'Kicki
                  Title:  Director - Banking Products Services

                  By:  /S/  Lynne B. Alfarone
                  Name:  Lynne B. Alfarone
                  Title:  Associate Director - Banking Products Services, US



                  Revolving Credit Commitment:       $ 15,000,000.00
                  Term Loan B Commitment             $  3,904,109.59
                  Delayed Draw Term Loan             $  1,095,890.41

                  Total Commitment:                  $ 20,000,000.00

                  LEHMAN COMMERICAL PAPER, INC., as Lender

                  By:  /S/  MICHELE SWANSON
                       ---------------------
                  Name:  Michele Swanson
                  Title:  Authorized Signatory



                  Revolving Credit Commitment:       $ 15,000,000.00
                  Term Loan B Commitment             $          0.00
                  Delayed Draw Term Loan             $          0.00

                  Total Commitment:                  $ 15,000,000.00

                  FOOTHILL INCOME TRUST, L.P.

                  BY:  FIT GP, LLC, its General Partner

                  By:  /S/  M.E. STEAMS
                       ----------------
                  Name:  M.E. Steams
                  Title:  Managing Member



                  Revolving Credit Commitment:       $  6,250,000.00
                  Term Loan B Commitment             $  7,808,219.18
                  Delayed Draw Term Loan             $  2,191,780.82

                  Total Commitment:                  $ 15,250,000.00




                  FOOTHILL INCOME TRUST II, L.P.


                  BY:  FIT II GP, LLC, its General Partner


                  By:  /S/  M.E. STEAMS
                       ----------------
                  Name:  M.E. Steams
                  Title:  Managing Member



                  Revolving Credit Commitment:       $  6,250,000.00
                  Term Loan B Commitment             $  7,808,219.18
                  Delayed Draw Term Loan             $  2,191,780.82

                  Total Commitment:                  $ 15,250,000.00

                  KZH STERLING LLC., as Lender

                  By:  /S/  SUSAN LEE
                       -----------------
                  Name:  Susan Lee
                  Title:  Authorized Agent



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $  2,342,465.75
                  Delayed Draw Term Loan             $    675,534.25

                  Total Commitment:                  $  3,000,000.00

                  KZH CYPRESSTREE - I LLC., as Lender

                  By:  /S/  SUSAN LEE
                       ------------------
                  Name:  Susan Lee
                  Title:  Authorized Agent



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $  3,904,109.59
                  Delayed Draw Term Loan             $  1,095,890.41

                  Total Commitment:                  $  5,000,000.00

                  KZH SOLEIL LLC., as Lender

                  By:  /S/  SUSAN LEE
                       -------------------
                  Name:  Susan Lee
                  Title:  Authorized Agent



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $    819,863.01
                  Delayed Draw Term Loan             $    230,136.99

                  Total Commitment:                  $  1,050,000.00

                  KZH SOLEIL - 2 LLC., as Lender

                  By:  /S/  SUSAN LEE
                      -------------------
                  Name:  Susan Lee
                  Title:  Authorized Agent



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $  1,054,109.59
                  Delayed Draw Term Loan             $    295,890.41

                  Total Commitment:                  $  1,350,000.00

                  PINEHURST TRADING, INC., as Lender

                  By:  /S/  KELLY C. WALKER
                       --------------------
                  Name:  Kelly C. Walker
                  Title:  Vice President
                  Its Duly Authorized Signatory



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $  3,123,287.67
                  Delayed Draw Term Loan             $    876,712.33

                  Total Commitment:                  $  4,000,000.00

                  STANWICH LOAN FUNDING LLC., as Lender

                  By:  /S/  KELLY C. WALKER
                       --------------------
                  Name:  Kelly C. Walker
                  Title:  Vice President
                  Its Duly Authorized Signatory



                  Revolving Credit Commitment:       $          0.00
                  Term Loan B Commitment             $  3,123,287.67
                  Delayed Draw Term Loan             $    876,712.33

                  Total Commitment:                  $  4,000,000.00














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PARTIES..........................................................................................................1

INTRODUCTORY STATEMENT...........................................................................................1

1.       DEFINITIONS.............................................................................................2

2.       THE LOANS..............................................................................................31

         SECTION 2.1           B Term Loans.....................................................................31

         SECTION 2.2           Revolving Credit Loans...........................................................32

         SECTION 2.3           Delayed Draw Term Loans..........................................................32

         SECTION 2.4           Disbursement of Funds and Notice of Borrowing....................................33

         SECTION 2.5           Interest Rate Type of the Loans..................................................34

         SECTION 2.6           Repayment; Evidence of Debt; Administration......................................34

         SECTION 2.7           Interest.........................................................................35

         SECTION 2.8           Commitment Fees, Facility Fee and Other Fees.....................................36

         SECTION 2.9           .................................................................................37

         SECTION 2.10          Voluntary Prepayments............................................................37

         SECTION 2.11          Mandatory Prepayments............................................................38

         SECTION 2.12          Amortization.....................................................................41

         SECTION 2.13          Default Interest; Alternate Rate of Interest.....................................44

         SECTION 2.14          Continuation and Conversion of Loans.............................................44

         SECTION 2.15          Reimbursement of Lenders.........................................................46

         SECTION 2.16          Change in Circumstances..........................................................46

         SECTION 2.17          Change in Legality...............................................................49

         SECTION 2.18          United States Withholding........................................................49

         SECTION 2.19          Interest Adjustments.............................................................52

         SECTION 2.20          Manner of Payments...............................................................52

         SECTION 2.21          Letters of Credit................................................................52

3.       REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES.......................................................58

         SECTION 3.1           Existence and Power..............................................................58

         SECTION 3.2           Authority and No Violation.......................................................59

         SECTION 3.3           Governmental Approval............................................................59

         SECTION 3.4           Binding Agreements...............................................................60
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         SECTION 3.5           No Material Adverse Effect.......................................................60

         SECTION 3.6           Financial Information............................................................61

         SECTION 3.7           Credit Parties and their Subsidiaries............................................61

         SECTION 3.8           Patents, Trademarks, Copyrights and Other Rights.................................62

         SECTION 3.9           Fictitious Names.................................................................62

         SECTION 3.10          Title to Properties..............................................................62

         SECTION 3.11          Special Representations Relating to Receivables..................................63

         SECTION 3.12          Litigation; Judgments............................................................64

         SECTION 3.13          Federal Reserve Regulations......................................................64

         SECTION 3.14          Investment Company Act...........................................................64

         SECTION 3.15          Taxes............................................................................65

         SECTION 3.16          Compliance with ERISA............................................................65

         SECTION 3.17          Agreements.......................................................................65

         SECTION 3.18          Security Interest................................................................66

         SECTION 3.19          Disclosure.......................................................................66

         SECTION 3.20          Environmental Matters............................................................67

         SECTION 3.21          Pledged Securities...............................................................68

         SECTION 3.22          Compliance with Laws; Third Party Payor Arrangements.............................69

         SECTION 3.23          Projected Financial Information..................................................69

         SECTION 3.24          Real Property....................................................................69

         SECTION 3.25          No Default.......................................................................70

         SECTION 3.26          Labor Matters....................................................................70

         SECTION 3.27          Organizational Documents.........................................................70

         SECTION 3.28          Bank Accounts....................................................................70

4.       CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT AND THE MAKING OF THE LOANS...................70

         SECTION 4.1           Conditions Precedent to the Effectiveness of This Credit
                               Agreement and the Making of the Loans............................................70

         SECTION 4.2           Conditions Precedent to Each Revolving Credit Loan and each Letter of Credit.....75

         SECTION 4.3           Conditions Precedent to the Making of Delayed Draw Term Loans....................76
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5.       AFFIRMATIVE COVENANTS..................................................................................77

         SECTION 5.1           Financial Statements and Reports.................................................77

         SECTION 5.2           Compliance with Laws.............................................................80

         SECTION 5.3           Maintenance of Properties........................................................80

         SECTION 5.4           Notice of Material Events........................................................81

         SECTION 5.5           Insurance........................................................................82

         SECTION 5.6           Books and Records................................................................82

         SECTION 5.7           Observance of Agreements.........................................................83

         SECTION 5.8           Taxes and Charges................................................................83

         SECTION 5.9           Liens............................................................................84

         SECTION 5.10          Further Assurances; Security Interests...........................................84

         SECTION 5.11          Environmental Laws...............................................................84

         SECTION 5.12          Subsidiaries.....................................................................85

         SECTION 5.13          Lease Agreements.................................................................86

         SECTION 5.14          Interest Rate Protection.........................................................86

         SECTION 5.15          After-Acquired Real Property Assets..............................................86

         SECTION 5.16          Lender Meetings..................................................................86

         SECTION 5.17          Use of Proceeds of Revolving Credit Loans........................................86

         SECTION 5.18          Cash Management System...........................................................86

         SECTION 5.19          Subordination, Non-Disturbance and Attornment Agreements, Etc....................87

         SECTION 5.20          ERISA Plan Compliance and Reports................................................87

         SECTION 5.21          Covenant Regarding Certain Pot-Closing Matters...................................87

6.       NEGATIVE COVENANTS.....................................................................................88

         SECTION 6.1           Limitations on Indebtedness and Preferred Stock..................................88

         SECTION 6.2           Limitations on Liens.............................................................89

         SECTION 6.3           Limitation on Guaranties.........................................................91

         SECTION 6.4           Limitations on Investments.......................................................92

         SECTION 6.5           Restricted Payments..............................................................92
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         SECTION 6.6           Limitation on Leases.............................................................93

         SECTION 6.7           Merger, Sale of Assets, Purchases, etc...........................................93

         SECTION 6.8           Places of Business; Change of Name...............................................95

         SECTION 6.9           Limitations on Capital Expenditures..............................................95

         SECTION 6.10          Minimum Consolidated EBITDAR.....................................................96

         SECTION 6.11          Maximum Total Leverage Ratio.....................................................97

         SECTION 6.12          Maximum Senior Leverage Ratio....................................................97

         SECTION 6.13          Minimum Consolidated Fixed Charge Coverage Ratio.................................98

         SECTION 6.14          Minimum Consolidated Net Worth...................................................98

         SECTION 6.15          Transactions with Affiliates.....................................................98

         SECTION 6.16          Business Activities..............................................................98

         SECTION 6.17          Joint Ventures or Partnerships...................................................98

         SECTION 6.18          Receivables......................................................................99

         SECTION 6.19          Sale and Leaseback...............................................................99

         SECTION 6.20          Changes to Credit and Collection Policy and Material Agreements..................99

         SECTION 6.21          ERISA Compliance................................................................100

         SECTION 6.22          Hazardous Materials.............................................................100

         SECTION 6.23          Use of Proceeds of Loans........................................................100

         SECTION 6.24          Fiscal Year; Fiscal Quarter.....................................................100

7.       EVENTS OF DEFAULT.....................................................................................100

8.       GRANT OF SECURITY INTEREST; REMEDIES..................................................................103

         SECTION 8.1           Security Interests..............................................................104

         SECTION 8.2           Use of Collateral...............................................................104

         SECTION 8.3           Cash Management System..........................................................104

         SECTION 8.4           Credit Parties to Hold in Trust.................................................105

         SECTION 8.5           Collections, etc................................................................105

         SECTION 8.6           Possession, Sale of Collateral, etc.............................................106

         SECTION 8.7           Application of Proceeds on Default..............................................106

         SECTION 8.8           Power of Attorney...............................................................107
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         SECTION 8.9           Financing Statements, Direct Payments...........................................107

         SECTION 8.10          Further Assurances..............................................................108

         SECTION 8.11          Termination and Release.........................................................108

         SECTION 8.12          Remedies Not Exclusive..........................................................108

         SECTION 8.13          Continuation and Reinstatement..................................................108

9.       GUARANTY..............................................................................................108

         SECTION 9.1           Guaranty........................................................................108

         SECTION 9.2           No Impairment of Guaranty, etc..................................................110

         SECTION 9.3           Continuation and Reinstatement, etc.............................................110

         SECTION 9.4           Limitation on Guaranteed Amount etc.............................................110

10.      PLEDGE................................................................................................111

         SECTION 10.1          Pledge..........................................................................111

         SECTION 10.2          Covenant........................................................................111

         SECTION 10.3          Registration in Nominee Name; Denominations.....................................111

         SECTION 10.4          Voting Rights; Dividends; etc...................................................111

         SECTION 10.5          Remedies Upon Default...........................................................113

         SECTION 10.6          Application of Proceeds of Sale and Cash........................................114

         SECTION 10.7          Securities Act, etc.............................................................114

         SECTION 10.8          Continuation and Reinstatement..................................................114

         SECTION 10.9          Termination.....................................................................114

11.      CASH COLLATERAL.......................................................................................115

         SECTION 11.1          Cash Collateral Account.........................................................115

         SECTION 11.2          Investment of Funds.............................................................115

         SECTION 11.3          Grant of Security Interest......................................................116

         SECTION 11.4          Remedies........................................................................116

12.      THE AGENTS AND THE ISSUING BANK.......................................................................116

         SECTION 12.1          Administration by the Agents....................................................116

         SECTION 12.2          Advances and Payments...........................................................117

         SECTION 12.3          Sharing of Setoffs and Cash Collateral..........................................118

         SECTION 12.4          Notice to the Lenders...........................................................118
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                                        v
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         SECTION 12.5          ................................................................................119

         SECTION 12.6          Reimbursement and Indemnification...............................................121

         SECTION 12.7          Rights of the Agents............................................................121

         SECTION 12.8          Independent Investigation by Lenders............................................121

         SECTION 12.9          Agreement of the Lenders........................................................121

         SECTION 12.10         Notice of Transfer..............................................................121

         SECTION 12.11         Relations Among Lenders.........................................................121

         SECTION 12.12         Successor Agents................................................................122

         SECTION 12.13         Tenant's Quiet Enjoyment........................................................122

         SECTION 12.14         Lender Payments.................................................................123

13.      MISCELLANEOUS.........................................................................................123

         SECTION 13.1          Notices.........................................................................123

         SECTION 13.2          Survival of Agreement, Representations and Warranties, etc......................124

         SECTION 13.3          Successors and Assigns; Syndications; Loan Sales; Participations................125

         SECTION 13.4          Expenses; Documentary Taxes.....................................................129

         SECTION 13.5          Indemnity.......................................................................130

         SECTION 13.6          CHOICE OF LAW...................................................................130

         SECTION 13.7          WAIVER OF JURY TRIAL............................................................131

         SECTION 13.8          WAIVER WITH RESPECT TO DAMAGES..................................................131

         SECTION 13.9          No Waiver.......................................................................131

         SECTION 13.10         Extension of Payment Date.......................................................132

         SECTION 13.11         Amendments, etc.................................................................132

         SECTION 13.12         Severability....................................................................133

         SECTION 13.13         SERVICE OF PROCESS..............................................................134

         SECTION 13.14         Headings........................................................................134

         SECTION 13.15         Execution in Counterparts.......................................................134

         SECTION 13.16         Subordination of Intercompany Indebtedness, Receivables and Advances............135

         SECTION 13.17         Confidentiality.................................................................135

         SECTION 13.18         Entire Agreement................................................................136

         SECTION 13.19         Enforcement of Rights; No Obligation to Marshall Assets.........................136

         SECTION 13.20         Reproduction of Documents.......................................................136

         SECTION 13.21         Right of Set-Of.................................................................136
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                                       vi